                                                                    EXHIBIT 2(b)

                          AGREEMENT AND PLAN OF MERGER


                                      among

                           COMMERCIAL METALS COMPANY,

                            LAI ACQUISITION COMPANY,

                           LOFLAND ACQUISITION, INC.,

                              THE LOFLAND COMPANY,

                 E. F. PRIVATE EQUITY PARTNERS (AMERICAS) L.P.,

                                       and

                       THE TEXAS GROWTH FUND - 1995 TRUST

                          Dated as of December 23, 2003

                                TABLE OF CONTENTS

                                                                                                       Page
ARTICLE I THE MERGER......................................................................................1

         SECTION 1.1. The Merger..........................................................................1

         SECTION 1.2. Effect of the Merger................................................................2

         SECTION 1.3. Certificate of Incorporation of the Surviving Corporation...........................2

         SECTION 1.4. Bylaws of the Surviving Corporation.................................................2

         SECTION 1.5. Board of Directors and Officers of the Surviving Corporation........................2

         SECTION 1.6. Effective Time of the Merger........................................................2


ARTICLE II CONVERSION OF SHARES...........................................................................2

         SECTION 2.1. Conversion of Capital Stock.........................................................2

         SECTION 2.2. Dissenting Shares...................................................................5

         SECTION 2.3. Purchase Price Adjustment...........................................................5

         SECTION 2.4. No Further Ownership Rights in LAI.................................................10

         SECTION 2.5. Exchange of Certificates...........................................................10


ARTICLE III REPRESENTATIONS AND WARRANTIES OF LAI AND TLC................................................11

         SECTION 3.1. Organization and Qualification.....................................................11

         SECTION 3.2. Authorization......................................................................12

         SECTION 3.3. No Violation.......................................................................12

         SECTION 3.4. Capitalization of LAI..............................................................13

         SECTION 3.5. Subsidiaries and Equity Investments................................................14

         SECTION 3.6. Consents and Approvals of Governmental Authorities and Other Persons...............15

         SECTION 3.7. Financial Statements; Other Financial Matters......................................15

         SECTION 3.8. Internal Controls..................................................................16

         SECTION 3.9. April 2000 Dividend................................................................17

         SECTION 3.10. Accounts and Notes Receivable.....................................................17

         SECTION 3.11. Inventory.........................................................................18


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         SECTION 3.12. Customers, Suppliers and Employees................................................18

         SECTION 3.13. Absence of Undisclosed Liabilities................................................19

         SECTION 3.14. Absence of Certain Changes........................................................19

         SECTION 3.15. Product Quality, Warranty Claims, Product Liability...............................21

         SECTION 3.16. Litigation........................................................................21

         SECTION 3.17. Liens.............................................................................22

         SECTION 3.18. Real Estate.......................................................................22

         SECTION 3.19. Condition of Assets; Title to Personal Property...................................23

         SECTION 3.20. Location and Sufficiency of Assets................................................23

         SECTION 3.21. Condemnations.....................................................................23

         SECTION 3.22. Claims............................................................................23

         SECTION 3.23. Certain Agreements................................................................24

         SECTION 3.24. Compensation; Employment and Other Agreements.....................................25

         SECTION 3.25. Employee Benefit Plans............................................................26

         SECTION 3.26. Labor Relations...................................................................31

         SECTION 3.27. Taxes.............................................................................31

         SECTION 3.28. Compliance with Applicable Law....................................................34

         SECTION 3.29. Brokers' Fees and Commissions.....................................................34

         SECTION 3.30. Proprietary Rights................................................................34

         SECTION 3.31. Insurance.........................................................................36

         SECTION 3.32. Environmental Matters.............................................................36

         SECTION 3.33. Books and Records.................................................................40

         SECTION 3.34. Information.......................................................................41

         SECTION 3.35. Certain Business Practices and Regulations; Potential Conflicts of Interest.......41

         SECTION 3.36. No Material Adverse Effect........................................................41

         SECTION 3.37. Agreements with Churchill and Other Debtholders...................................42


ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE PRINCIPAL STOCKHOLDERS..................................42

         SECTION 4.1. Ownership of Shares................................................................42

         SECTION 4.2. Authorization......................................................................42

         SECTION 4.3. No Violation.......................................................................43


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         SECTION 4.4. Brokers and Finders................................................................43


ARTICLE V REPRESENTATIONS AND WARRANTIES OF CMC AND SUB..................................................43

         SECTION 5.1. Organization.......................................................................43

         SECTION 5.2. Authorization......................................................................44

         SECTION 5.3. No Violation.......................................................................44

         SECTION 5.4. Consents and Approvals.............................................................44

         SECTION 5.5. Brokers and Finders................................................................44


ARTICLE VI COVENANTS.....................................................................................45

         SECTION 6.1. Conduct of Business of each of the LAI Companies Prior to the Effective Time.......45

         SECTION 6.2. Access to Information..............................................................48

         SECTION 6.3. All Reasonable Efforts.............................................................48

         SECTION 6.4. Consents and Approvals.............................................................48

         SECTION 6.5. Public Announcements...............................................................48

         SECTION 6.6. Notice of Breaches.................................................................49

         SECTION 6.7. Exclusivity Agreement..............................................................49

         SECTION 6.8. Escrow Agreement...................................................................51

         SECTION 6.9. Waiver of Restrictions on Transfer.................................................51

         SECTION 6.10. Delivery of Financial Statements..................................................52

         SECTION 6.11. Tax Matters.......................................................................52

         SECTION 6.12. Stockholder Approval..............................................................54

         SECTION 6.13. Payment of Indebtedness by Related Persons........................................54

         SECTION 6.14. 401(k) Plan.......................................................................54

         SECTION 6.15. Environmental Insurance Policy; D&O Insurance Policy..............................55

         SECTION 6.16. Accounts Receivable Collection....................................................55

         SECTION 6.17. Opinions.  Each of TGF and EFPE agrees to use its commercially reasonable efforts to deliver to CMC within 15 days after the
                            Closing an opinion of its counsel in form reasonably satisfactory to CMC and TGF or EFPE, as the case may be...................................55


ARTICLE VII CLOSING CONDITIONS...........................................................................55


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         SECTION 7.1. Conditions to Each Party's Obligations under this Agreement........................55

         SECTION 7.2. Conditions to the Obligations of CMC and Sub under this Agreement..................56

         SECTION 7.3. Conditions to the Obligations of the Sellers under this Agreement..................59


ARTICLE VIII CLOSING.....................................................................................60

         SECTION 8.1. Closing............................................................................60


ARTICLE IX TERMINATION AND ABANDONMENT...................................................................62

         SECTION 9.1. Termination........................................................................62

         SECTION 9.2. Procedure and Effect of Termination................................................63


ARTICLE X INDEMNIFICATION; REMEDIES......................................................................64

         SECTION 10.1. Survival; Right to Indemnification Not Affected by Knowledge......................64

         SECTION 10.2. Indemnification and Payment of Damages by the Sellers.............................64

         SECTION 10.3. Indemnification and Payment of Damages by CMC and Sub.............................65

         SECTION 10.4. Limitations of Liability..........................................................65

         SECTION 10.5. Environmental Indemnification and Payment of Damages by the Sellers...............67

         SECTION 10.6. Recourse Limited to Escrow Fund...................................................68

         SECTION 10.7. Procedure for Indemnification--Third Party Claims.................................68

         SECTION 10.8. Procedure for Indemnification--Other Claims.......................................70

         SECTION 10.9. Exclusive Remedy..................................................................70

         SECTION 10.10. Indemnification in Case of Strict Liability or Indemnitee Negligence.............70


ARTICLE XI MISCELLANEOUS PROVISIONS......................................................................70

         SECTION 11.1. Amendment and Modification........................................................70

         SECTION 11.2. Waiver of Compliance..............................................................70

         SECTION 11.3. Validity..........................................................................71

         SECTION 11.4. Fees and Obligations..............................................................71


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         SECTION 11.5. Parties in Interest...............................................................71

         SECTION 11.6. Notices...........................................................................71

         SECTION 11.7. Governing Law.....................................................................74

         SECTION 11.8. Counterparts......................................................................74

         SECTION 11.9. Headings..........................................................................74

         SECTION 11.10. Entire Agreement.................................................................74

         SECTION 11.11. Assignment.......................................................................74

         SECTION 11.12. Jurisdiction and Venue...........................................................74

         SECTION 11.13. Disclosure of Tax Treatment......................................................75

Exhibits:

Exhibit A:    Certain Definitions
Exhibit B:    Form of Certificate of Merger

Exhibit C:    Form of Tangible Net Operating Assets Calculation
Exhibit D:    Form of Escrow Agreement
Exhibit E:    Form of Andrews Kurth, LLP Legal Opinion
Exhibit F:    Form of Haynes and Boone, LLP Legal Opinion
Exhibit G:    Form of Release

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (this "AGREEMENT"), dated as of December 23, 2003, is made by and among Commercial Metals Company, a Delaware corporation ("CMC"), LAI Acquisition Company, a Delaware corporation and a wholly-owned subsidiary of CMC ("SUB"), Lofland Acquisition, Inc., a Delaware corporation ("LAI"), The Lofland Company, a Delaware corporation and wholly-owned subsidiary of LAI ("TLC"), EF Private Equity Partners (Americas) L.P. ("EFPE"), and The Texas Growth Fund - 1995 Trust, a trust established by the Constitution of the State of Texas ("TGF," and together with EFPE, the "PRINCIPAL STOCKHOLDERS"). LAI and Sub are sometimes herein together referred to as the "CONSTITUENT CORPORATIONS." LAI, TLC and the Principal Stockholders are sometimes herein collectively referred to as the "SELLERS." Capitalized terms have the meanings given to such terms on Exhibit A hereto.

                                    RECITALS:

         WHEREAS, CMC desires to acquire all of the issued and outstanding shares of LAI's capital stock by means of a merger ("MERGER") of Sub into LAI, pursuant to which (i) the stockholders of LAI shall receive cash payments in the amounts set forth below, and (ii) CMC will become the sole stockholder of the Surviving Corporation;

         WHEREAS, the respective boards of directors of CMC, Sub, LAI and TLC, the sole stockholder of Sub, and the stockholders of LAI, have approved this Agreement, the Merger and the transactions contemplated hereby on the terms and conditions set forth herein and in accordance with the General Corporation Law of the State of Delaware ("DGCL"); and

         WHEREAS, the Board of Directors of LAI has (i) determined that the consideration to be paid to the stockholders of LAI for each share held by them of capital stock of LAI in the Merger is fair to and in the best interests of such stockholders, (ii) approved this Agreement and the transactions contemplated hereby and (iii) recommended to such stockholders that they approve the Merger and this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                                   THE MERGER

         SECTION 1.1. The Merger. Upon the terms and subject to the conditions hereof, and in accordance with the applicable provisions of the DGCL, Sub shall be merged with and into LAI as of the Effective Time. Following the Merger, the separate existence of Sub shall cease, and LAI shall continue as the surviving corporation in the Merger (the "SURVIVING CORPORATION") under the name "Lofland Fabricators, Inc.".

         SECTION 1.2. Effect of the Merger. At and after the Effective Time, the Merger shall have the effects set forth in the Certificate of Merger attached hereto as Exhibit B (the "CERTIFICATE OF MERGER") and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of Sub and LAI shall vest in the Surviving Corporation, and all debts, liabilities and duties of Sub and LAI shall become the debts, liabilities and duties of the Surviving Corporation. From and after the Effective Time, the Surviving Corporation shall be a wholly-owned subsidiary of CMC.

         SECTION 1.3. Certificate of Incorporation of the Surviving Corporation. At the Effective Time and without any further action on the part of the Constituent Corporations, the Certificate of Incorporation of LAI will be amended and restated in the form attached as Appendix A to the Certificate of Merger until duly further amended.

         SECTION 1.4. Bylaws of the Surviving Corporation. At the Effective Time and without any further action on the part of the Constituent Corporations, the Bylaws of Sub shall be the Bylaws of the Surviving Corporation until duly further amended.

         SECTION 1.5. Board of Directors and Officers of the Surviving Corporation. At the Effective Time, the directors of Sub and the officers of Sub immediately prior to the Effective Time shall be the directors and initial officers of the Surviving Corporation, respectively, each of such directors and officers to hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

         SECTION 1.6. Effective Time of the Merger. The Constituent Corporations will cause the Certificate of Merger and such other documents as are required by the DGCL to be duly filed with the Secretary of State of the State of Delaware as early as practicable on the Closing Date. The Merger shall become effective upon the filing of and acceptance by the Delaware Secretary of State of the Certificate of Merger and such other documents as are required by the DGCL to be filed (the time of such acceptance being the "EFFECTIVE TIME").

                                   ARTICLE II

                              CONVERSION OF SHARES

         SECTION 2.1. Conversion of Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holders of the capital stock of the Constituent Corporations:

              (a) Sub Common Stock. Each issued and outstanding share of common stock, $.001 par value per share, of Sub (i) shall be converted into one share of common stock of the Surviving Corporation and remain outstanding after the Effective Time, (ii) shall continue to be owned by CMC, and (iii) shall represent all of issued and outstanding capital stock of the Surviving Corporation.

              (b) Cancellation of Treasury Stock. All shares of common stock, $0.001 par value per share, of LAI ("LAI COMMON STOCK"), all shares of Series A Preferred Stock, $0.001 par value per share, of LAI ("LAI SERIES A PREFERRED STOCK"), all shares of Series B Preferred Stock, $0.001 par value per share, of LAI ("LAI SERIES B PREFERRED STOCK"), and all shares of Series C Preferred Stock, $0.001 par value per share, of LAI ("LAI SERIES C PREFERRED STOCK," and, collectively with LAI Series A Preferred Stock and LAI Series B Preferred Stock, the "LAI PREFERRED STOCK," and, LAI Preferred Stock together with LAI Common Stock, "LAI CAPITAL STOCK") that are owned directly or indirectly by LAI or by any Subsidiary (collectively, the "TREASURY SHARES") shall be cancelled and no consideration shall be delivered in exchange therefor.

              (c) Conversion of LAI Capital Stock. Subject to SECTION 2.2 (Dissenting Shares):

                       (i) LAI Common Stock. Each share of LAI Common Stock issued and outstanding immediately prior to the Effective Time (other than Treasury Shares and any Dissenting Shares) shall be automatically cancelled in the Merger and will automatically be converted into the right to receive the Common Per Share Amount;

                       (ii) LAI Series A Preferred Stock. Each share of LAI Series A Preferred Stock issued and outstanding immediately prior to the Effective Time (other than Treasury Shares and any Dissenting Shares) shall be automatically cancelled in the Merger and will automatically be converted into the right to receive the Series A Per Share Amount;

                       (iii) LAI Series B Preferred Stock. Each share of LAI Series B Preferred Stock issued and outstanding immediately prior to the Effective Time (other than Treasury Shares and any Dissenting Shares) shall be automatically cancelled in the Merger and will automatically be converted into the right to receive the Series B Per Share Amount;

                       (iv) LAI Series C Preferred Stock. Each share of LAI Series C Preferred Stock issued and outstanding immediately prior to the Effective Time (other than Treasury Shares and any Dissenting Shares) shall be automatically cancelled in the Merger and will automatically be converted into the right to receive the Series C Per Share Amount (the Common Per Share Amount, Series A Per Share Amount, Series B Per Share Amount, and Series C Per Share Amount are sometimes each generally referred to as the "PER SHARE AMOUNT").

              (d) Purchase Price; Merger Consideration. For purposes of this Agreement, "PURCHASE PRICE" shall mean $46,961,435, subject to adjustment pursuant to SECTION 2.3. The Purchase Price shall equal the sum of (i) the Debt Payoff Amount plus (ii) the Merger Consideration. For purposes of this Agreement, the following terms shall have the following meanings:

                       (i) "CHURCHILL CLOSING PAYMENT AMOUNT" means the difference between (i) the Churchill Payoff Amount minus (ii) the Escrow Fund Amount.

                       (ii) "CHURCHILL HOLDBACK AMOUNT" means $2,000,000, as adjusted pursuant to SECTION 2.3(b)(v).

                       (iii) "CHURCHILL ESCROW FUND PAYMENT AMOUNT" means $7,000,000.

                       (iv) "CHURCHILL PAYOFF AMOUNT" means the aggregate dollar amount necessary to (1) pay in full and indefeasibly extinguish all promissory notes and other evidences of indebtedness and amounts outstanding under the Churchill Loan Agreement, and under all agreements and instruments related thereto, and (2) release all Liens on the properties or assets of the LAI Companies and any capital stock of any of the LAI Companies held by or on behalf of Churchill. The Churchill Payoff Amount shall equal the sum of (1) the Escrow Fund Amount plus (2) the Churchill Closing Payment Amount and shall also equal the difference between (1) the Debt Payoff Amount minus (2) the Senior Obligations Payoff Amount. The Churchill Payoff Amount shall not exceed the difference between (x) the Payoff Cap minus (y) the Senior Obligations Payoff Amount.

                       (v) "DEBT PAYOFF AMOUNT" means the aggregate dollar amount necessary to (1) pay in full and indefeasibly extinguish all promissory notes and other evidences of indebtedness and amounts outstanding under the Senior Loan Agreement and the Churchill Loan Agreement, and under all agreements and instruments related thereto, and (2) release all Liens on the properties or assets of the LAI Companies and any capital stock of any of the LAI Companies. The Debt Payoff Amount shall be equal to the sum of (1) the Senior Obligations Payoff Amount plus (2) the Churchill Payoff Amount and shall also be equal to the difference between (1) the Purchase Price, minus (2) the Merger Consideration.

                       (vi) "ESCROW FUND AMOUNT" means the sum of (1) the Churchill Escrow Fund Payment Amount plus (2) the Churchill Holdback Amount.

                       (vii) "IRS PAYMENT AMOUNT" means $1,538,565.

                       (viii) "MERGER CONSIDERATION" means the aggregate amount paid to the holders of LAI Capital Stock under SECTION 2.1(c).

                       (ix) "PAYOFF CAP" means the difference between (1) the Purchase Price, as adjusted, minus (2) the Merger Consideration.

                       (x) "SENIOR OBLIGATIONS PAYOFF AMOUNT" means the aggregate dollar amount necessary to (1) pay in full and indefeasibly extinguish all promissory notes and other evidences of indebtedness and amounts outstanding under the Senior Loan Agreement, and under all agreements and instruments related thereto, and (2) release all Liens on the properties or assets of the LAI Companies and any capital stock of any of the LAI Companies held by or on behalf of the Senior Lenders, which shall be equal to the amount set forth in the certificate described in SECTION 2.1(f). The Senior Obligations Payoff Amount shall be equal to the difference between (1) the Debt Payoff Amount minus
(2) the Churchill Payoff Amount.

              (e) Adjustment of Merger Consideration as a Result of Reclassification, Etc. If, between the date of this Agreement and the Effective Time (other than as contemplated hereby), the outstanding shares of LAI Common Stock or LAI Preferred Stock (or any series thereof) shall have been changed into a different number of shares or a different class or series by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or a stock dividend thereon shall be declared with a record date within such period, the Per Share Amount to be received pursuant to
SECTION 2.1(c) for such class and/or series shall be adjusted as appropriate.

              (f) Payoff Amounts. Immediately prior to the Effective Time, LAI shall deliver to CMC a certificate or instrument, satisfactory in form and substance to CMC, executed by a duly authorized representative of the Senior Lenders that sets forth the Senior Obligations Payoff Amount. At the Effective Time, Sub, and immediately upon consummation of the Merger, Surviving Corporation shall be capitalized by CMC with cash equal to the sum of (a) the Senior Obligations Payoff Amount plus (b) the Churchill Payoff Amount. Simultaneously with and as part of the Closing, the Surviving Corporation shall remit (x) to the Senior Lenders by wire transfer in immediately available funds the Senior Obligations Payoff Amount, (y) to the Escrow Agent into the Escrow Fund the Escrow Fund Amount, and (z) to Churchill by wire transfer in immediately available funds an amount equal to the Churchill Closing Payment Amount. CMC shall cause the Surviving Corporation to make the foregoing remissions and deposits.

         SECTION 2.2. Dissenting Shares. Shares of LAI Capital Stock issued and outstanding immediately prior to the Effective Time that (a) have not been voted for approval of this Agreement and the Merger or consented in writing thereto pursuant to Section 228 of the DGCL and (b) with respect to which appraisal rights have been properly perfected in accordance with Section 262 of the DGCL (the "DISSENTING SHARES") shall not be converted into the right to receive the applicable Per Share Amount for such class and/or series of shares of LAI Capital Stock in accordance with this Agreement at or after the Effective Time, unless and until the holder of such Dissenting Shares withdraws such holder's demand for such appraisal in accordance with Section 262(k) of the DGCL or becomes ineligible for such appraisal. If a holder of Dissenting Shares shall withdraw in accordance with Section 262(k) of the DGCL or such holder's demand for such appraisal shall become ineligible, then as of the later of the Effective Time or the occurrence of such event, such holder's Dissenting Shares shall cease to be Dissenting Shares and shall be converted into the right to receive the applicable Per Share Amount for such class and/or series for each share of LAI Capital Stock pursuant to SECTION 2.1(c) of this Agreement.

         SECTION 2.3. Purchase Price Adjustment.

              (a) Pre-Closing Statement.

                       (i) Accounting Principles. At least two (2) business days prior to the Closing Date, LAI shall furnish to CMC and Sub the following (collectively, the "PRE-CLOSING STATEMENT"): (A) a consolidated balance sheet of LAI, prepared in accordance with GAAP applied in a manner consistent with the 1/31/03 Financial Statements as of the end of the most recently completed month prior to the Closing Date (the "PRE-CLOSING BALANCE SHEET"); (B) a listing of the adjustment amounts to each of the line items on the Pre-Closing Balance Sheet that are necessary to estimate in good faith such Pre-Closing Balance Sheet line items immediately prior to Closing; and (C) LAI's good faith estimate, based on the Pre-Closing Balance Sheet and such adjustments, of the Tangible Net Operating Assets immediately prior to the Closing (the "TANGIBLE NET OPERATING ASSETS ESTIMATE") in the form attached hereto as Exhibit C; provided, however, that (A) the aggregate amount of the fees and expenses of the LAI Companies incurred at or prior to the Closing in connection with this Agreement and the consummation of the transactions contemplated hereby, including without limitation, fees, costs and commissions of the Escrow Agent, any investment banking, brokers, finders, accounting or legal fees, costs or commissions, or transfer taxes, conveyance and recording fees, documentary stamp taxes and all other similar charges shall be fully reflected or estimated as a liability in the Tangible Net Operating Assets Estimate on the Pre-Closing Statement, but only to the extent they have not been paid prior to the Closing (the "LAI EXPENSES"), (B) no prepaid expense related to any LAI Expense shall be reflected as an asset in the Tangible Net Operating Assets Estimate on the Pre-Closing Statement, (C) the gross amount of any Change of Control Payments (without regard to taxes or other withholdings) shall be reflected as a liability in the Tangible Net Operating Assets Estimate on the Pre-Closing Statement to the extent they have not been paid by LAI prior to the Closing, (D) all interest, charges, fees, expenses and penalties, including prepayment penalties on or which become due as a result of any voluntary payments made by LAI under SECTION 2.1(f) or in contemplation of or in connection with the Closing on any Debt, shall be reflected as a liability in the Tangible Net Operating Assets Estimate on the Pre-Closing Statement to the extent any of the foregoing have not been paid by LAI prior to the Closing, (E) all costs, including all premium costs, of the Environmental Insurance Policy and the D&O Insurance Policy shall be reflected as a liability in the Tangible Net Operating Assets Adjustment on the Pre-Closing Statement, but only to the extent they have not been paid prior to the Closing, (F) the following amount shall be reflected as a liability in the Tangible Net Operating Assets Estimate on the Pre-Closing Statement (the "CANCELLATION OF INDEBTEDNESS TAX"): the product of (x) 38% multiplied by (y) the dollar amount of Tax attributes other than LAI net operating losses incurred prior to the Effective Time, including without limitation the Tax basis in the properties of and capital stock held by the LAI Companies and CMC and its direct and indirect subsidiaries, that are reduced due to the amount of cancellation of indebtedness income that is not recognized by the LAI Companies pursuant to Code Section 108(a)(1), after giving full effect to all reductions, if any, in the Purchase Price pursuant to SECTION 2.3, (G) the aggregate amount of unpaid Taxes of the LAI Companies with respect to any Pre-Effective Time Periods (except for the IRS Payment Amount), shall be reflected as liabilities in the Tangible Net Operating Assets Estimate on the Pre-Closing Statement, (H) the amount of any Debt of any of the LAI Companies (other than the Debt being extinguished pursuant to SECTION 2.1(f)) shall be reflected as a liability in the Tangible Net Operating Assets Estimate on the Pre-Closing Statement to the extent any such Debt has not been fully and indefeasibly paid and extinguished by LAI prior to the Closing, (I) the aggregate amount of any unpaid withdrawal liability of the LAI Companies in connection with any multiemployer plan described in SECTION 3.25(d) shall be reflected as a liability in the Tangible Net Operating Assets Estimate on the Pre-Closing Statement, and (J) the amount of Inventory on the Pre-Closing Statement shall be adjusted to equal the Inventory Value determined under
SECTION 2.3(a)(ii) (items (A) through (J) are hereinafter referred to as "ADJUSTED ACCOUNTING PRINCIPLES").

                       (ii) Adjustment for Inventory.

                            (A) Inspection and Valuation. LAI and CMC agree and
covenant that after the close of business on the Friday prior to the Closing Date and until Closing (provided such Closing occurs on the following Monday), no inventory of any of the LAI Companies ("INVENTORY") shall be added to or removed from any Current Facility. Commencing immediately after the close of business on the Friday prior to Closing and continuing for so long as may be necessary, but no longer than two (2) days, representatives of LAI and CMC shall conduct a joint inspection and appraisal of the Inventory. LAI shall make available such personnel and equipment as may be necessary to move and count the Inventory in order to assure LAI and CMC that an accurate and complete physical inventory has been taken in order to properly value the Inventory. Following the joint inspection and appraisal, LAI and CMC shall endeavor to agree upon a mutually acceptable value for the Inventory, which shall be the lower of average cost or market, including freight, and determined in a manner consistent with the 1/31/03 Financial Statements. For purposes of this Agreement, the market value shall be the market value of such Inventory as held by the LAI Companies. The value of such Inventory as determined in accordance with this SECTION 2.3(a)(ii)(A) or SECTION 2.3(a)(ii)(B) below is referred to as the "INVENTORY VALUE." The Inventory Value shall be used in the calculation of Tangible Net Operating Assets pursuant to this SECTION 2.3.

                            (B) Resolution of Inventory Valuation Disputes. In
the event LAI and CMC are unable to agree upon a mutually acceptable price and quantity for all or any part of the Inventory prior to Closing (provided, however, that the resolution of Inventory valuation disputes shall not delay Closing), either such party may notify the other of that party's desire to submit the valuation of the Inventory items in dispute to a neutral third party familiar with the business of LAI chosen by CMC and reasonably acceptable to LAI (the "ARBITRATOR"). In the event LAI and CMC do not agree on an Arbitrator, LAI and CMC together shall contact the president of the Concrete Reinforcing Steel Institute (the "CRSI") and instruct the president of the CRSI to appoint an Arbitrator within one (1) business day of the contact by LAI and CMC. The Arbitrator shall, within forty-eight (48) hours after designation, together with a representative of each party, inspect the Inventory items in dispute. Prior to the Arbitrator's inspection, representatives of LAI and CMC shall inform the Arbitrator and each other in writing of the quantity and value placed on the disputed Inventory items by that party. Within twenty-four (24) hours of the inspection, the Arbitrator shall determine the valuation of the Inventory items and advise the parties in writing of its determination. The valuation determined by the Arbitrator shall be the valuation of the Inventory items of either LAI or CMC, which in the sole opinion of the Arbitrator most closely approximates the lower of the average cost or market value of the disputed Inventory items. The valuation of the party selected by the Arbitrator shall be the valuation that shall be used in the calculation of the Tangible Net Operating Assets pursuant to this SECTION 2.3. All travel, out-of-pocket expenses and charges of the Arbitrator shall be borne by LAI and shall be reflected as LAI Expenses to the extent they are not paid prior to the Closing. If (i) an Arbitrator has been chosen to value Inventory items, (ii) the Arbitrator has not completed the valuation of the Inventory prior to the Closing, and (iii) all conditions to Closing have been satisfied or waived, then CMC's valuation of the disputed Inventory shall be used by LAI for purposes of the Pre-Closing Statement, and the Arbitrator's valuation of the disputed Inventory items under this SECTION 2.3(a)(ii)(B) shall be used by CMC for purposes of the Post-Closing Statement. For purposes of this SECTION 2.3(a)(ii)(B), after the Closing the Principal Stockholders shall act on behalf of LAI.

                       (iii) Purchase Price Adjustment. Based on the Pre-Closing Statement, if the amount equal to the Tangible Net Operating Assets Estimate minus $15,713,298 (the "TANGIBLE OPERATING ASSETS ADJUSTMENT") is a positive number, then the Purchase Price shall be increased by such amount; provided, however, that in no event shall the Purchase Price be increased by an amount in excess of $1,000,000. If the Tangible Net Operating Assets Adjustment is a negative number, the Purchase Price shall be reduced by such amount.

              (b) Post-Closing Statement.

                       (i) As soon as practicable, but in no event more than 100 days after the Closing Date, the Surviving Corporation shall furnish Churchill and the Principal Stockholders, as representatives of Churchill, a statement (the "POST-CLOSING STATEMENT") reflecting the Tangible Net Operating Assets of LAI and its consolidated Subsidiaries immediately prior to the Closing (the "CLOSING TANGIBLE NET OPERATING ASSETS AMOUNT"), with the line items included in the Closing Tangible Net Operating Assets Amount being determined in accordance with GAAP applied in a manner consistent with the 1/31/03 Financial Statements and the Adjusted Accounting Principles (except as otherwise provided herein, references in the Adjusted Accounting Principles to the Pre-Closing Statement shall be deemed references to the Post-Closing Statement for purposes of calculating the Closing Tangible Net Operating Assets Amount). The Principal Stockholders shall have the authority to take all actions and exercise all such discretion on behalf of Churchill as may be necessary or advisable pursuant to this SECTION 2.3(b).

                       (ii) "CLOSING DIFFERENTIAL" as used herein shall mean the Proposed Closing Differential with such revisions, adjustments and changes thereto, if any, as shall be effected pursuant to this SECTION 2.3(b). "PROPOSED CLOSING DIFFERENTIAL" as used herein shall mean, as reflected in the Post-Closing Statement, the amount (whether a positive or negative number) equal to the difference between (1) the Closing Tangible Net Operating Assets Amount minus (2) the Tangible Net Operating Assets Estimate.

                       (iii) Within 30 days after the delivery of the Post-Closing Statement to the Principal Stockholders and Churchill, the Principal Stockholders shall either accept the amount of the Proposed Closing Differential as reflected on the Post-Closing Statement as correct or object to the Proposed Closing Differential, specifying in reasonable detail in writing the nature of their objection(s). The Principal Stockholders shall not be entitled to object to the Inventory Value used in the calculation of Tangible Net Operating Assets as finally determined pursuant to SECTION 2.3(a)(ii) or to the impact of the Inventory Value as so determined on the Closing Differential. In the event the Principal Stockholders do not object to the Proposed Closing Differential within said 30-day period, the Principal Stockholders shall conclusively be deemed to have accepted the Proposed Closing Differential as the Closing Differential, and the Proposed Closing Differential shall be, absent manifest error, final and binding on the parties. In the event either Principal Stockholder objects to the Proposed Closing Differential, then, during a 15-day period subsequent to the receipt by the Surviving Corporation of notice of such objection(s), the Surviving Corporation and the objecting Principal Stockholder(s) shall attempt in good faith to resolve the differences respecting such Proposed Closing Differential. In the event the Surviving Corporation and the objecting Principal Stockholder(s) are unable to resolve their differences within said 15-day period, the Surviving Corporation shall select a firm of certified public accountants reasonably acceptable to the objecting Principal Stockholder(s) (which shall be one of KPMG LLP, Grant Thornton LLP or BDO Seidman, LLP) to determine the Closing Differential pursuant to this SECTION 2.3, whose determination shall be, absent manifest error, final and binding on the parties. If, as a result of such arbitration, it is determined that the Closing Differential differs from the Proposed Closing Differential by an aggregate amount greater than twelve and one-half percent (12.5%) of such Closing Differential, CMC shall pay the cost of arbitration. Otherwise, the Principal Stockholders shall be severally obligated to pay their proportionate share of the cost of the arbitration. During the period from the date of delivery of the Post-Closing Statement to the Principal Stockholders and Churchill through the date of resolution of any dispute regarding the Proposed Closing Differential as contemplated by this SECTION 2.3(b)(ii), CMC shall cause the Surviving Corporation and each Subsidiary to provide the Principal Stockholders and their agents and representatives reasonable access to the books, records (including any work papers, supplemental schedules and other materials prepared or used by the Surviving Corporation or auditing firm in connection with preparation of the Post-Closing Statement and the Closing Tangible Net Operating Assets Amount), facilities and employees of the Surviving Corporation and each Subsidiary for purposes relevant to the review of such Post-Closing Statement and the resolution of any related dispute.

                       (iv) Based on the Post-Closing Statement, within three
(3) days after the final determination of the Closing Differential, if the amount of the Closing Differential is a positive amount or zero, then (x) the Purchase Price shall be increased by the amount of any positive Closing Differential, subject to the limitation in SECTION 2.3(a)(iii), (y) CMC or the Surviving Corporation shall remit to Churchill an amount equal to any positive Closing Differential, and (z) CMC and Churchill shall instruct the Escrow Agent to remit to Churchill the Churchill Holdback Amount. CMC and Churchill agree to give all notices and instructions to the Escrow Agent necessary to effect the provisions of this SECTION 2.3(b)(iv).

                       (v) Based on the Post-Closing Statement, within three (3) days after the final determination of the Closing Differential, if the amount of the Closing Differential is a negative amount, then (x) the Purchase Price shall be decreased by the amount of the Closing Differential pursuant to SECTION 2.3(a)(iii), and (y) CMC and Churchill shall instruct the Escrow Agent to pay to CMC, out of the Churchill Holdback Amount, an amount equal to the Closing Differential and to remit to Churchill the balance, if any, of the Churchill Holdback Amount. In the event that the amount of the Closing Differential exceeds the amount of the Churchill Holdback Amount, as adjusted pursuant to this SECTION 2.3(b)(v), Churchill shall remit to CMC the difference between the Closing Differential and the Churchill Holdback Amount, as adjusted; provided, however, in no event shall Churchill be required to remit an amount greater than the Churchill Closing Payment Amount; and provided further, that in the event the Closing Differential exceeds the sum of the Churchill Holdback Amount plus the Churchill Closing Payment Amount, then CMC and Churchill shall instruct the Escrow Agent to pay to CMC, out of the Churchill Escrow Fund Payment Amount, an amount equal to the excess of the Closing Differential above the sum of the Churchill Holdback Amount and the Churchill Closing Payment Amount. CMC and Churchill agree to give all notices and instructions to the Escrow Agent necessary to effect the provisions of this SECTION 2.3(b)(v). The parties hereby further agree that, if the Closing Differential exceeds the Churchill Holdback Amount and Churchill shall fail to remit to CMC the difference between the Closing Differential and the Churchill Holdback Amount, then CMC shall be entitled to make a claim and recover such amount out of the Churchill Escrow Fund Payment Amount pursuant to ARTICLE X.

         SECTION 2.4. No Further Ownership Rights in LAI. At and after the Effective Time, each holder of shares of LAI Common Stock and LAI Preferred Stock immediately prior to the Effective Time shall cease to have any rights as a stockholder of LAI, except for the right to surrender such stockholder's stock certificate(s) in exchange for receipt of the Merger Consideration described in
SECTION 2.1(c), or otherwise provided by Law including any rights with respect to the holders of Dissenting Shares. Any certificates presented after the Effective Time for transfer shall be cancelled and exchanged for the appropriate Merger Consideration. CMC shall have no obligation to deliver to stockholders of LAI their portion of the Merger Consideration except to the extent that such stockholders have caused certificates representing LAI Capital Stock (or affidavits of lost certificate in form and substance reasonably acceptable to CMC, if applicable and, if requested as provided below, the posting of a bond), to be tendered to CMC.

         SECTION 2.5. Exchange of Certificates.

              (a) Establishment of Escrow Fund. As of the Effective Time, CMC shall create a fund (the "ESCROW FUND") and CMC and, pursuant to SECTION 2.1(f), the Surviving Corporation shall deposit or shall cause to be deposited with a bank or trust company designated by the parties as the escrow agent ("ESCROW AGENT") into the Escrow Fund, an amount equal to the Escrow Fund Amount, which amount shall be held and subsequently distributed pursuant to the provisions of
SECTION 2.3(b) and the Escrow Agreement in substantially the form attached hereto as Exhibit D (the "ESCROW AGREEMENT").

              (b) Exchange Procedures. No later than three (3) business days after the Effective Time, CMC shall mail or cause to be mailed to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of LAI Capital Stock (the "CERTIFICATES")
(i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to CMC and shall be in customary form) and
(ii) instructions for use in effecting the surrender of the Certificates in exchange for the applicable Merger Consideration. Upon surrender of a Certificate for cancellation to CMC together with such letter of transmittal, properly completed and duly executed, and such other documents as may be reasonably required pursuant to such instructions, the holder of such Certificate shall, subject to SECTION 2.1(b) and SECTION 2.2, be entitled to receive the applicable Merger Consideration which such holder has the right to receive in respect of the shares of LAI Capital Stock formerly represented by such Certificate, and the Certificate so surrendered shall forthwith be cancelled. In no event will interest be paid or accrued on any portion of the Merger Consideration payable to holders of Certificates.

              (c) Unregistered Transfer of LAI Capital Stock. In the event of a transfer of ownership of LAI Capital Stock prior to the Effective Time which is not registered in the transfer records of LAI, the appropriate Merger Consideration may be issued to a transferee if the Certificate representing such LAI Capital Stock is presented to CMC, accompanied by all documents reasonably required by CMC, including (i) documents to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid and (ii) documents evidencing transferee's representations or warranties of ownership to CMC.

              (d) Stock Transfer Books. At the Effective Time, the stock transfer books of LAI shall be closed, and thereafter there shall be no further registration of transfer of shares of LAI Capital Stock theretofore outstanding on the records of LAI.

              (e) Withholding Rights. CMC shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of LAI Capital Stock such amounts as CMC is required to deduct and withhold with respect to the making of such payment under the Code or any other Law. To the extent that amounts are so withheld by CMC, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to such holder in respect of which such deduction and withholding was made by CMC.

                                   ARTICLE III

                               REPRESENTATIONS AND
                            WARRANTIES OF LAI AND TLC

         LAI and TLC, jointly and severally, warrant to each of CMC and Sub as set forth below except as set forth in the Disclosure Schedule delivered by LAI to CMC and Sub as of the date hereof (the "DISCLOSURE SCHEDULE"). The Disclosure Schedule and all representations and warranties in any certificates delivered by any of the LAI Companies to CMC or Sub pursuant to this Agreement are hereby incorporated by reference into this ARTICLE III and shall be deemed to be representations and warranties made in this ARTICLE III. Nothing in the Disclosure Schedule shall be deemed to disclose an exception to a representation or warranty made herein unless the Disclosure Schedule identifies the specific representation or warranty by reference to the Section number in this Agreement to which the exception applies. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item without further explanatory disclosure shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty relates to the existence of the document or other item itself). The Disclosure Schedule will be arranged in sections according to the numbered and lettered sections contained in this Article.

         SECTION 3.1. Organization and Qualification. Each of LAI and its respective Subsidiaries (collectively, the "LAI COMPANIES") is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, with all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted, and is qualified or licensed to do business and is in good standing in every jurisdiction where the nature of the business conducted by it or the properties owned or leased by it requires qualification. The jurisdictions in which the LAI Companies are qualified to transact business are set forth in SECTION 3.1 of the Disclosure Schedule. Each of the LAI Companies has delivered to CMC complete and correct copies of its Certificate or Articles of Incorporation and Bylaws as amended to date (the "CHARTER DOCUMENTS"). The Charter Documents are in full force and effect and have not been amended, modified, revoked, terminated or canceled or in any other manner varied from the copies delivered to CMC. LAI has delivered to CMC true, complete and correct copies of the minute books of the LAI Companies, and the copies thereof delivered to CMC are complete and accurate copies of all materials included therein for the periods covered thereby. None of the LAI Companies is in violation of any provision of its respective Charter Documents.
SECTION 3.1 of the Disclosure Schedule lists all assumed names that any of the LAI Companies holds or uses.

         SECTION 3.2. Authorization. LAI and TLC have full corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements to which they are a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Agreements to which they are a party by LAI and TLC, the performance by LAI and TLC of their respective obligations hereunder and thereunder, and the consummation by them of the transactions contemplated hereby and thereby, have been duly and validly authorized by their respective boards of directors. The affirmative vote of holders of a majority of the outstanding shares of LAI Common Stock, voting together with the Series A Preferred Stock, and the holders of sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, each voting as a separate class, at a meeting of such holders, or by means of written consents in lieu of a meeting, to adopt this Agreement (the "STOCKHOLDER APPROVAL") has been obtained and is the only vote of the holders of any class or series of capital stock of LAI necessary to adopt this Agreement and approve the transactions contemplated hereby. No other corporate action on the part of LAI and TLC is necessary to authorize the execution and delivery of this Agreement, the Ancillary Agreements to which either of them is a party or the consummation of the transactions contemplated hereby or thereby. The Board of Directors of LAI has duly recommended to the stockholders of LAI that they approve this Agreement, the Merger and all of the transactions contemplated hereby. This Agreement has been and as of the Closing Date, the Ancillary Agreements to which LAI and TLC are a party will have been duly and validly executed and delivered by LAI and TLC and, assuming this Agreement and the Ancillary Agreements constitute the valid and binding obligations of CMC, Sub and any other party thereto other than LAI and TLC, constitute legal, valid and binding obligations of LAI and TLC, enforceable against each of them in accordance with its terms.

         SECTION 3.3. No Violation. Except as set forth in SECTION 3.3 of the Disclosure Schedule, neither the execution and delivery of this Agreement and the Ancillary Agreements to which they are a party by LAI and TLC and the performance by LAI and TLC of their respective obligations hereunder and thereunder, nor the consummation by LAI and TLC of the transactions contemplated hereby and thereby will, directly or indirectly:

              (a) violate, conflict with or result in any breach of (with or without due notice or lapse of time or both) any provision of the Charter Documents of any of the LAI Companies or be inconsistent with any resolution adopted by the board of directors or stockholders of any of the LAI Companies currently in effect;

              (b) violate, conflict with or result in a violation or breach of, or constitute a default (with or without due notice or lapse of time or both) under, or permit the termination of, or require the consent of any other party to, or result in the acceleration of, or entitle any party to accelerate (whether as a result of a change in control of any of the LAI Companies or otherwise) any of the terms, conditions or provisions of any Material Contract to which any of the LAI Companies is a party, or result in the loss of any benefit, or give rise to the creation of any Lien upon the capital stock or any of the properties or assets of any of the LAI Companies;

              (c) violate any Order of any court or Governmental Authority applicable to any of the LAI Companies or any of their respective properties or assets currently in effect;

              (d) violate any requirement of Law applicable to the LAI
Companies,

              (e) contravene, conflict with, violate or breach any of the terms or requirements of, or give any Governmental Authority the right to revoke, withdraw, suspend, cancel, terminate or modify, any Permit; or

              (f) cause CMC, the Sub, the Surviving Corporation or any of the LAI Companies to become subject to, or to become liable for the payment of, any Tax or cause any of the assets or properties of any of the LAI Companies to be reassessed or revalued by any Taxing authority or other Governmental Authority.

         SECTION 3.4. Capitalization of LAI. The authorized capital stock of LAI consists of 20,000 shares of Common Stock and 19,500 shares of Preferred Stock, of which 8,620 shares have been designated Series A Preferred Stock, 3,100 shares have been designated Series B Preferred Stock, 7,000 shares have been designated Series C Preferred Stock, and 780 shares remain undesignated. As of the date hereof, LAI has, in the aggregate, 6,099 shares of Common Stock (including 38 Treasury Shares), 8,580 shares of Series A Preferred Stock (including -0- Treasury Shares), 2,752 shares of Series B Preferred Stock (including -0- Treasury Shares), and 6,007 shares of Series C Preferred Stock (including -0- Treasury Shares) issued and outstanding, all of which have been duly authorized, validly issued, are fully paid and non-assessable, and were issued in accordance with the registration or qualification provisions of the Securities Act of 1933, as amended (the "SECURITIES ACT") and applicable state securities Laws or pursuant to valid exemptions therefrom. The Merger will not entitle the LAI Preferred Stockholders to receive any liquidation preference, preferential payment or other payment or distribution and will not entitle any LAI Preferred Stockholder to require LAI to repurchase or redeem any shares of LAI Preferred Stock. All preemptive rights, rights of first refusal and any similar rights governing or binding on LAI or its Subsidiaries that may have been applicable to the issuance of such shares were duly and validly complied with or waived in compliance with all applicable Laws and any agreements governing such rights. Except as set forth in SECTION 3.4 of the Disclosure Schedule or as set forth in its Certificate of Incorporation, as amended, LAI has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution with respect thereof. SECTION 3.4 of the Disclosure Schedule sets forth a complete and accurate listing of all holders of record of LAI Common Stock and LAI Preferred Stock and the number of shares owned. Except as set forth in SECTION 3.4 of the Disclosure Schedule, there are no options, warrants, calls, subscriptions, conversion or other rights, agreements or commitments obligating LAI to issue any additional shares of LAI Capital Stock or any other securities convertible into, exchangeable for or evidencing the right to subscribe for any shares of LAI Capital Stock. Immediately prior to the Closing, no such options, warrants, calls, subscriptions, conversion or other rights, agreements or commitments shall exist or be outstanding.

         SECTION 3.5. Subsidiaries and Equity Investments.

              (a) SECTION 3.5(a) of the Disclosure Schedule sets forth (i) the name of each corporation of which LAI directly or indirectly owns shares of capital stock having in the aggregate 50% or more of the total combined voting power of the issued and outstanding shares of capital stock entitled to vote generally in the election of directors of such corporation (individually, a "SUBSIDIARY" and collectively, the "SUBSIDIARIES"); (ii) the name of each corporation, partnership, joint venture or other entity (other than the Subsidiaries) in which any of the LAI Companies have, or pursuant to any agreement have the right to acquire at any time by any means, an equity interest or investment; (iii) in the case of each of the Subsidiaries and such other corporations described in the foregoing clause (i), (A) the jurisdiction of incorporation and (B) the complete capitalization thereof and the percentage of each class of voting stock owned by any of the LAI Companies on the date hereof; and (iv) in the case of each of such unincorporated entities, the equivalent of the information provided pursuant to the preceding clause (iii) with regard to corporate entities.

              (b) All of the outstanding shares of capital stock of each Subsidiary have been duly authorized, validly issued, are fully paid and non-assessable, and were issued in accordance with the registration or qualification provisions of the Securities Act and applicable state securities Laws or pursuant to valid exemptions therefrom. All preemptive rights, rights of first refusal and any similar rights that may have been applicable to the issuance of such shares were duly and validly complied with or waived in compliance with all applicable Laws and any agreements governing such rights. None of the LAI Companies has any obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution with respect thereof. Except as set forth in SECTION 3.5(b) of the Disclosure Schedule, all of the shares of capital stock of each subsidiary are owned of record and beneficially, directly or indirectly, by LAI, free and clear of any Liens.

              (c) There are no options, warrants, calls, subscriptions, conversion or other rights, agreements or commitments obligating any of the Subsidiaries to issue any additional shares of capital stock of such Subsidiary or any other securities convertible into, exchangeable for or evidencing the right to subscribe for any shares of such capital stock.

         SECTION 3.6. Consents and Approvals of Governmental Authorities and Other Persons. Except as set forth in SECTION 3.6 of the Disclosure Schedule and for any required consents, approvals, filings or registrations under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), and the filing of the Certificate of Merger with the Delaware Secretary of State pursuant to the DGCL, no filing or registration with, no notice to, and no Permit or consent of any Governmental Authority or other person is necessary in connection with the execution, delivery and performance of this Agreement and the Ancillary Agreements by LAI and TLC, or the consummation by LAI and TLC of the transactions contemplated hereby and thereby.

         SECTION 3.7. Financial Statements; Other Financial Matters. LAI has delivered to CMC (i) copies of the audited consolidated balance sheets of LAI and its consolidated Subsidiaries as of January 31, 1999, January 31, 2000, January 31, 2001, January 31, 2002 and January 31, 2003, together with the related audited consolidated statements of income, stockholders' equity and changes in cash flow for the fiscal years ended (eight months in the case of the financial statements accompanying the January 31, 1999 balance sheet) on such dates, and the notes thereto, accompanied by the reports thereon of the applicable firm of independent public accountants (the "AUDITED FINANCIAL STATEMENTS"), and (ii) copies of the unaudited consolidated balance sheet of LAI as of November 30, 2003, together with the related unaudited consolidated statements of income, stockholders' equity and changes in cash flow for the eleven-month period ended on such date, certified by the chief financial officer of LAI (the "INTERIM FINANCIAL STATEMENTS") (such Audited Financial Statements and Interim Financial Statements being hereinafter referred to as the "FINANCIAL STATEMENTS"). The Financial Statements referred to in this SECTION 3.7 reflect and will reflect the consistent application of such accounting principles throughout the periods involved, except as disclosed in the notes to such Financial Statements or SECTION 3.7 of the Disclosure Schedule. Except as set forth in SECTION 3.7 of the Disclosure Schedule, the Financial Statements, including the notes thereto, (a) were prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods covered thereby, (b) present fairly, in all material respects, the consolidated financial position, results of operations and changes in stockholders' equity and cash flows of LAI and its consolidated Subsidiaries as of such dates and for the periods then ended (subject, in the case of the Interim Financial Statements, to normal year end audit adjustments consistent with prior periods that would not be material, individually or in the aggregate), and (c) in the case of the Audited Financial Statements, have been audited in accordance with U. S. generally accepted auditing standards. SECTION
3.7 of the Disclosure Schedule lists all assets of the LAI Companies (other than assets having a value less than $5,000 individually) not reflected in the Interim Financial Statements or that have not been sold in the ordinary course of business. Neither LAI nor any of its Subsidiaries has entered into any securitization transactions or off-balance sheet arrangements (as defined in Item 303(c) of Regulation S-K promulgated by the Securities and Exchange Commission). The Pre-Closing Statement reflects all liabilities of the LAI Companies required by GAAP applied on a consistent basis (as modified by the Adjusted Accounting Principles) to be reflected on LAI's consolidated financial statements, except for the accounts excluded by Exhibit C-2. The Pre-Closing Statement delivered by LAI will accurately reflect all of the following items as liabilities, to the extent that they have not been paid by LAI prior to the
Closing: (i) all LAI Expenses, (ii) the gross amount of all Change in Control Payments (without regard to taxes or other withholdings),

(iii) all interest, charges, fees, expenses and penalties, including prepayment penalties on or which become due as a result of any voluntary payments made by LAI on the Closing Date or in contemplation of the Closing on any Debt, (iv) all costs, including all premium costs, of the Environmental Insurance Policy and the D&O Insurance Policy, (v) the Cancellation of Indebtedness Tax, (vi) the amount of all Debt of the LAI Companies other than (A) the Debt being extinguished pursuant to SECTION 2.1(f) and (B) the negative account balances included in the cash component of the Tangible Net Operating Assets Estimate and
(vii) the aggregate amount of any outstanding withdrawal liability of the LAI Companies under any multiemployer plan described in SECTION 3.25. As of March 31, 2003, the dollar amount of Tangible Net Operating Assets was $15,713,298, and the aggregate dollar amount of Debt of the LAI Companies was $54,486,688. The Pre-Closing Statement delivered by LAI accurately reflects the book value of all of the assets of the LAI Companies in accordance with GAAP applied on a consistent basis (as modified by the Adjusted Accounting Principles) except for accounts excluded on Exhibit C-1. As of the date of this Agreement, the aggregate dollar amount of Debt of the LAI Companies was $58,145,035. SECTION
3.7 of the Disclosure Schedule lists the identity of each person to whom any LAI Company owes any Debt, the respective amount of Debt owed to each such person and the name(s) of the LAI Company or LAI Companies that are obligor(s) or guarantor(s) with respect to such Debt; provided, however, that with respect to negative cash balances, only the amount(s) of such balance(s) are set forth in
SECTION 3.7 of the Disclosure Schedule. The LAI Companies do not have any Debt outstanding except for (i) Debt outstanding under the Senior Loan Agreement and the Churchill Loan Agreement and (ii) Debt reflected as a current or long-term liability on the Interim Financial Statements.

         SECTION 3.8. Internal Controls.

              (a) LAI maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, to maintain asset accountability and to provide reasonable assurance regarding the reliability of financial reporting,
(iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate actions are taken with respect to any differences. There are no material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect LAI's ability to record, process, summarize and report financial information.

              (b) Since January 31, 2002 no LAI Company, no officer or employee (including any employee director) of any LAI Company, and, to the Knowledge of the LAI Companies, no non-employee director, auditor, accountant, attorney or representative of any of the LAI Companies has received or otherwise had or obtained Knowledge of (i) any written complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies, or methods of any of the LAI Companies or their respective internal accounting controls, including any complaint, allegation, assertion or claim that any of the LAI Companies has engaged in questionable accounting or auditing practices, or (ii) any fraud, whether or not material, that involves management or other employees of any LAI Company who have a significant role in such LAI Company's internal controls.

              (c) No attorney representing any of the LAI Companies, whether or not employed by any of the LAI Companies, has reported evidence of a violation of securities laws, breach of fiduciary duty or similar violation by any of the LAI Companies or any of their officers, directors, employees or agents.

         SECTION 3.9. April 2000 Dividend. The $20,000,000 dividend declared by LAI's Board of Directors on April 10, 2000 and funded on April 14, 2000 (the "Dividend") did not violate Section 154, 170, 173, 174 or 244 of the DGCL. At the time of the Dividend, the "surplus" of LAI (as such term is defined in and determined under Section 154 of the DGCL) equaled or exceeded the amount of the Dividend. Churchill and each of LAI's Senior Lenders under the Senior Loan Agreement specifically consented, in writing, to the payment of the Dividend. No claim, assertion or statement by any creditor of LAI or any other person has ever been made (whether orally or in writing) to any LAI Company to the effect that the Dividend (i) was an impermissible dividend under the DGCL, (ii) constituted a fraudulent conveyance or a fraud on LAI's creditors or (iii) was improper or illegal in any manner. The Dividend, at the time it was declared and paid, did not render LAI insolvent.

         SECTION 3.10. Accounts and Notes Receivable.

              (a) All accounts receivable of the LAI Companies that are reflected either on the Interim Financial Statements or on the accounting records of the LAI Companies provided to CMC as of the Closing Date (collectively, the "Accounts Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed in the LAI Companies' ordinary course of business and, in the case of Accounts Receivable exceeding $10,000 due with respect to any one Contract of the LAI Companies, pursuant to validly executed sales Contracts or validly executed and approved change orders. SECTION 3.10(a) of the Disclosure Schedule separately lists and identifies each amount of any account receivable of any LAI Company in excess of $10,000 with respect to any one Contract of the LAI Companies that (i) constitutes a proposed change order that has not been executed, approved and accepted by all parties to the related Contract, or (ii) represents an advance billing for goods or services for which revenue has not yet been recognized in accordance with GAAP applied on a consistent basis. The respective reserves shown on the Interim Financial Statements or on the accounting records of the LAI Companies provided to CMC as of the Closing Date are adequate and calculated consistent with past practice and, in the case of the reserve as of the Closing Date, will not represent a lesser percentage of the Accounts Receivable as of the Closing Date than the reserve reflected in the Interim Financial Statements represented of the Accounts Receivable reflected therein and will not represent a material adverse change in the composition of such Accounts Receivable in terms of aging.

              (b) Each of the Accounts Receivable set forth in SECTION 3.10(b) of the Disclosure Schedule either has been or will be collected in full, without any set-off, within fifteen (15) months after the Closing Date.

              (c) Except as set forth in SECTION 3.10(c) of the Disclosure Schedule or for which reserves have been established in the Financial Statements or accounting records in accordance with GAAP, there is no outstanding contest, claim, or right of set-off, other than returns or exchanges in the ordinary course of business, under any Contract with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable, where the amount contested, claimed or set-off exceeds $15,000 individually. SECTION 3.10(c) of the Disclosure Schedule contains a complete and accurate list of all Accounts Receivable as of the date of the Interim Financial Statements, which list sets forth the aging of such Accounts Receivable, showing amounts due in 30-day aging categories.

              (d) Each of the LAI Companies has taken all necessary action, including, without limitation, the execution and filing of all necessary documents with appropriate Governmental Authorities, in a timely manner to attach and fully perfect all mechanics, materialmen's or similar Liens to secure all Accounts Receivable of the LAI Companies where the operation of applicable Law allows the creation of such statutory Liens and the creation of such Liens was economically beneficial and meaningful to the LAI Companies.

         SECTION 3.11. Inventory. All inventory of the LAI Companies, whether or not reflected in the Financial Statements, consists of a quality and quantity usable and salable in the ordinary course of business consistent with past practice, except for obsolete, slow-moving or non-marketable items, items whose recommended use dates have expired, and items of below-standard quality, all of which have been written off or written down to net realizable value in the Interim Financial Statements or with respect to which adequate reserves have been established in the Interim Financial Statements. All inventories not written off have been priced at the lower of cost or market. Except as set forth in SECTION 3.11 of the Disclosure Schedule, the LAI Companies are not in possession of any inventory that is not owned by them, including goods already sold. The quantities of each class of inventory (whether such class is considered to be a component of raw materials, work-in-process, or finished goods) are not excessive, but are reasonable in the present circumstances of the LAI Companies and consistent with past practice.

         SECTION 3.12. Customers, Suppliers and Employees. Since January 1, 2002 there has not been any material adverse change in the business relationship of any of the LAI Companies with any material customer or supplier, and no LAI Company has any Knowledge that there will be any such adverse change in the future as a result of the consummation of the transactions contemplated by this Agreement or otherwise. None of the LAI Companies has any Knowledge that any employee material to the business of any of the LAI Companies will resign his employment with any of the LAI Companies as a result of the consummation of the transactions contemplated by this Agreement. SECTION 3.12 of the Disclosure Schedule contains a complete and accurate list of the five (5) suppliers and five (5) customers of each of the LAI Companies that accounted for the greatest amount of such LAI Companies' purchases and sales (measured in dollars), respectively, (i) during each of the fiscal years ending January 31, 2002 (with respect to customers and suppliers) and December 31, 2002 (with respect to suppliers) and during the twelve months ended January 31, 2003 (with respect to customers), and (ii) for the current fiscal year through October 31, 2003 (with respect to customers and suppliers) and the aggregate dollar amount of such purchases or sales for each such supplier or customer, respectively, for such periods.

         SECTION 3.13. Absence of Undisclosed Liabilities. Except for matters relating to the transactions contemplated by the Agreement, there are no liabilities or financial obligations of any of the LAI Companies of any kind whatsoever (whether absolute, accrued, contingent or otherwise, and whether due or to become due) other than liabilities and obligations: (a) accrued, provided for or reserved against or reflected in the Interim Financial Statements, (b) of a short-term nature (i.e., becoming due in one year or less from the date of incurrence) arising after the date of the Interim Financial Statements in the ordinary course of business consistent with past experience, (c) not exceeding $25,000 individually or $150,000 in the aggregate, (d) disclosed in SECTION 3.13 of the Disclosure Schedule or (e) arising under the executory portion of the Contracts listed on SECTION 3.23(b) of the Disclosure Schedule, provided that all breaches and defaults of the LAI Companies and events which, after the giving of notice or lapse of time or both, would constitute such a breach or default under such Contracts are specifically listed on SECTION 3.23(c) of the Disclosure Schedule.

         SECTION 3.14. Absence of Certain Changes. Except as disclosed in
SECTION 3.14 of the Disclosure Schedule, and except for matters relating to the transactions contemplated by this Agreement and the Ancillary Agreements, since the date of the 1/31/03 Financial Statements, each of the LAI Companies has conducted its respective business only in the ordinary course, and there has not occurred:

              (a) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the equity interests of any the LAI Companies,

              (b) any forgiveness, cancellation or waiver by any of the LAI Companies of Debts in excess of $10,000, individually or in the aggregate, owed to any of the LAI Companies or material claims or rights of any of the LAI Companies against others, or any discharge by any of the LAI Companies of any Lien in favor of the LAI Companies other than in connection with the receipt of payment or payment by any of the LAI Companies of any liability or obligation, other than, as relates to all of the foregoing, in the ordinary course of business,

              (c) any grant of credit to any customer or distributor on terms materially more favorable than the terms on which credit has been extended to such customer or distributor in the past, nor any material change in the credit practices of any of the LAI Companies,

              (d) (i) any increase in the rate or terms of compensation (including termination and severance pay) payable or to become payable by any of the LAI Companies to any of their directors, officers or employees, or any increase in the rate or terms of any bonus, insurance, pension or other employee benefit plan, program or arrangement made to, for or with any such directors, officers or employees, except, in each case, increases occurring in the ordinary course of business or as required by applicable Law, and (ii) any entry by any of the LAI Companies into any employment, severance or termination agreement with any such person,

              (e) any entry into any Material Contract by any of the LAI Companies, except Contracts entered into in the ordinary course of business consistent with past practice,

              (f) any damage, destruction or theft or other casualty loss to the properties or assets owned or leased by any of the LAI Companies with a book or replacement value of $25,000 or more individually or $100,000 in the aggregate, whether or not covered by insurance (other than damage, destruction or theft or other casualty loss to any property or assets which property or assets have been repaired or replaced and the cost of such repair or replacement has been expensed by LAI),

              (g) any change by any of the LAI Companies in their financial or tax accounting principles or methods, except insofar as may be required by a change in GAAP, applicable Law or circumstances which did not exist as of the date of the 1/31/03 Financial Statements,

              (h) any change made or authorized in the Charter Documents of any of the LAI Companies, except in connection with the transactions contemplated hereby,

              (i) any purchase, redemption, issue, sale or other acquisition or disposition by any of the LAI Companies of any shares of capital stock or other equity securities of any of the LAI Companies, or the grant of any options, warrants or other rights to purchase, or convert any obligation into, shares of capital stock or any evidence of indebtedness or other securities of any of the LAI Companies,

              (j) any sale, lease, license or disposition by any of the LAI Companies of any of its assets having a value of $10,000 or more individually or $50,000 or more in the aggregate which is not in the ordinary course of business,

              (k) any plan, agreement or arrangement granting any preferential rights to purchase or acquire any interest in any of the assets, property or rights of any of the LAI Companies or requiring consent of any party to the transfer and assignment of any such assets, property or rights other than in the ordinary course of business;

              (l) any breach, amendment, termination or nonrenewal of any Contract described or required to be described in SECTION 3.23 of the Disclosure Schedule;

              (m) any capital expenditure or commitment by any of the LAI Companies, of $50,000 or more individually or $200,000 in the aggregate;

              (n) any creation or assumption by any of the LAI Companies of any Lien on any LAI Company asset except (a) Permitted Liens, and (b) Liens identified in the Financial Statements (which have not been discharged);

              (o) any change in any election made by any of the LAI Companies with respect to any Tax Return;

              (p) revaluation (other than by means of normal depreciation taken in the ordinary course of business in accordance with GAAP consistently applied), by any LAI Company of any of its assets, including without limitation, writing off notes or accounts receivable or inventory in any case in excess of reserves; or

              (q) any agreement by any of the LAI Companies or, to the Knowledge of any LAI Company, any officer or employee thereof to do any of the things described in the preceding clauses (a) through (p).

         SECTION 3.15. Product Quality, Warranty Claims, Product Liability. Except as set forth in SECTION 3.15 of the Disclosure Schedule, all products and services sold, rented, leased, provided or delivered by any of the LAI Companies to its customers on or prior to the date hereof conformed to applicable contractual commitments, express and implied warranties, product and service specifications and quality standards other than for products manufactured by third parties and resold by any LAI Company, and none of the LAI Companies has any liability in excess of $10,000 individually or $50,000 in the aggregate for replacement or repair thereof or other damages in connection therewith, except to the extent reserved against in the Financial Statements. Except as set forth in SECTION 3.15 of the Disclosure Schedule, no product or service sold, leased, rented, provided, fabricated or delivered by the LAI Companies to any of their respective customers on or prior to the date hereof is subject to any guaranty, warranty or other indemnity (i) with any obligation that would extend beyond twelve (12) months after the Closing, or (ii) that is not documented by a validly executed Contract, a copy of which has been provided or made available for CMC's review. Except as set forth in SECTION 3.15 of the Disclosure Schedule, none of the LAI Companies has any liability (and to the Knowledge of any Seller, no basis exists for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against any of the LAI Companies which reasonably could be expected to give rise to any liability) arising out of any injury to a person or property as a result of the ownership, possession, provision or use of any equipment, product or service sold, rented, leased, provided, fabricated or delivered by the LAI Companies on or prior to the Closing Date. Each product liability claim that has resulted in or reasonably could be expected to result in damages in excess of $10,000 that has been asserted against any of the LAI Companies since January 1, 1999, whether covered by insurance or not and whether litigation has resulted or not, is listed and summarized on SECTION 3.15 of the Disclosure Schedule.

         SECTION 3.16. Litigation. Except as set forth in SECTION 3.16 of the Disclosure Schedule, there is no action, suit, inquiry, judicial or administrative proceeding, arbitration or investigation ("LITIGATION") pending or, to the Sellers' Knowledge, threatened against any of the LAI Companies or any of their respective properties, assets or rights before any court arbitrator or administrative or Governmental Authority, nor is there any Order of any court outstanding against any of the LAI Companies. Except as set forth in SECTION
3.16 of the Disclosure Schedule, all of the Damages that are incurred by the LAI Companies in connection with the Litigation described in SECTION 3.16 of the Disclosure Schedule will be fully covered by the insurance policies listed in
SECTION 3.31 of the Disclosure Schedule, subject only to the deductibles listed in SECTION 3.31 of the Disclosure Schedule. Without limiting the generality of the foregoing, there is no Litigation pending or, to the Sellers' Knowledge, threatened, nor has any contest or claim (including without limitation claims for rights of set-off or against any escrow or similar fund) been asserted or to the Knowledge of any Seller, threatened, against any of the LAI Companies, attributable to or arising out of any acquisition or divestiture of any assets or capital stock, or other ownership interest, of any of the LAI Companies or any entity formerly owned by any LAI Company, nor to the Knowledge of any Seller, is there any reasonable basis for such Litigation, contest or claim, and all liability and obligations whatsoever of the LAI Companies under such acquisition or divestiture agreements have terminated in each case, except as set forth on SECTION 3.16 of the Disclosure Schedule. LAI has provided or made available to CMC true, correct and complete copies of all material documents prepared or received by any LAI Company that relate to any matter disclosed in
SECTION 3.16 of the Disclosure Schedule (including without limitation copies of all pleadings and other documents in the official record relating to such matter and all material correspondence between (i) LAI Companies and their counsel and
(ii) the adverse parties or their counsel, on the one hand, and the LAI Companies and their counsel on the other hand). All disputes and claims made by or against Ambassador Steel Corporation and its Affiliates in connection with, arising out of or related to the sale of assets of Lofland Company Midwest have been fully and finally discharged and settled. None of the LAI Companies has any further liability to Ambassador Steel Corporation and its Affiliates.

         SECTION 3.17. Liens. All properties and assets owned by each of the LAI Companies are free and clear of all liens, pledges, claims, charges, security interests, restrictions, mortgages, tenancies and other possessory interests, conditional sale or other title retention agreements, assessments, easements, rights of way, covenants, restrictions, rights of first refusal, defects in title, encroachments and other burdens, options or encumbrances of any kind, whether arising by contract or under law (collectively, "LIENS") except (a) statutory Liens not yet delinquent or the validity of which are being contested in good faith by appropriate actions, (b) purchase money Liens arising in the ordinary course, (c) Liens for taxes not yet delinquent and (d) Liens specifically identified in SECTION 3.17 of the Disclosure Schedule (such Liens in clauses (a), (b), (c) and (d) being collectively referred to as "PERMITTED LIENS"). Except as set forth on SECTION 3.17 of the Disclosure Schedule, all of the property, plant and equipment of each of the LAI Companies are owned or leased by each of the LAI Companies and are in satisfactory condition to conduct the business of the LAI Companies as presently conducted.

         SECTION 3.18. Real Estate. Except as set forth in SECTION 3.18 of the Disclosure Schedule, each of the LAI Companies has good and indefeasible title in fee simple to all real properties owned by it and valid leaseholds in all real estate leased by it, in each case, under valid and enforceable leases. Except (a) as disclosed in SECTION 3.18 of the Disclosure Schedule or (b) in any Title Policy (as defined below) listed in SECTION 3.18 of the Disclosure Schedule, none of such real properties is subject to any easements, rights of way, licenses, grants, building or use restrictions, exceptions, reservations, limitations or other impediments which materially and adversely affect the value thereof or which interfere with or impair the present and continued use in the usual and normal conduct of the business of each of LAI Companies. SECTION 3.18 of the Disclosure Schedule lists (i) the street address of each parcel of real property owned by each of the LAI Companies (the "OWNED REAL PROPERTY") and (ii) as to each parcel of Owned Real Property, the number of the title policy, if any, and the name of the company issuing such policy, insuring that LAI or a Subsidiary is the fee owner of such parcel (each such policy or title commitment listed in SECTION 3.18 of the Disclosure Schedule being referred to herein as a "TITLE POLICY" and the insured under each such policy being referred to herein as an "INSURED"). Except as set forth in SECTION 3.18 of the Disclosure Schedule, the LAI Companies have delivered to CMC true and complete copies of
(a) each Title Policy and (b)
as to each parcel of Owned Real Property, the recorded deed whereby the Insured acquired title to such parcel. Each Title Policy is valid and binding on the relevant insurer(s) in accordance with its terms and is in full force and effect, and the consummation of the transactions contemplated by this Agreement will not affect the interest of the Insured in any Title Policy.

         SECTION 3.19. Condition of Assets; Title to Personal Property. Except as set forth in SECTION 3.19 of the Disclosure Schedule, the buildings, plants, structures, and equipment of the LAI Companies are structurally sound, are in good operating condition and repair, ordinary wear and tear excepted and are adequate for the uses to which they are being put, and none of such buildings, plants, structures, or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The buildings, plants, structures, and equipment of the LAI Companies are sufficient for the continued conduct of the LAI Companies' businesses after the Closing in substantially the same manner as such business has been conducted prior to the Closing. Except as set forth in SECTION 3.19 of the Disclosure Schedule, each of the LAI Companies owns and has good and indefeasible title to all the machinery, equipment, furniture, fixtures, inventory, receivables and other tangible or intangible personal property reflected on the latest balance sheets included in the Financial Statements and all such property acquired since the date thereof, except in each case for sales and other dispositions made in the ordinary course of business consistent with past practices since such date.

         SECTION 3.20. Location and Sufficiency of Assets. The LAI Companies own, lease, or license all of the rights, and properties and other assets used in, or reasonably necessary for, the conduct of their respective businesses in each case, in the manner and to the extent currently conducted by them. Such assets will be adequate to enable the Surviving Corporation and its Subsidiaries to continue to conduct their businesses in the manner and to the extent currently conducted by the LAI Companies. All real estate and the improvements thereon owned or leased by any of the LAI Companies are adequately served by all necessary utilities including, without limitation, storm water systems, sanitary sewer, water, electricity, telephone, gas and other utility services necessary to operate such real estate and all improvements thereon in the manner and to the extent currently operated by the LAI Companies. There are no defects or deficiencies in or to the fixtures, improvements and structures situated or constructed upon such real estate or fixtures of such real estate. There is no dry rot, termite infestation or other wood destroying organisms present in any real estate owned or leased by any of the LAI Companies. The plumbing, electrical, mechanical or other systems of such real estate and improvements constructed thereon are not in need of repair and are in good working order, ordinary wear and tear excepted.

         SECTION 3.21. Condemnations. The LAI Companies have not been served with or received notice of any condemnation proceeding or similar action affecting any real estate or the improvements thereon owned or leased by any of the LAI Companies, nor, to the Knowledge of any LAI Company, is there any proceeding or similar action pending or threatened.

         SECTION 3.22. Claims. Except as set forth in the Interim Financial Statements, neither any officer or director of any of the LAI Companies nor any Affiliate has any claim or interest in, or any Lien on, any property or asset owned, leased or licensed by any of the LAI Companies with respect to the conduct of their respective businesses.

         SECTION 3.23. Certain Agreements.

              (a) Except as described in SECTION 3.23(a) of the Disclosure Schedule, none of the LAI Companies is a party to any oral or written agreement, plan or arrangement with any officer, director or employee of any of the LAI Companies (i) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of any of the transactions contemplated by this Agreement or that contain Change in Control Payment provisions; (ii) providing severance benefits or other benefits after the termination of employment regardless of the reason for such termination of employment; (iii) under which any person may receive payments subject to the tax imposed by
Section 4999 of the Code; (iv) limiting the rights of any of the LAI Companies to terminate at will such officer, director or employee; (v) regarding services to be rendered, including collective bargaining agreements; or (vi) any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the amount payable or other benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. No LAI Company has any obligation to repurchase any shares of LAI Capital Stock under any Stock Restriction Agreement.

              (b) All Material Contracts to which any of the LAI Companies is a party or by which any of their assets are bound are listed on SECTION 3.23(b) of the Disclosure Schedule. A "MATERIAL CONTRACT" means a Contract (i) the term of which extends beyond the one-year anniversary date of this Agreement or with respect to which any penalty, fee or damages in excess of $10,000 would result from the termination of such Contract by such LAI Company; (ii) that provides for $100,000 or more in expenditures or receipt of revenues of $200,000 or more in each case in a 12-month period; (iii) with any current or former officer, director, employee, consultant, agent or other representative of any of the LAI Companies not previously terminated or expired and with respect to which there is no continuing liability or obligation; (iv) with any labor union or association representing any employees of the LAI Companies; (v) relating to any joint venture or similar arrangement of which any LAI Company is a partner, venturer or owner; (vi) pursuant to which any of the LAI Companies agrees to indemnify any person; (vii) relating to any Debt; (viii) that imposes restrictions on the business activities in which the LAI Companies may engage or the geographic areas in which the LAI Companies may conduct operations; (ix) a breach of which would cause a Material Adverse Effect, or; (x) that constitutes a bid bond, payment bond or performance bond related to any Contract described above in this Section.

              (c) Except as set forth in SECTION 3.23(c) of the Disclosure Schedule, each Material Contract is in full force and effect and is the valid and binding obligation of LAI (and/or the Subsidiary or Subsidiaries that are parties to such contract) and, to the Knowledge of the respective LAI Companies that are parties to such Material Contract, all other persons that are a party thereto. Except with respect to Accounts Receivable, which shall be covered exclusively by the representations in SECTION 3.10, none of the LAI Companies are, and to the Knowledge of the LAI Companies, no other party to any Material Contract is, in breach of or in default under the terms of any Material Contract, and, to the Knowledge of the LAI Companies, no event has occurred which, after the giving of notice or lapse of time or both, would constitute such a breach or default by any party to any Material Contract. Except as described in
SECTION 3.23(c) of the Disclosure Schedule or for which a reserve has been made on the Financial Statements, no contest, claim, right of set-off or deductive change order individually exceeding $15,000 has been asserted or to the Knowledge of any LAI Company threatened against any LAI Company under any Material Contract, and no reasonable basis exists therefor. LAI and TLC have provided CMC with true, complete and correct copies of or access to all written Material Contracts and all extensions, amendments and schedules thereto, and a written description of all Material Contracts that are not in writing. All bonds referenced in subsection (b)(x) above are in good standing, and none of the LAI Companies has violated, breached, or defaulted (with or without due notice or lapse of time or both), or permitted the termination of, or acceleration of, or entitled any party to accelerate any obligation under any of the terms, conditions or provisions of any such payment or performance bond.

              (d) SECTION 3.23(d) of the Disclosure Schedule sets forth a correct and complete list of all executory Material Contracts whereby any of the LAI Companies is obligated to provide products or services to its customers ("MATERIAL CUSTOMER CONTRACTS"). SECTION 3.23(d) of the Disclosure Schedule, which sets forth by Subsidiary the revenue recognition calculations with respect to each such Material Customer Contract, is correct and complete in all respects. The LAI Companies have no Knowledge that any of the LAI Companies is likely to incur a net loss on any such Material Customer Contract; provided that this representation shall not be construed to be a guarantee of any level of profit on any such Material Customer Contract.

              (e) None of the LAI Companies is a party to any Material Contract with a Governmental Authority subject to a contractual right to re-determine or negotiate.

              (f) The Penske Agreements are in full force and effect and are the valid and binding obligations of TLC, and to the Knowledge of TLC, all other persons that are a party thereto. TLC is not in breach of or in default under the terms of the Penske Agreements, and, to the Knowledge of TLC, no other party to the Penske Agreements is in breach of or default under, and no event has occurred which, after the giving of notice or lapse of time or both, would constitute such a breach or default by any party to the Penske Agreements. The "Purchase Price" (as defined in the Penske Purchase Agreement), does not exceed $210,000. No "Sale Notice" or "Repurchase Notice" (as such terms are defined in the Penske Purchase Agreement) has been given under the Penske Purchase Agreement, and no party to the Penske Purchase Agreement has indicated in writing that it intends to give such a Sale Notice or Repurchase Notice. The Penske Lease Agreement has a remaining term of at least one year from the date of this Agreement or is renewable for a term that ends at least one year from the date of this Agreement and is not terminable by the party thereto other than TLC prior to the end of such term. SECTION 3.23(f) of the Disclosure Schedule contains a fair and accurate summary of the circumstances under which TLC may terminate the Penske Lease Agreement. SECTION 3.23(f) of the Disclosure Schedule lists all of the vehicles covered by the Penske Lease Agreement.

         SECTION 3.24. Compensation; Employment and Other Agreements. SECTION
3.24 of the Disclosure Schedule sets forth an accurate list of all officers, directors, employees, sales agents, purchasing agents and consultants of or used by the LAI Companies, as of the date hereof, all agreements currently in effect with such persons and the rate of compensation (and the portions thereof attributable to salary, bonus and other compensation, respectively) of each of such persons as of (a) the date of the Interim Financial Statements and (b) the date hereof. SECTION 3.24 of the Disclosure Schedule sets forth (i) the name, and the current salary (or rate of pay) of and the bonus paid during the last fiscal year and any subsequent period to each current employee of each of the LAI Companies (which for all purposes shall include employees leased by any of the LAI Companies from a third party only where the aggregate amount paid to the leasing agency exceeds $25,000 for the last fiscal year or current year to date period); (ii) any increase to become effective or payable after the date of this Agreement in the total compensation or rate of total compensation payable by any of the LAI Companies to each such person; (iii) any increase to become payable after the date of this Agreement to employees other than those specified in clause (i) above; (iv) all presently outstanding loans and advances made by any of the LAI Companies to any of their directors, officers, or employees as of the date of this Agreement, to be updated as of Closing; and (v) all accrued but unpaid vacation pay owing to the employees of the LAI Companies as of the date of the Interim Financial Statements, to be updated as of Closing. LAI and TLC have provided or made available to CMC true, complete and correct copies of all employment, management, consulting, agency, severance and other compensation or benefit Contracts with persons listed on SECTION 3.24 of the Disclosure Schedule. To the Knowledge of any LAI Company, no employee or director of any of the LAI Companies or any sales agent, purchasing agent or consultant utilized by any of the LAI Companies, is a party to, or is otherwise bound by, any Contract, including without limitation any confidentiality, noncompetition, or proprietary rights agreement, between such person and any other person ("PROPRIETARY RIGHTS AGREEMENT") that in any way adversely affects or will affect (i) the performance of his duties to the Surviving Corporation or any of the LAI Companies, or (ii) the ability of any of the LAI Companies to conduct their respective businesses, including without limitation any Proprietary Rights Agreement that restricts the LAI Companies' respective businesses in any particular geographic area or with respect to any particular product. All Contracts under which Change of Control Payments may be made will have been terminated prior to Closing without any liability or obligation of any LAI Company except for those Change in Control Payments that are reflected in the Pre-Closing Statement.

         SECTION 3.25. Employee Benefit Plans.

              (a) SECTION 3.25(a) of the Disclosure Schedule includes a true and complete list as of the date hereof of: (i) all "employee benefit plans" (as defined in Section 3(3) of ERISA), all specified fringe employee benefit plans as defined in Section 6039D of the Code, and all other bonus, incentive compensation, deferred compensation, profit sharing, stock option, stock appreciation right, stock bonus, stock purchase, restricted stock, phantom stock, employee stock ownership, savings, severance, supplemental unemployment, layoff, worker's compensation, salary continuation, retirement, pension, health, life insurance, dental, disability, accident, group insurance, vacation, holiday, sick leave, fringe benefit or welfare plan, and any other employee compensation or employee benefit plan, agreement, policy, practice, commitment, contract or understanding (whether qualified or nonqualified, written or oral, including any post-retirement insurance, compensation or benefits) and any trust, escrow or other agreement related thereto (including, without limitation, any "voluntary employees' beneficiary association," as defined in Section 501(c)(9) of the Code, annuity contract or other funding instrument), which is currently sponsored, established, maintained or contributed to or required to be contributed to by any of the LAI Companies, or for which any of the LAI Companies have any liability, contingent or otherwise, and (ii) all "multiemployer plans" (as defined in Section 4001 of ERISA) and all "employee benefit plans" (as defined in Section 3(3) of ERISA) that are subject to Title IV of ERISA or Section 412 of the Code which any of the LAI Companies or any other corporation or trade or business (whether or not incorporated) that is, or at any relevant time was, controlled by, controlling or under common control with any of the LAI Companies (within the meaning of Section 414 of the Code or Section 4001(a)(14) or 4001(b) of ERISA)("ERISA AFFILIATE") has maintained or contributed to or been required to contribute to at any time within the six (6) years immediately preceding the Closing Date, or with respect to which, any of the LAI Companies or any ERISA Affiliate has any liability (collectively, the "EMPLOYEE BENEFIT PLANS").

              (b) None of the LAI Companies maintains or is obligated to provide benefits under any life, medical or health plan (other than as an incidental benefit under any Employee Benefit Plan intended to be "qualified" within the meaning of Section 401(a) of the Code ("QUALIFIED PLAN") which provides benefits to retirees or other terminated employees other than benefit continuation rights under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"). An estimate of the liabilities of the LAI Companies and any ERISA Affiliates for providing retiree life, medical and health benefits coverage has been made and is reflected on the appropriate balance sheet and books and records according to Statement of Financial Accounting Standards No. 106. The LAI Companies have the right to modify and terminate benefits as to retirees (other than pensions) with respect to both retired and active employees.

              (c) Neither any of the LAI Companies nor any ERISA Affiliate currently maintains any "employee pension benefit plan," as defined in Section 3(2) of ERISA that is "top-heavy" within the meaning of Section 416 of the Code.

              (d) Except as set forth in SECTION 3.25(d) of the Disclosure Schedule, none of the LAI Companies nor any ERISA Affiliate currently maintains, contributes to, has any obligation to contribute to or has any liability (contingent or otherwise) to or on or at any time within the six (6) years immediately preceding the Closing Date has maintained, contributed to, had any obligation to contribute to or had any liability (contingent or otherwise) to any "multiemployer plan," as such term is defined in Section 3(37) or Section 4001(a)(3) of ERISA, or any single-employer Employee Benefit Plans subject to Title IV of ERISA or Section 412 of the Code. The aggregate withdrawal liability of the LAI Companies in connection with the multiemployer pension plan identified in SECTION 3.25(d) of the Disclosure Schedule will not exceed $63,500, which amount has been reserved against on the Interim Financial Statements and will be reflected as a liability on the Pre-Closing Statement.

              (e) Each Qualified Plan has received a current, favorable opinion letter from the IRS that considers the Uruguay Round Agreements Act, the Uniformed Services Employment and Reemployment Rights Act of 1994, the Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997, the Internal Revenue Service Restructuring and Reform Act of 1998, and the Community Renewal Tax Relief Act of 2000 (collectively referred to as "GUST AMENDMENTS"), and each Qualified Plan is qualified in form and operation under Section 401(a) of the Code, and each related trust, annuity contract or other funding instrument of each such

Qualified Plan is exempt from federal income tax under Section 501(a) of the Code, and no event has occurred or circumstance exists that gives rise to disqualification or loss of tax exempt status of any such Qualified Plan or trust, annuity contract or other funding instrument.

              (f) Except as set forth in SECTION 3.25(f) of the Disclosure Schedule, each of the Employee Benefit Plans and its administration is currently in compliance, in form and operation, with ERISA and the Code and all other applicable Laws, with any applicable collective bargaining agreement in all respects, and with its terms, and no statement, either written or oral, has been made by any of the LAI Companies or, to the Knowledge of the LAI Companies, any person with regard to any Employee Benefit Plan that is not in accordance with the terms of such plan.

              (g) No Employee Benefit Plan that is an "employee welfare benefit plan," as defined in Section 3(1) of ERISA, constitutes a self-insured "multiple employer welfare arrangement," as such term is defined in Section 3(40) of ERISA.

              (h) Except as disclosed in SECTION 3.25(h) of the Disclosure Schedule, no action, suit, inquiry, judicial or administrative proceeding, arbitration or investigation relating to any Employee Benefit Plan, including, without limitation, any audit or investigation by the IRS or the DOL (other than claims for benefits for which the plan administrative procedures have not been exhausted and "qualified domestic relations orders" as defined in Section 414(p) of the Code) is pending or, to the Knowledge of any LAI Company, threatened against any of the LAI Companies, or any Employee Benefit Plan before any court, arbitrator or administrative or Governmental Authority.

              (i) The LAI Companies have performed all of their obligations under all Employee Benefit Plans, except with respect to the payment of pending claims by Employee Benefit Plan participants made in the ordinary course of administration of the Employee Benefit Plans, and all contributions and other payments required to be made by the LAI Companies to any Employee Benefit Plan with respect to any period ending before or at or including the Closing Date have been made or reserves adequate for such contributions or other payments have been or will be set aside therefor prior to the Closing Date and have been or will be reflected in the LAI Companies' financial statements in accordance with GAAP. With respect to contributions and other payments required to be made by the LAI Companies to any Employee Benefit Plan after the Closing Date, but attributable to periods ending before, at or including the Closing Date, the LAI Companies have made or reserved for a pro rata contribution or payment to each such plan for the applicable portion of the plan year or other period that precedes the Closing Date in accordance with GAAP. Such pro rata contribution or payment shall be determined by multiplying the liability for the entire plan year or other period by a fraction, the numerator of which is the number of days of such plan year or other period preceding the Closing Date, and the denominator of which is the number of days in such plan year or other period, as applicable.

              (j) The LAI Companies have delivered or made available to CMC true and complete copies of the following:

                       (i) all documents that set forth the terms of each Employee Benefit Plan and of any related trust, annuity contract or other funding instrument as in effect immediately prior to the Closing Date (together with all amendments thereto that will become effective at a later date), including (A) all plan descriptions and summary plan descriptions of Employee Benefit Plans for which the LAI Companies are required to prepare, file, and distribute plan descriptions and summary plan descriptions, and (B) all summaries and descriptions furnished to participants and beneficiaries regarding Employee Benefit Plans for which a plan description or summary plan description is not required;

                       (ii) all personnel, payroll, and employment manuals and policies;

                       (iii) all collective bargaining agreements pursuant to which contributions have been made or obligations incurred (including both pension and welfare benefits) by the LAI Companies and its ERISA Affiliates, and all collective bargaining agreements pursuant to which contributions are being made or obligations are owed by such entities;

                       (iv) all insurance policies which were purchased by or to provide benefits under any Employee Benefit Plan currently in force or for which any of the LAI Companies currently has any liability (contingent or otherwise);

                       (v) all Contracts with third party administrators, actuaries, investment managers, consultants, and other independent contractors that relate to any Employee Benefit Plan currently in force or for which any of the LAI Companies currently has any liability (contingent or otherwise), including any business associate agreements contemplated under HIPAA;

                       (vi) all reports, including all discrimination testing reports, submitted within the three years preceding the date hereof by third party administrators, investment managers, consultants, or other independent contractors with respect to any Employee Benefit Plan currently in force or for which any of the LAI Companies currently has any liability (contingent or otherwise);

                       (vii) the form of notice used by each Employee Benefits Plan that is a Group Health Plan (as defined in Section 607(1) of ERISA) during the four years preceding the date hereof to employees of their rights under
Section 601 et seq. of ERISA, Section 4980B of the Code, Section 9801 et seq. of the Code, and under all other applicable federal and state laws regulating the notice requirements of Group Health Plans (as defined in Section 607(1) of ERISA);

                       (viii) with respect to each Employee Benefit Plan that is a "health plan," as defined in Section 160.103 of HIPAA, the form of privacy notice utilized by such Employee Benefit Plan for purposes of compliance with
Section 164.520 of HIPAA, except to the extent an exemption exists with respect to such plan and a statement is provided to that effect;

                       (ix) the Forms 5500 filed in each of the most recent three plan years with respect to each Employee Benefit Plan that is subject to such filing requirement, including all schedules thereto and the opinions of independent accountants;

                       (x) all notices or reports that were given by any of the LAI Companies, any ERISA Affiliate, or any Employee Benefit Plan to the IRS, the PBGC or the DOL, pursuant to statute, within the three years preceding the date hereof;

                       (xi) all notices that were given by the IRS, the PBGC, or the DOL to the LAI Companies, any ERISA Affiliate, or any Employee Benefit Plan within the three years preceding the date hereof;

                       (xii) with respect to Employee Benefit Plans that are Qualified Plans, the most recent favorable opinion letter for each such Plan; and

                       (xiii) to the extent permitted by law, with respect to each Employee Benefit Plan that is a "group health plan" (as defined in Section 4980B(g) of the Code), a list of the names and contact information for each individual who: (1) is currently receiving health care continuation coverage under COBRA, (2) is eligible to receive health care continuation coverage under COBRA and with respect to whom the "election period" (as defined in Section 4980B(f)(5)(A) of the Code) has not expired, or (3) will otherwise be an "M&A Qualified Beneficiary" (as such phrase is defined in Section 54.5980B-9, Q&A-4 of the Income Tax Regulations) in connection with the transactions contemplated by this Agreement.

              (k) None of the LAI Companies, any ERISA Affiliate nor any Principal Stockholder has engaged in or permitted to occur and, no other party has engaged in or permitted to occur any transaction prohibited by Section 406 of ERISA or that constitutes a "prohibited transaction" under Section 4975(c) of the Code with respect to any Employee Benefit Plan, except for any transactions which are exempt under Section 408 of ERISA or Section 4975 of the Code. None of the LAI Companies, ERISA Affiliates, administrators, nor any of their predecessors, nor any fiduciary of any Employee Benefit Plan (or agent of any of the foregoing) has engaged in any transaction or acted or failed to act in a manner which is likely to subject any of the LAI Companies to any liability for a breach of fiduciary or other duty under ERISA or any other applicable Law, including any unpaid civil penalty under Section 502(1) of ERISA. The transactions contemplated by this Agreement will not constitute or cause such a prohibited transaction or breach of fiduciary duty;

              (l) No Qualified Plan has applied to the IRS for correction of any defect under the Employee Plans Compliance Resolution System or any predecessor or similar program, and no Employee Benefit Plan has applied to the DOL for correction under the Voluntary Fiduciary Correction Program or any similar program;

              (m) Except as disclosed in SECTION 3.25(m) of the Disclosure Schedule, each Employee Benefit Plan can be terminated without payment of any additional contribution or amount and, except for any vesting of benefits of a Qualified Plan, without the vesting or acceleration of any benefits promised by such plan;

              (n) No event has occurred or circumstance exists relating specifically to any of the LAI Companies (and excluding general inflationary increases in health and welfare costs that do not relate specifically to any circumstances at any LAI Company) that could result in an increase in premium costs of any Employee Benefit Plan that is insured, or an increase in benefit costs of any Employee Benefit Plan that is self-insured;

              (o) Except as disclosed in SECTION 3.25(o) of the Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not result in the payment (whether of separation pay or otherwise), vesting, acceleration or increase in the amount of any benefit under any Employee Benefit Plan, except to the extent that an employee incurs a termination of employment or reduction in hours, or an Employee Benefit Plan is terminated, in connection with the transactions contemplated by this Agreement.

         SECTION 3.26. Labor Relations. Except as listed or described on SECTION
3.26 of the Disclosure Schedule, each of the LAI Companies (a) are, and have been for the past three years, in compliance with all applicable Laws regarding employment and employment practices, terms and conditions of employment, wages and hours, and plant closing, occupational safety and health and workers' compensation and are not engaged in any unfair labor practices, (b) have no, and have not had in the past three years any, unfair labor practice charges or complaints pending or, to the Knowledge of LAI and TLC, threatened against any of them before the National Labor Relations Board, (c) have no, and have not had in the past three years any, internal contractual grievances pending or threatened against them and (d) have no, and have not had in the past three years any, charges pending before the Equal Employment Opportunity Commission, the DOL, the Office of Federal Contract Compliance, the Department of Justice or any state or local agency responsible for the prevention of unlawful employment practices. There is no labor strike, slowdown, work stoppage or lockout actually pending or, to the Knowledge of LAI and TLC, threatened against or affecting any of the LAI Companies. No union organizational campaign or representation petition is currently pending with respect to the employees of the LAI Companies.

         SECTION 3.27. Taxes. Except in each case as set forth in SECTION 3.27 of the Disclosure Schedule:

              (a) The LAI Companies have timely filed with the appropriate federal, state, local or foreign taxing or Governmental Authority all Tax Returns required to be filed on behalf of the LAI Companies. All such Tax Returns are true, correct and complete. The LAI Companies have timely paid in full all Taxes required to have been paid. The LAI Companies have complied in all respects with all applicable Laws, rules and regulations relating to the filing of Tax Returns and the payment and withholding of Taxes, and have, within the time and in the manner prescribed by law, withheld and timely paid to the proper taxing or Governmental Authority all amounts required to be so withheld and paid under applicable Laws. The LAI Companies have accrued or made adequate provision for all Taxes not yet due or paid, and such accruals and reserves for Taxes are adequate in accordance with GAAP to cover all Taxes accrued or accruable through the Effective Time, and all such accruals and reserves will be reflected on the Pre-Closing Statement.

              (b) No federal, state, local or foreign audits or other administrative proceedings or court proceedings are presently pending with regard to any Taxes or Tax Returns of any of the LAI Companies, and none of the LAI Companies has received a notice of any pending or proposed claims, audits or proceedings with respect to Taxes. None of the LAI Companies has received any notice of deficiency or assessment from any taxing or Governmental Authority for any amount of Tax that has not been fully settled or satisfied, and, to the Knowledge of the LAI Companies, no such deficiency or assessment has been proposed or threatened. No claim has been made by any taxing or Governmental Authority in a jurisdiction in which any of the LAI Companies has not filed Tax Returns that any of such entities are, or may be, subject to taxation in such jurisdiction. None of the LAI Companies has filed a Form 8275 or other form with any Tax Return disclosing any positions taken therein that could result in a substantial understatement of Taxes within the meaning of Code Section 6662 or any similar statute or regulation under state, local and foreign Laws. There are no Liens for Taxes upon any property or assets of the LAI Companies, except for Liens for Taxes not yet due and payable. None of the LAI Companies has requested an extension of time within which to file any Tax Return that has not since been filed and no currently effective waivers, extensions, or comparable consents regarding the application of the statute of limitations with respect to Taxes or Tax Returns have been given by or on behalf of any of the LAI Companies. None of the LAI Companies is a party to any agreement or understanding providing for the allocation or sharing of Taxes. None of the LAI Companies has granted in writing any power of attorney which is currently in force with respect to any Taxes or Tax Returns.

              (c) None of the LAI Companies has constituted a "distributing corporation" or a "controlled corporation" (within the meaning of Code Section 355(a)(1)(A)) in a distribution of stock to which Code Section 355 (or so much of Code Section 356 as relates to Code Section 355) applies and which occurred within two years of the date of this Agreement. Except as set forth in the Financial Statements, none of the LAI Companies has agreed, or is required, to make any adjustment under Code Section 481 affecting any taxable year ending on or after January 1, 2000. None of the LAI Companies will be required to include any amount in income for any taxable period (or portion thereof) ending after the Effective Time as a result of a change in the method of accounting for a taxable period ending prior to the Effective Time. None of the LAI Companies has made any payments, is obligated to make any payments or is a party to any agreement that under certain circumstances would reasonably be expected to obligate it to make any payments that will not be deductible under Code Sections 280G or 162(m). None of the LAI Companies has made, within two years of the date of this Agreement, any (i) redemptions, (ii) transfers or other dispositions of property for which any of the LAI Companies did not receive adequate consideration, or (iii) distributions to the holders of stock of any of the LAI Companies with respect to stock other than distributions of cash in the ordinary course of business. None of the LAI Companies has made an election under Code
Section 341(f). None of the LAI Companies has been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). None of the LAI Companies has been included in any "consolidated," "unitary" or "combined" Tax Return (other than Tax Returns which include only LAI and any of its Subsidiaries) provided for under the laws of the United States, any foreign jurisdiction or any state or locality with respect to Taxes for any taxable year since January 9, 1998. None of the LAI Companies has assets subject to a lease to a "tax exempt entity" within the meaning of Code Section 168(h)(2). None of the LAI Companies has Tax attributes that are subject to the limitations of Code Sections 382, 383 or 384 or Treasury Regulation Sections 1.1502-15 or 1.1502-21(c). None of the LAI Companies is a partner in any joint venture, partnership or other arrangement or contract that would be treated as a partnership for federal income Tax purposes. None of the LAI Companies is, or has been, a personal holding company within the meaning of Code Section 542. None of the LAI Companies is a foreign person, as such term is referred to in Code Section 1445(f)(3) and Treasury Regulation Section 1.1445-2. None of the LAI Companies has at any time participated in or cooperated with any international boycott as defined in Code Section 999.

              (d) Each of the LAI Companies has made available to CMC correct and complete copies of (i) all of its Tax Returns filed within the past four years and for all years that remain open to audit or with respect to which any LAI Company has entered into any waivers of statutes of limitation or agreements extending the period for assessment or collection of any Taxes, (ii) all audit reports, letter rulings, technical advice memoranda and similar documents issued by a taxing or Governmental Authority within the past five years relating to the federal, state, local or foreign Taxes due from or with respect to it, and (iii) any closing letters or agreements entered into by it with any taxing or Governmental Authority within the past five years with respect to Taxes. No outside tax accountant or auditor of any of the LAI Companies has withdrawn from representing any LAI Company or been terminated in connection with a disagreement with respect to any Tax Return of any LAI Company or the Tax treatment of any item that would affect the amount of Tax owed by any LAI Company.

              (e) The Pre-Closing Statement delivered by LAI will accurately reflect all of the following items as part of the calculation of the Cancellation of Indebtedness Tax: (i) LAI's total consolidated net operating loss for federal income tax purposes for its current fiscal year plus any net operating loss carryover for all prior fiscal years, (ii) the total amount of Debt owed by any LAI Company to Churchill or other creditor that is forgiven or canceled in connection with the Merger or that has been forgiven, canceled or reduced within the 12 months prior to Closing, (iii) the dollar amount of tax attributes, including the tax basis in the properties of and capital stock held by the LAI Companies and CMC and its direct and indirect subsidiaries, that are reduced due to the amount of cancellation of indebtedness income that is not recognized by the LAI Companies pursuant to Code Section 108(a)(1), and (iv) the aggregate amount of unpaid Taxes of the LAI Companies with respect to any Pre-Effective Time Periods (except to the extent of the dollar amount of the IRS Payment Amount, which is the aggregate amount of Taxes and related interest paid in connection with the filing of the LAI Amended Tax Returns). Neither CMC nor any of the LAI Companies will recognize any cancellation of indebtedness income during any Post-Effective Periods as a result of the transactions contemplated hereby or any third party transaction related thereto, except as will be reflected in the adjustment to the Purchase Price under SECTION 2.3.

              (f) The LAI Amended Tax Returns adequately reflect in full all Taxes of the LAI Companies for the periods covered thereby.

              (g) For purposes of this Agreement (i) "TAX" or "TAXES" shall mean
(1) any and all taxes, customs, duties, tariffs, imposts, charges, deficiencies, assessments, levies or other like governmental charges, including, without limitation, income, gross receipts, excise, real or personal property, ad valorem, value added, estimated, alternative minimum, stamp, sales, withholding, social security, occupation, use, service, service use, license, net worth, payroll, franchise, transfer and recording taxes and charges, imposed by the IRS or any other taxing authority (whether domestic or foreign including, without limitation, any state, county, local or foreign government or any subdivision or taxing agency thereof (including a United States possession)), whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest, fines, penalties or additional amounts attributable to, or imposed upon, or with respect to, any such amounts, (2) any Tax liability for the payment of any amounts described in (1) as a result of being a member of an affiliated, consolidated, combined, unitary, or similar group or as a result of transferor or successor liability, and (3) any liability for the payment of any amounts as a result of being a party to any tax sharing agreement or as a result of any obligation to indemnify any other person with respect to the payment of any amounts of the type described in (1) or (2), and (ii) "TAX RETURN" shall mean any report, return, document, declaration, election or other information or filing required to be supplied to any taxing or Governmental Authority or jurisdiction (foreign or domestic) with respect to Taxes, including, without limitation, information returns and any documents with respect to or accompanying payments of estimated Taxes or requests for the extension of time in which to file any such report, return, document, declaration or other information.

         SECTION 3.28. Compliance with Applicable Law. Except as set forth in
SECTION 3.28 of the Disclosure Schedule, each of the LAI Companies holds all Permits necessary for the lawful conduct of its business under and pursuant to, and the businesses of each of the LAI Companies are not being conducted in violation of, any provision of any Law, Order or Permit applicable to any of the LAI Companies.

         SECTION 3.29. Brokers' Fees and Commissions. Except as set forth in
SECTION 3.29 of the Disclosure Schedule, none of the LAI Companies, their directors or officers, or any of their respective employees or agents, has incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with the transactions contemplated by this Agreement.

         SECTION 3.30. Proprietary Rights.

              (a) SECTION 3.30(a) of the Disclosure Schedule contains an accurate and complete list of all domestic and foreign patents, patent applications, trade names, material unregistered trademarks and service marks, trademark and service mark registrations and applications, copyright registrations and applications, and domain names owned or used by any of the LAI Companies in the operation of their businesses. SECTION 3.30(a) of the Disclosure Schedule also contains an accurate and complete list of all agreements that grant any of the LAI Companies licenses to third party Intellectual Property including, without limitation, computer software licenses other than non-material software licenses that are granted in commercially available software sold "off the shelf," "click through" or "shrink wrap" and that has a purchase price, individually or in the aggregate of less than $10,000 (collectively, the "LICENSED INTELLECTUAL PROPERTY").

              (b) Except as set forth in SECTION 3.30(b) of the Disclosure Schedule, the LAI Companies own or have the right to use pursuant to an agreement (as listed in SECTION 3.30(b) of the Disclosure Schedule with respect to the Licensed Intellectual Property), free and clear of all Liens, all Intellectual Property necessary for the operation of their respective businesses as such businesses are now conducted.

              (c) With respect to the Licensed Intellectual Property: (i) the agreement covering the item is legal, valid, binding and enforceable and the LAI Company a party thereto is not in default under such agreement; (ii) the agreement does not contain any provision preventing or limiting the consummation of the transactions contemplated hereby including any provision granting a party a right of, or otherwise causing the, termination or modification of any provisions as a result thereof; (iii) no consents or payments are required to enable the LAI Companies to continue the use of such Intellectual Property under such agreement following the Closing Date other than payments in the ordinary course of business; and (iv) no LAI Company is, and to the Knowledge of any LAI Company no party to such agreement is, in breach or default in any respect, no transaction contemplated by this Agreement will result in a breach or default of such agreement in any respect, and no event has occurred, nor will the transactions contemplated by this Agreement cause an occurrence, which with notice or lapse of time would constitute a breach or default by any of the LAI Companies or permit termination, modification or acceleration under such agreement.

              (d) Except as set forth in SECTION 3.30(d) of the Disclosure Schedule or as may be inherent in the sale of products in the ordinary course of business, none of the LAI Companies has granted any licenses of or other rights to use any Intellectual Property to any third party.

              (e) No Intellectual Property used by any of the LAI Companies is owned by any stockholder (other than another LAI Company), officer, director or employee of any of the LAI Companies.

              (f) The LAI Companies have taken all commercially reasonable actions to protect and preserve the confidentiality of all trade secrets and confidential information included in the Intellectual Property used by any of the LAI Companies in the operation of their respective businesses ("CONFIDENTIAL INFORMATION"). To the Knowledge of the LAI Companies, no Confidential Information material to the business of any of the LAI Companies has been disclosed or authorized to be disclosed to any third party, other than pursuant to a non-disclosure agreement that reasonably protects such LAI Company's proprietary interests in and to such Confidential Information or under circumstances in which the third party is under a legal duty not to disclose such Confidential Information.

              (g) None of the LAI Companies has interfered with, infringed upon, misappropriated or violated any Intellectual Property rights of third parties, and none of the LAI Companies has received any charge, complaint, claim or notice alleging any such interference, infringement, misappropriation or violation. To the Knowledge of the LAI Companies, no third party has interfered with, infringed upon, misappropriated or violated any Intellectual Property rights owned by any of the LAI Companies.

              (h) None of the LAI Companies has entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property right other than LAI's standard warranty policy for products or services sold or performed.

              (i) All patents, and issued trademark, service mark and copyright registrations owned by any of the LAI Companies are valid and subsisting. There are no past due, unpaid maintenance fees, annuities or other fees payable in each case to a Governmental Authority on the Intellectual Property owned by any of the LAI Companies, and no such fees or annuities are due within thirty (30) days following the Closing Date.

         SECTION 3.31. Insurance. Each of the LAI Companies has insurance policies in full force and effect for such amounts as are sufficient for compliance with all requirements of applicable Law and of all Material Contracts to which any of the LAI Companies are parties or by which they are bound. Set forth in SECTION 3.31 of the Disclosure Schedule is a list of all fire, liability and other forms of insurance and all fidelity bonds held by or applicable to each of the LAI Companies or their respective businesses or properties, setting forth in respect of each such policy the policy name, policy number, expiration date, carrier, term, type of coverage, policy limits, deductibles and current annual premium. Except as set forth in SECTION 3.31 of the Disclosure Schedule, to the Knowledge of the LAI Companies, no event relating to any of the LAI Companies or their respective businesses has occurred which can reasonably be expected to result in a retroactive upward adjustment in premiums under any such insurance policies or which is likely to result in a prospective upward adjustment in such premiums. Except as set forth in SECTION
3.31 of the Disclosure Schedule, excluding insurance policies that have expired and been replaced in the ordinary course of business, no insurance policy of any LAI Company has been cancelled within the last three years, and to the Knowledge of the LAI Companies, no threat has been made to cancel any insurance policy of any of the LAI Companies during such period. Except as noted on SECTION 3.31 of the Disclosure Schedule, all such insurance will remain in full force and effect with respect to periods before the Closing after giving effect to the Merger and the transactions contemplated hereby. No event has occurred, including, without limitation, the failure by any of the LAI Companies to give any notice or information or any of the LAI Companies giving any inaccurate or erroneous notice or information, which limits or impairs the rights of any of the LAI Companies under any such insurance policies.

         SECTION 3.32. Environmental Matters.

              (a) For purposes of this Agreement, the following terms shall have the following meanings:

                      (i) "CURRENT FACILITY" means any real property, leaseholds, or other interests, including any interests in buildings, plants, structures, or equipment (including motor vehicles, tank cars, and rolling stock) that is or was leased, owned or operated by any LAI Company on or after January 1, 1998.

                      (ii) "ENVIRONMENTAL CLAIM" means any accusation, allegation, notice of violation, action, claim, environmental lien, demand, abatement, Order or direction

(conditional or otherwise) by any Governmental Authority or any other person (1) for personal injury (including sickness, disease, death), damage to tangible or intangible property, damage to the environment (including natural resources), nuisance, pollution, contamination, trespass or other adverse effects on property or to the environment arising under any Environmental Requirement or in connection with any Hazardous Material, or (2) for any Environmental Costs or Liabilities or (3) for the conduct of any Remedial Action;

                      (iii) "ENVIRONMENTAL COSTS AND LIABILITIES" means any and all losses, liabilities, obligations, damages, fines, penalties, judgments, actions, claims, response, cost recovery or other costs and expenses (including, without limitation, fees, disbursements and expenses of legal counsel, experts, engineers and consultants and the costs of investigation and feasibility studies and Remedial Action) arising from or under or resulting from or based upon (A) the existence of a Release prior to Closing or the continuation of the existence of a Release that occurred prior to Closing of, or exposure as a result of a Release prior to Closing to, any Hazardous Material arising or occurring in connection with the operation of the business of any LAI Company, any Former or Current Facility or with any act, omission or conduct of any LAI Company or related to any property that is or was owned, operated or leased by any LAI Company or any activities or operations thereof; (B) prior to the Closing Date, the transportation, storage, treatment or disposal of Hazardous Materials by or on behalf of any LAI Company or in connection with any Former or Current Facility or other property that is or was owned, operated or leased prior to the Closing Date, by any LAI Company or utilized by any LAI Company in the conduct of the business of any LAI Company or any Former or Current Facility prior to the Closing Date; or (C) any violation of any Environmental Requirement or any liability under any Environmental Requirement that occurred in connection with the operation of any LAI Company or Former or Current Facility prior to the Closing Date;

                      (iv) "ENVIRONMENTAL LAW" means any federal, state, local, or foreign law (including common law), statute, code, ordinance, rule, regulation or other requirement relating to the environment, natural resources, or public or employee health and safety and includes, but is not limited to, the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. Section 9601 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq., the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. Section 6901 et seq., the Clean Water Act, 33 U.S.C. Section 1251 et seq., the Clean Air Act, 33 U.S.C. Section 2601 et seq., the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. Section 136 et seq., the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 et seq., Federal Safe Drinking Water Act, 42 U.S.C. Section 300 F et seq. and the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq., as such laws have been amended or supplemented, and the regulations promulgated pursuant thereto, and all analogous state or local statutes as in effect on the date hereof;

                      (v) "ENVIRONMENTAL PERMIT" means any Permit required under any Environmental Law or Order;

                      (vi) "ENVIRONMENTAL REQUIREMENT" means any applicable requirement under Environmental Law, any Environmental Permit or any Order;

                       (vii) "FORMER FACILITY means any real property, leaseholds, or other interests, including any interests in buildings, plants, structures, or equipment (including motor vehicles, tank cars, and rolling stock) that is not a Current Facility and that was leased, owned or operated by any LAI Company prior to the date hereof.

                       (viii) "HAZARDOUS MATERIAL" means any substance, material or waste which is regulated under any Environmental Law or which otherwise constitutes a risk to human health or the environment and is regulated by any Governmental Authority, including, without limitation, any material, substance or waste which is defined as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous substance," "restricted hazardous waste," "contaminant," "toxic waste" or "toxic substance" under any provision of Environmental Law, and including, without limitation, petroleum, petroleum products (including crude oil and any fraction thereof), asbestos, asbestos-containing materials, urea formaldehyde and polychlorinated biphenyls;

                       (ix) "RELEASE" means any release, spill, emission, leaking, pumping, pouring, dumping, emptying, injection, deposit, disposal, discharge, dispersal, leaching, or migration on or into the indoor or outdoor environment or into or out of any property (whether sudden or non-sudden, accidental or non-accidental); and

                       (x) "REMEDIAL ACTION" means any action, including, without limitation, any capital expenditures, required or voluntarily undertaken to (1) clean up, remove, treat, or in any other way address any Hazardous Material; (2) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material; (3) perform pre-remedial studies and investigations or post-remedial monitoring and care with respect to any Hazardous Material; or (4) bring any Facility into compliance with any Environmental Requirement.

              (b) Except as set forth in SECTION 3.32(b) of the Disclosure
Schedule:

                       (i) and except in compliance with Environmental Law and in such amounts as would not give rise to restrictions, obligations or liabilities under Environmental Law, no Current Facility has been or is being used by the LAI Companies, and no Former Facility has been used by the LAI Companies, and to the Knowledge of the LAI Companies, no Former or Current Facility has ever been used by any Person, for the disposal of Hazardous Materials;

                       (ii) no Hazardous Materials that were wastes have been transported to any Former or Current Facility by an LAI Company or, to the Knowledge of the LAI Companies, by any other Person;

                       (iii) no Hazardous Materials that were wastes have been transported from any Former or Current Facility by an LAI Company or, to the Knowledge of the LAI Companies, by any other person; as to any such Former or Current Facility, the LAI Companies have listed on SECTION 3.32(b) of the Disclosure Schedule a description of: the nature of the Hazardous Materials; the location to which such materials were taken; and the time periods during which such disposal took place;

                       (iv) except in compliance with Environmental Law and in such amounts as would not give rise to restrictions, obligations or liabilities under Environmental Law, no Hazardous Materials have been Released to or from any Current or Former Facility by an LAI Company or, to the Knowledge of the LAI Companies, by any other Person, in amounts that could result in liability, or obligations, under any Environmental Law;

                       (v) the business conducted by each LAI Company at each Current Facility has been and is, and each Former Facility was, in compliance with all applicable Environmental Requirements;

                       (vi) each LAI Company (A) has obtained and currently maintains, and has timely filed any necessary renewal applications for, all Environmental Permits necessary for the conduct of the business conducted by each LAI Company, (B) has owned and operated, and owns and operates, its Current Facilities, and to the Knowledge of LAI and TLC has owned and operated its Former Facilities, in compliance with all requirements of those Environmental Permits and (C) has not received any notice of (I) any requirement for any additional Environmental Permit or (II) any threat or proceeding to revoke, modify or otherwise affect any of those Environmental Permits;

                       (vii) there are no Environmental Claims or legal proceedings (A) pending against any LAI Company or any Current Facility, or (B) to the Knowledge of the LAI Companies, (I) pending against any Former Facility or (II) threatened against any LAI Company or any Former or Current Facility, alleging or asserting any Environmental Claim, and to the Knowledge of the LAI Companies, there exists no reasonable basis for the assertion of such claims or for such proceedings;

                       (viii) neither any LAI Company, nor, to the Knowledge of the LAI Companies, any predecessor of any LAI Company or, any current owner or any former owner or operator of any real or personal property currently owned, leased or operated by any LAI Company, has filed any notice under any Environmental Law reporting a Release or threatened Release of any Hazardous Material or received any notice of any Environmental Claim with respect thereto;

                       (ix) neither any LAI Company, any Current Facility nor, to the Knowledge of the LAI Companies, any Former Facility, is currently subject to, or the subject of, any Order under any Environmental Law; and neither any LAI Company, any Current Facility nor, to the Knowledge of the LAI Companies, any Former Facility, has in the past, been subject to, or the subject of, any such Order; and

                       (x) neither any LAI Company nor, to the Knowledge of the LAI Companies any predecessor of any LAI Company has given any contractual indemnity, release, or other liability shifting mechanism to any person with respect to any actual or potential Environmental Claim or Environmental Costs and Liabilities.

              (c) Underground and Above Ground Storage Tanks. Except as set forth in SECTION 3.32(c) of the Disclosure Schedule, no underground or aboveground storage tanks containing petroleum, petroleum products, any wastes or any Hazardous Materials are currently located on any Current Facility, and, to the Knowledge of the LAI Companies, have been located on any Former Facility. Except to the extent set forth in SECTION 3.32(c) of the Disclosure Schedule, the LAI Companies have complied with all Environmental Requirements regarding the installation, use, testing, monitoring, operation and closure of each UST or AST. As to each such underground or aboveground storage tank identified in
SECTION 3.32(c) of the Disclosure Schedule (each a "UST" or an "AST," respectively), if any, the LAI Companies have listed on such Schedule and has provided to CMC or Sub a copy of the following, if available:

                       (i) information and material, including any available drawings and photographs, showing the location of each UST and AST, and identifying whether any LAI Company currently owns or leases the property on which the UST or AST is located (and if an LAI Company does not currently own or lease such property, the dates on which it did and the current owner or lessee of such property);

                       (ii) the date of installation and specific use or uses of each of each listed UST or AST;

                       (iii) tank and piping tightness tests and cathodic protection tests or similar studies or reports for each UST or AST;

                       (iv) each notice to or from a Governmental Authority relating to each UST or AST;

                       (v) the records with regard to the UST or AST, including without limitation repair records, release detection records, release reporting and corrective action records, financial assurance compliance records and records of ownership; and

                       (vi) to the extent not otherwise set forth pursuant to the above, a summary description of instances, past or present, in which, to the Knowledge of the LAI Companies, the UST or AST failed to meet applicable standards and regulations for tightness or otherwise and the extent of such failure, and any other operational or environmental problems with regard to the UST or AST, including, without limitation, spills and Releases, including spills and Releases in connection with delivery of materials to the UST or AST, and soil, groundwater or surface water contamination.

         SECTION 3.33. Books and Records. The books of account, minute book, and other corporate records of each of the LAI Companies, all of which have been made available to CMC, are complete and correct in all material respects and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls. There are no assets having a value in excess of $5,000, individually or in the aggregate, not reflected in the books of account of the LAI Companies. The minute book of each of the LAI Companies contains accurate and fair summaries of all meetings held of, and corporation action taken by, the stockholders, the board of directors, and committees of the board of directors of each of the LAI Companies, and no action taken by such stockholders, board of directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books.

         SECTION 3.34. Information. No representation or warranty by LAI or TLC contained in this Agreement (including the Disclosure Schedule) or in any certificate or document furnished by LAI or TLC pursuant to this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading.

         SECTION 3.35. Certain Business Practices and Regulations; Potential Conflicts of Interest.

              (a) The LAI Companies and the directors, officers, agents or employees of the LAI Companies acting on behalf of the LAI Companies have not
(i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other unlawful payment.

              (b) Except as set forth in SECTION 3.35 of the Disclosure Schedule, none of the stockholders, officers or directors of any of the LAI Companies or any entity controlled by any of the foregoing (i) owns, directly or indirectly, any equity or voting interest of at least 5% in, or is a director, officer, employee, consultant or agent of, any person which is a lessor, lessee or customer of, or supplier of goods or services (other than oversight and other services provided by TGF I Management, Inc., and Electra Partners, Inc. and their respective affiliates) to, any of the LAI Companies, (ii) owns, directly or indirectly, in whole or in part, any real property, leasehold interests or other property that any of the LAI Companies used to conduct its business, (iii) has any cause of action or other suit, action or claim whatsoever against, or owes any amount to any of the LAI Companies, (iv) has sold to, or purchased from, any of the LAI Companies any assets or property for aggregate consideration in excess of $5,000 since January 1, 2001, or (v) is a party to any Contract or participates in any arrangement, written or oral, in each case pursuant to which any of the LAI Companies provide office space or services of any nature to any such individual or entity, except to such individual in his capacity as an employee, officer, director or stockholder of any of the LAI Companies. Except as set forth in SECTION 3.35 of the Disclosure Schedule, none of the officers or directors of any of the LAI Companies or any entity controlled by any of the foregoing owns, directly or indirectly, any significant interest in, or is a director, officer, employee, consultant or agent of, or any person which a competitor of, any of the LAI Companies.

         SECTION 3.36. No Material Adverse Effect. Except as set forth in
SECTION 3.36 of the Disclosure Schedule, since January 31, 2003, there has not occurred an event or condition that, individually or when taken together with all other events or conditions, has had or could reasonably be expected to have, whether before or after the Effective Time, a Material Adverse Effect.

         SECTION 3.37. Agreements with Churchill and Other Debtholders. Churchill has consented to this Agreement and the Escrow Agreement with respect to the Debt owed by the LAI Companies to Churchill pursuant to the Consent to Merger, Forbearance, Payoff Agreement and Release among the LAI Companies, CMC and Churchill (the "CHURCHILL CONSENT AND AGREEMENT"), and the Churchill Consent and Agreement remains in full force and effect. A true, correct and complete copy of such consent and agreement of Churchill is included in SECTION 3.37 of the Disclosure Schedule. Immediately prior to the Closing, subject to the satisfaction of all conditions in the Churchill Consent and Agreement, the amount of Debt owed by the LAI Companies to Churchill will be reduced as provided in the Churchill Consent and Agreement. Except for the Obligations (as such term is defined in the Churchill Loan Agreement) as reduced by the Churchill Consent and Agreement, Churchill does not have any claims against any of the LAI Companies, and none of the LAI Companies has any claim against Churchill. The Senior Lenders have entered into a letter agreement with the LAI Companies setting forth, among other things, the amount necessary to pay the Senior Obligations Payoff Amount in full. A true, correct and complete copy of such letter is included in SECTION 3.37 of the Disclosure Schedule. This Agreement and the transactions contemplated hereby have either been consented to by the holders of the outstanding 17.5% Subordinated Promissory Notes of LAI or such notes will have been duly canceled prior to the Closing. True, correct and complete copies of all Contracts between any LAI Company and any holder of 17.5% Subordinated Promissory Notes of LAI with respect to the payment and settlement thereof are attached to SECTION 3.37 of the Disclosure Schedule.

                                   ARTICLE IV

                               REPRESENTATIONS AND
                    WARRANTIES OF THE PRINCIPAL STOCKHOLDERS

         Each Principal Stockholder severally with respect to itself (and not jointly) represents and warrants to CMC and Sub that, as of the date of this
Agreement:

         SECTION 4.1. Ownership of Shares. Such Principal Stockholder is and will be on the Closing Date the record and beneficial owner and holder of the number of issued and outstanding shares of LAI Capital Stock set forth opposite such Principal Stockholder's name in SECTION 3.4 of the Disclosure Schedule free and clear of all Liens. Except as set forth in SECTION 3.4 of the Disclosure Schedule, such Principal Stockholder is not a party to any voting trust, proxy or other agreement with respect to the voting of any shares of LAI Capital Stock.

         SECTION 4.2. Authorization. Such Principal Stockholder has been duly organized and is validly existing under the laws of the jurisdiction of its organization. Such Principal Stockholder has full power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party and to perform the obligations of such Principal Stockholder hereunder and thereunder. This Agreement has been, and the Ancillary Agreements to which such Principal Stockholder is a party will be as of the Closing, duly and validly authorized, executed and delivered by such Principal Stockholder and, assuming this Agreement and the Ancillary Agreements constitute the valid and binding obligations of CMC, Sub, LAI, TLC and the other Principal Stockholder, constitute valid and binding obligations of such Principal Stockholder, enforceable against it in accordance with their respective terms. No other action on the part of such Principal Stockholder is necessary to authorize the execution and delivery of this Agreement, the Ancillary Agreements to which it is a party or the consummation of the transactions contemplated hereby or thereby. Except for any consents, approvals, filings or registrations that may be required under the HSR Act and the filing of the Certificate of Merger with the Delaware Secretary of State pursuant to the DGCL, no filing or registration with, no notice to and no Permit or consent of any Governmental Authority is necessary in connection with the execution, delivery and performance of this Agreement by such Principal Stockholder, or the consummation by such Principal Stockholder of the transactions contemplated by this Agreement.

         SECTION 4.3. No Violation. Except as set forth in SECTION 4.3 of the Disclosure Schedule, neither the execution and delivery of this Agreement and the Ancillary Agreements to which it is a party by such Principal Stockholder and the performance by such Principal Stockholder of its obligations hereunder and thereunder, nor the consummation by such Principal Stockholder of the transactions contemplated hereby and thereby will, directly or indirectly:

              (a) violate, conflict with or result in any breach of (with or without due notice or lapse of time or both) any provision of the organizational documents or any resolution, statement, policy or procedure adopted by such Principal Stockholder;

              (b) violate any Order of any court of Governmental Authority applicable to such Principal Stockholder or any of its respective properties or assets; or

              (c) violate any requirements of Law applicable to such Principal Stockholder.

         SECTION 4.4. Brokers and Finders. Such Principal Stockholder has not incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with the transactions contemplated by this Agreement.

                                   ARTICLE V

                               REPRESENTATIONS AND
                            WARRANTIES OF CMC AND SUB

         CMC and Sub hereby jointly and severally represent and warrant to the Sellers that:

         SECTION 5.1. Organization. Each of CMC and Sub is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, with all requisite power and authority to own, lease and operate its respective properties and to carry on its respective businesses as now being conducted. CMC and Sub have delivered to LAI complete and correct copies of their respective Certificates of Incorporation and Bylaws, and such documents are in full force and effect and have not been amended, modified, revoked, terminated or cancelled or in any manner varied from the documents delivered to LAI.

         SECTION 5.2. Authorization. CMC and Sub have full corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements to which they are parties and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement by CMC and Sub, the performance by CMC and Sub of their respective obligations hereunder, and the consummation by them of the transactions contemplated hereby, have been duly and validly authorized by the respective boards of directors of CMC and Sub and by the sole stockholder of Sub. No other corporate action on the part of CMC or Sub is necessary to authorize the execution and delivery of this Agreement, the Ancillary Agreements or to consummate the transactions contemplated hereby and thereby. This Agreement has been, and as of the Closing Date the Ancillary Agreements will have been, duly and validly executed and delivered by CMC and Sub and, assuming the Agreement and the Ancillary Agreements constitute the valid and binding obligations of each of the Sellers and any other party thereto, will constitute valid and binding obligations of CMC and Sub, enforceable against each of them in accordance with their respective terms.

         SECTION 5.3. No Violation. Neither the execution and delivery of this Agreement and the Ancillary Agreements by CMC and Sub and the performance by CMC and Sub of their obligations hereunder and thereunder nor the consummation by CMC and Sub of the transactions contemplated hereby and thereby will directly and indirectly (a) violate, conflict with or result in any breach (with or without due notice or the lapse of time or both) of any provision of the Certificate or Articles of Incorporation or Bylaws of CMC or Sub, (b) violate any Order of any court or Governmental Authority applicable to CMC or Sub or (c) violate any requirement of Law applicable to the CMC or Sub.

         SECTION 5.4. Consents and Approvals. Other than any consents and approvals of or filings or registrations that may be required pursuant to the HSR Act and the filing of Certificate of Merger with the Delaware Secretary of State pursuant to the DGCL, no filing or registration with, no notice to and no permit, authorization, consent or approval of any Governmental Authority is necessary in connection with the execution, delivery and performance of this Agreement and the Ancillary Agreements by CMC and Sub, or the consummation by CMC or Sub of the transactions contemplated hereby and thereby.

         SECTION 5.5. Brokers and Finders. Except for amounts payable to Goldman Sachs for advisory services in connection with the Merger, neither CMC nor Sub has incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with the transactions contemplated by this Agreement.

                                   ARTICLE VI

                                    COVENANTS

         SECTION 6.1. Conduct of Business of each of the LAI Companies Prior to the Effective Time.

              (a) Except as contemplated by this Agreement or the Ancillary Agreements, during the period from the date of this Agreement and continuing until the Effective Time, the Sellers agree that, except to the extent that CMC shall otherwise consent in writing, LAI and TLC shall, and shall cause their Subsidiaries to, and the Principal Stockholders shall use commercially reasonable efforts to cause the LAI Companies to, carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, and shall use their commercially reasonable efforts to:

                       (i) preserve intact their present business organization;

                       (ii) keep available the services of their present officers and employees;

                       (iii) preserve their current relationships with customers, suppliers, lenders and others having business dealings with them;

                       (iv) maintain their respective properties and facilities, including those held under leases, in as good working order and condition as at present, ordinary wear and tear excepted;

                       (v) perform in a timely manner all of their obligations under this Agreement and all other Material Contracts relating to or affecting any of their respective assets;

                       (vi) keep in full force and effect present insurance policies or other comparable insurance coverage; and

                       (vii) maintain and preserve the goodwill associated with their respective businesses.

              (b) Without limiting the generality of the foregoing, prior to the Effective Time, and except as expressly contemplated or permitted by this Agreement or the Ancillary Agreements, or required by applicable Law, neither LAI nor TLC will permit, and the Principal Stockholders will not take any affirmative action to permit, any of the LAI Companies to, without the prior written consent of CMC, which consent will not be unreasonably withheld:

                       (i) split, combine or reclassify any shares of its capital stock, declare, pay or set aside for payment any dividend or other distribution in respect of its capital stock, or directly or indirectly, redeem, purchase or otherwise acquire any shares of its capital stock or other securities;

                       (ii) issue, sell, pledge, dispose of, encumber or deliver (whether through the issuance or granting of any options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class of any of the LAI Companies or any securities convertible into or exercisable or exchangeable for shares of stock of any class of any of the LAI Companies (other than issuance of Certificates in replacement of lost Certificates);

                       (iii) (A) incur any liability or obligation (absolute, accrued, contingent or otherwise) that would be considered a long-term liability on LAI's consolidated balance sheet prepared in accordance with GAAP applied on a consistent basis with the Financial Statements, except in accordance with the Senior Loan Agreement, (B) incur any other liability or obligation (absolute, accrued, contingent or otherwise) other than in the ordinary course of business consistent with past practices, (C) incur or issue any Debt or debt securities, or (D) assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other person;

                       (iv) make any capital expenditures in excess of $100,000 in the aggregate;

                       (v) acquire or agree to acquire (by merger, share exchange, consolidation or acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division or significant assets thereof or acquire, or agree to acquire, directly or indirectly, any equity interest in any person;

                       (vi) merge, consolidate or agree to consolidate with or into any other person;

                       (vii) amend or modify any Charter Documents (except in accordance with SECTION 7.2(u);

                       (viii) sell, lease, license, encumber or dispose of any of their assets, other than in the ordinary course of business consistent with past practices;

                       (ix) except as otherwise contemplated by this Agreement, amend, modify, terminate or enter into any Material Contract, other than in the ordinary course of business consistent with past practices (it being expressly understood and agreed that any amendment, modification or termination of the Senior Loan Agreement or the Churchill Loan Agreement, or any agreement or instrument related thereto, shall not be deemed to be in the ordinary course of business), or commit a breach of or otherwise fail to comply with any obligation under any Material Contract or Permit;

                       (x) make any change in financial or Tax accounting methods, principles or practices unless required by GAAP or applicable Law;

                       (xi) extend credit in the sale of products, collection of receivables or otherwise, other than in the ordinary course of business consistent with past practices;

                       (xii) fail to maintain its books, accounts and records in the usual, regular and ordinary manner on a basis consistent with prior years;

                       (xiii) fail to use its commercially reasonable efforts to take, or omit to use its commercially reasonable efforts to take, any action where such failure or omission would cause (x) any representation or warranty in ARTICLE III or ARTICLE IV hereof to become untrue or incorrect or (y) any of the conditions to the Merger set forth in ARTICLE VII not being satisfied;

                       (xiv) adopt or amend any collective bargaining agreement or Employee Benefit Plan other than as required by Law;

                       (xv) grant to any employee any bonus or increase in compensation, fringe benefit, severance or termination pay, or enter into to any employment agreement with any employee, except as may be required under employment or termination agreements in effect on the date of this Agreement; provided, however, that the LAI Companies may grant normal salary and wage increases to their employees in accordance with their payroll policies and consistent with past practices;

                       (xvi) enter into any Contract, including a Contract to purchase or lease assets or operating supplies, which includes an aggregate payment or commitment on the part of any party of more than $100,000;

                       (xvii) other than in the ordinary course of business consistent with past practices, submit any binding bid, enter into any Contract whereby any of the LAI Companies is obligated to provide products or services to their customers, or enter into any Contract to purchase any reinforcing bar;

                       (xviii) except as contemplated by SECTION 6.11(e), make any changes or agree to make any changes to any federal or state income Tax Returns filed prior to the date hereof or file any new or amended federal or state income Tax Returns;

                       (xix) make any loans or advances to any person (other than any of the LAI Companies) other than travel or entertainment advances in the ordinary course of business to employees and directors;

                       (xx) directly or indirectly make or cause to be made any payment to any Affiliate other than in accordance with existing agreements and then only in accordance with past practices, or enter into any new agreement with any officer, director, employee, stockholder or Affiliate of any of the LAI Companies;

                       (xxi) permit, create or assume any Lien upon any assets or properties whether now owned or hereafter acquired, except for Permitted Liens;

                       (xxii) waive any material rights or material claims;

                       (xxiii) either (i) commence a Legal Proceeding other than for routine collection of accounts receivable or (ii) settle or compromise any claim or pending or threatened Legal Proceeding;

                       (xxiv) enter into or execute any hedging Contract, commodity Contract or derivative Contract;

                       (xxv) terminate or close any hedging Contract unless LAI's obligations under the purchase or sale Contract to which the hedging Contract relates are themselves satisfied or terminated; or

                       (xxvi) agree or commit, in writing or otherwise, to do any of the foregoing.

         SECTION 6.2. Access to Information. Subject to applicable Law, between the date of this Agreement and the Effective Time, upon reasonable prior notice and at reasonable times during normal business hours without significant disruption to the business of any of the LAI Companies, LAI and TLC will, and the Principal Stockholders will use commercially reasonable efforts to cause each of the LAI Companies to, (a) give CMC and its authorized representatives reasonable access to all LAI Company personnel that LAI shall reasonably designate, offices and other facilities, and to all books and records, of each of the LAI Companies (including Tax returns and accounting work papers), (b) permit CMC to make and will fully cooperate with regard to such inspections as it may reasonably require and (c) cause its officers to furnish CMC such financial and operating data and other information with respect to the business and properties of each of the LAI Companies as CMC may from time to time reasonably request.

         SECTION 6.3. All Reasonable Efforts. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done as promptly as practicable, all things necessary, proper and advisable under applicable Laws to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement. If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, including, without limitation, the execution of additional instruments, the proper officers and directors of each party to this Agreement shall take all such necessary action.

         SECTION 6.4. Consents and Approvals. The parties hereto each will cooperate with one another and use all reasonable efforts to prepare all necessary documentation (including, without limitation, furnishing all information required under the HSR Act and taking all action as may be necessary or advisable to cause early termination of any applicable waiting period under the HSR Act), to effect promptly all necessary filings and to obtain all necessary permits, consents, approvals, orders and authorizations of or any exemptions by, all third parties and Governmental Authorities necessary to consummate the transactions contemplated by this Agreement; provided that nothing in this Agreement shall be deemed to require CMC or any Subsidiary of CMC to agree to, or proffer to, divest or hold separate any assets or any portion of any business of CMC, LAI or any of their respective Subsidiaries. Each party will keep the other party apprised of the status of any inquiries made of such party by any other Governmental Authority or members of their respective staffs with respect to this Agreement or the transactions contemplated hereby.

         SECTION 6.5. Public Announcements. CMC and LAI will consult with each other and will mutually agree (the agreement of each party not to be unreasonably withheld, conditioned or delayed) upon the content and timing of any press release or other public statements with respect to the transactions contemplated by this Agreement, including, without limitation, the Merger, and Sellers shall not issue any such press release or make any such public statement prior to such consultation and agreement, except as may be required by applicable Law or by obligations pursuant to any listing agreement with any securities exchange or any stock exchange regulations, provided, however, that CMC and Sellers will give prior written notice to the other parties of the content and timing of any such press release or other public statement required by applicable Law or by obligations pursuant to any listing agreement with any securities exchange or any stock exchange regulations.

         SECTION 6.6. Notice of Breaches. Between the date of this Agreement and the Closing, the Sellers shall give CMC prompt written notice if any of them actually becomes aware of the occurrence of (a) any breach of representations or warranties of any Seller, (b) any fact, event or condition that could reasonably be expected to result in a breach of or inaccuracy in any representation or warranty of Sellers had that representation or warranty been made as of the time of the occurrence of such fact, event or condition, (c) any Material Adverse Effect, or (d) any fact, event or condition that could reasonably be expected to result in a Material Adverse Affect. During the same period, the Sellers shall give CMC prompt written notice of any breach of any covenant in this ARTICLE VI or if any of them actually becomes aware of the occurrence or failure to occur of an event that may make the satisfaction of the conditions in ARTICLE VII impossible or unlikely. Between the date of this Agreement and the Closing, CMC and Sub shall give the Sellers prompt written notice if either of them becomes aware of the occurrence of (a) any breach of representations or warranties of CMC or Sub or (b) any fact, event or condition that could reasonably be expected to result in a breach of or inaccuracy in any representation or warranty of CMC or Sub had that representation or warranty been made as of the time of the occurrence of such fact, event or condition.

         SECTION 6.7. Exclusivity Agreement.

              (a) From and after the date hereof, the Sellers shall not, directly or indirectly, take (nor shall they authorize or permit any of the LAI Companies or their respective officers, directors, employees, partners, members, agents, attorneys or other representatives, or to the extent within their control, other affiliates to take) any action to (i) encourage, solicit, initiate or facilitate any Acquisition Proposal, (ii) enter into any agreement with respect to any Acquisition Proposal, (iii) participate in any substantive way in discussions regarding an unsolicited inquiry of any Seller by a person unaffiliated with the Sellers with respect to an Acquisition Proposal, or (iv) participate in any way in discussions or negotiations with, or furnish any information to, any person in connection with, or take any other action to facilitate any inquiries or making of any proposal that constitutes, or could reasonably be expected to lead to, any Acquisition Proposal.

              (b) The Sellers shall, as promptly as practicable (and (i) with respect to LAI and TLC in no event later than two business days after receipt thereof and (ii) with respect to TGF and EFPE in no event later than two business days after receipt thereof by Brent Humphries of TGF Management Corp. and Peter Carnwath of EFPE, but not later than seven (7) days after receipt thereof by any other employee of TGF Management Corp. or EFPE), advise CMC of any inquiry or proposal received by any of them relating to any potential Acquisition Proposal (an "INQUIRY"). At the request of CMC, the Sellers shall as promptly as practical (i) furnish CMC with a copy of any Inquiry if it is in writing, or a written summary if it is not in writing, (ii) advise CMC of the material terms of any Inquiry, including the identity of the person and its affiliates making the Inquiry, (iii) advise CMC of any information requested from any Seller, (iv) advise CMC of any negotiations or discussions being sought to be initiated with any Seller, and (v) keep CMC reasonably informed with respect to any developments relating to the Inquiry.

              (c) Notwithstanding the foregoing, at any time prior to obtaining the Stockholder Approval, in response to a bona fide written Acquisition Proposal that the Board of Directors of LAI determines in good faith (after consultation with outside counsel and a financial advisor of nationally recognized reputation) constitutes or would reasonably be expected to lead to a Superior Proposal, and which Acquisition Proposal was not solicited after the date hereof and was made after the date hereof and did not otherwise result from a breach of this SECTION 6.7, LAI may, if its Board of Directors determines in good faith (after consultation with outside counsel) that it is required to do so in order to comply with its fiduciary duties to the stockholders of LAI under applicable Law, and subject to compliance with SECTION 6.7(b), (x) furnish information with respect to LAI and its Subsidiaries to the person making such Acquisition Proposal (and its representatives) pursuant to a customary confidentiality agreement (which need not restrict such person from making an unsolicited Acquisition Proposal) not less restrictive of such person than the Confidentiality Agreement, provided that all such information has previously been provided to CMC or is provided to CMC prior to or substantially concurrent with the time it is provided to such person, and (y) participate in discussions or negotiations with the person making such Acquisition Proposal (and its representatives) regarding such Acquisition Proposal.

              (d) Neither the Board of Directors of LAI nor any committee thereof shall (i) (A) withdraw (or modify in a manner adverse to CMC), or propose to withdraw (or modify in a manner adverse to CMC), the approval, recommendation or declaration of advisability by such Board of Directors or any such committee thereof of this Agreement, the Merger or the other transactions contemplated by this Agreement or (B) recommend, adopt or approve, or propose publicly to recommend, adopt or approve, any Acquisition Proposal (any action described in this clause (i) being referred to as an "ADVERSE RECOMMENDATION CHANGE") or (ii) approve or recommend, or propose to approve or recommend, or allow LAI or any of its Subsidiaries to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement constituting or related to, or that is intended to or would reasonably be expected to lead to, any Acquisition Proposal (other than a confidentiality agreement referred to in SECTION 6.7(c) (an "ACQUISITION AGREEMENT"). Notwithstanding the foregoing, at any time prior to obtaining the Stockholder Approval, the Board of Directors of LAI may (x) make an Adverse Recommendation Change and (y) after payment of the termination fee pursuant to SECTION 9.2(c), cause LAI to terminate this Agreement (and concurrently with or after such termination, if it so chooses, cause LAI to enter into an Acquisition Proposal with respect to any Superior Proposal), if in any such case LAI's Board of Directors determines in good faith (after consultation with outside counsel) that it is required to do so in order to comply with its fiduciary duties to the stockholders of LAI under applicable Law; provided, however, that no Adverse Recommendation Change may be made, and this Agreement may not be terminated, until after the fourth business day following CMC's receipt of written notice (a "NOTICE OF ADVERSE RECOMMENDATION") from LAI advising CMC that the Board of Directors of LAI intends to take such action and specifying the reasons therefor, including the terms and conditions of any Superior Proposal that is the basis of the proposed action by the Board of Directors (it being understood and agreed that any amendment to the financial terms or any other material term of such Superior Proposal shall require a new Notice of Adverse Recommendation and a new four business day period). In determining whether to make a Company Adverse Recommendation Change, the Board of Directors of LAI shall take into account any changes to the terms of this Agreement proposed by CMC in response to a Notice of Adverse Recommendation or otherwise.

              (e) "ACQUISITION PROPOSAL" means any offer or proposal concerning any (i) merger, consolidation, business combination, share exchange or similar transaction involving any of the LAI Companies (ii) sale, lease or other disposition directly or indirectly by merger, recapitalization, consolidation, business combination, share exchange, joint venture, or otherwise of assets of any of the LAI Companies representing 5% or more of the assets of LAI and its Subsidiaries, taken as a whole, other than the ordinary course of business,
(iii) issuance, sale, or other disposition of (including by way of merger, recapitalization, consolidation, business combination, share exchange, joint venture, license or any similar transaction) securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing 5% or more of the voting power of any of the LAI Companies, other than pursuant to an employee stock based compensation plan,
(iv) transaction in which any person shall acquire beneficial ownership or the right to acquire beneficial ownership, or any group shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 5% or more of the outstanding voting capital stock of any of the LAI Companies, or (v) any combination of the foregoing (other than the transactions contemplated by this Agreement).

              (f) "SUPERIOR PROPOSAL" means any bona fide offer made by a person that is not a party to this Agreement or an Affiliate of a party to this Agreement that if consummated would result in such person (or its stockholders) owning, directly or indirectly, all or substantially all of the shares of LAI Capital Stock then outstanding (or of the surviving entity in a merger or the direct or indirect parent of the surviving entity in a merger) or all or substantially all the assets of LAI, which the Board of Directors of LAI determines in good faith (after consultation with counsel and a financial advisor of nationally recognized reputation) to be (i) more favorable to the stockholders of LAI from a financial point of view than the Merger (taking into account all the terms and conditions of such proposal and this Agreement (including any changes to the terms of this Agreement proposed by CMC in response to such offer or otherwise)) and (ii) reasonably capable of being completed, taking into account all financial, legal, regulatory and other aspects of such proposal.

         SECTION 6.8. Escrow Agreement. At the Effective Time, CMC, Churchill and the Escrow Agent named therein shall enter into the Escrow Agreement.

         SECTION 6.9. Waiver of Restrictions on Transfer. The Sellers agree that, effective as of the Effective Time, all restrictions on transfer (including any rights of first offer or rights of first refusal), if any, on LAI Capital Stock, held by LAI's stockholders shall be waived to permit consummation of the Merger.

         SECTION 6.10. Delivery of Financial Statements. LAI shall deliver to CMC within twenty (20) days after the end of each calendar month after the date hereof, or within two (2) days after the date of preparation, whichever is earlier, copies of the consolidated financial statements of the LAI Companies prepared by LAI on a monthly basis for the year-to-date period and monthly detail trial balances. Each of such financial statements shall be prepared in accordance with GAAP applied consistently with the Financial Statements and throughout the periods involved and shall present fairly, in all material respects, the financial condition of LAI and its consolidated Subsidiaries as at said dates and for such periods (subject to normal year end adjustments, which shall not be material in the aggregate). In addition, if applicable, LAI shall deliver to CMC such financial statements of LAI and its Subsidiaries as CMC may reasonably request to enable CMC to comply with its filing requirements under the Exchange Act. The fees and costs of preparing all such financial statements pursuant to this SECTION 6.10 shall be borne by LAI and shall be deemed to be "accounting" fees under SECTION 2.3(a)(i).

         SECTION 6.11. Tax Matters.

              (a) Liability for Taxes. The Surviving Corporation shall be liable for all Taxes (including, specifically, for this purpose, Taxes that are due with respect to Tax Returns that are required to be filed by the LAI Companies for taxable periods ending on or before the Effective Time) of the LAI Companies with respect to any and all periods, or portions thereof, ending on or before the Effective Time ("PRE-EFFECTIVE TIME PERIODS") and for all claims, losses, liabilities, obligations, damages, impositions, assessments, demands, judgments, settlements, costs and expenses with respect to such Taxes. CMC shall be liable for Taxes of the LAI Companies with respect to any and all periods, or portions thereof, beginning after the Effective Time ("POST-EFFECTIVE TIME PERIODS") and for any and all claims, losses, liabilities, obligations, damages, impositions, assessments, demands, judgments, settlements, costs and expenses with respect to such Taxes. Any and all transactions or events contemplated by this Agreement that occur at or prior to the Effective Time shall be deemed to have occurred in the Pre-Effective Time Periods.

              (b) Allocation of Liability for Taxes. In the case of any Taxes that are attributable to a taxable period which begins before the Effective Time and ends after the Effective Time, the amount of Taxes attributable to the Pre-Effective Time Periods shall be determined as follows:

                       (i) In the case of franchise or similar Taxes imposed on any of the LAI Companies based on capital (including net worth or long-term debt), the number of shares of stock authorized, issued or outstanding, or ad valorem or property taxes, the portion attributable to the Pre-Effective Time Periods shall be the amount of such Taxes for the entire taxable period multiplied by a fraction, the numerator of which is the number of days in the Pre-Effective Time Periods and the denominator of which is the number of days in the entire taxable period; provided, however, the amount of Tax attributable to the Pre-Effective Time Periods shall not exceed the amount of Tax the LAI Companies would have paid if the taxable period ended immediately prior to the Effective Time.

                       (ii) In the case of all other Taxes, the portion attributable to the Pre-Effective Time Periods shall be determined on the basis of an interim closing of the books of the

LAI Companies as of the Effective Time, and the determination of the hypothetical Tax for such Pre-Effective Time Periods shall be determined on the basis of such interim closing of the books, without annualization. The hypothetical Tax for any period shall in no case be less than zero. Taxes attributable to the Pre-Effective Time Periods shall be determined under the same method of accounting used by the LAI Companies during that period.

              (c) Administration of Tax Matters. The LAI Companies shall reasonably consult with PriceWaterhouseCoopers LLP when calculating all tax accruals of the LAI Companies for Interim Pre-Effective Time Periods, and the LAI Companies shall permit CMC to review PriceWaterhouseCooper's work papers and to consult with PriceWaterhouseCoopers with respect to the calculation of such tax accruals. The Principal Stockholders shall prepare and timely file, or cause to be timely filed, for the LAI Companies, Tax Returns with respect to the Pre-Effective Time Periods that are required by law to be filed after the Effective Time including, but not limited to, federal income Tax Return(s). The Principal Stockholders shall, at least thirty days prior to the due date of such Tax Returns, provide a copy of such Tax Returns together with the work papers and schedules utilized in their preparation to CMC for its consent thereto, which shall not be unreasonably withheld, conditioned or delayed. If CMC has not provided the Principal Stockholders with a written objection to such Tax Returns within twenty days of receiving such Tax Returns, CMC's consent thereto shall be deemed to have been received. In the event that CMC provides the Principal Stockholders with a written objection to such Tax Returns within twenty days of receiving such Tax Returns, the Principal Stockholders and CMC shall reasonably cooperate with each other to reach a timely and mutually satisfactory solution to the disputed matters. CMC, the LAI Companies and the Principal Stockholders shall cooperate fully, as and to the extent reasonably requested, in connection with the filing of Tax Returns.

              (d) Tax Audits. In the case of an audit or administrative or judicial proceeding that relates to any Pre-Effective Time Periods and that is commenced on or before June 30, 2007, the Principal Stockholders shall have the right, at their own expense, to control the conduct of such audit or proceeding; provided that (i) the Principal Stockholders shall not have the right to control the conduct of such audit or proceeding if at the time of such audit or proceeding the dollar amount of all Claims under Article X that have not been satisfied exceeds the amount then held in the Escrow Fund and (ii) the Principal Stockholders may not agree to a settlement or compromise to any such audit or proceeding that may reasonably be expected to have an adverse effect on the Tax liability of the LAI Companies for any Post-Effective Time Periods without the prior written consent of CMC. CMC may also participate in any such audit or proceeding, at its own expense, and, if the Principal Stockholders do not assume the defense or any such audit or proceeding, CMC may defend the same in such manner as it may deem appropriate including, but not limited to, settling such audit or proceeding with the consent of the Principal Stockholders (whose consent shall be required for only such audits or proceedings commenced on or before June 30, 2007, or until the distribution of the entire Escrow fund, if earlier), which shall not be unreasonably withheld, conditioned or delayed, and in accordance with its right to indemnification pursuant to SECTION 10.2. CMC shall control the conduct of any audit or administrative or judicial proceeding that relates to any Post-Effective Time Periods. CMC, the LAI Companies and the Principal Stockholders shall cooperate fully, as and to the extent reasonably requested, in connection with any audit or administrative or judicial proceeding with respect to Taxes and Tax Returns. Such cooperation shall include the retention, and, upon the other party's request, the provision of records and information that are reasonably relevant to any such audit or administrative or judicial proceeding and making employees available on a mutually convenient basis to provide assistance including additional information and explanation of any material provided hereunder; provided that the party requesting such assistance shall pay the reasonable out-of-pocket expenses incurred by the party providing such assistance; and provided further that no party shall be required to provide assistance at times or in amounts that would interfere unreasonably with the business and operations of such party. CMC agrees to retain all books and records with respect to Tax matters pertinent to the LAI Companies relating to any Pre-Effective Time Periods and to any Tax periods beginning before the Effective Time and ending after the Effective Time, until the expiration of any applicable statute of limitations or extensions thereof.

              (e) Amended Tax Returns. The LAI Companies will prepare and deliver at Closing manually and fully executed copies of the LAI Amended Tax Returns that accurately reflect the disallowance of carrybacks of net operating losses of an aggregate of $4,495,714. Manually and fully executed amended state income Tax Returns for similarly affected periods will also be delivered at Closing. The Principal Stockholders may not file any amended Tax Returns or refund claims in respect of any taxable period of the LAI Companies ending on or prior to the Effective Time without the prior written consent of CMC, which consent shall not be unreasonably withheld, conditioned or delayed. CMC shall not, and shall not permit or cause the LAI Companies to, amend any Tax Return of the LAI Companies with respect to any taxable period of the LAI Companies ending on or prior to the Effective Time without the prior written consent of the Principal Stockholders, which shall not be unreasonably withheld, conditioned or delayed.

         SECTION 6.12. Stockholder Approval. LAI shall, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its stockholders for the purpose of approving this Agreement, the Merger and the transactions contemplated hereby, or solicit written consents of its stockholders in lieu of a meeting of stockholders for such purpose. LAI shall, through its board of directors, recommend to its stockholders approval of this Agreement, the Merger, the amendment to LAI's Certificate of Incorporation pursuant to SECTION 7.2(u) and the transactions contemplated hereby and shall not recommend any other Acquisition Proposal, except as permitted under SECTION 6.7(d).

         SECTION 6.13. Payment of Indebtedness by Related Persons. Except as expressly provided in this Agreement, LAI shall cause all indebtedness owed to any of the LAI Companies by any stockholders, officers, directors or employees of any of the LAI Companies or any entity controlled by any of the foregoing to be paid in full prior to the Closing.

         SECTION 6.14. 401(k) Plan. Prior to the Closing Date, LAI shall have contributed to the 401(k) plan maintained by any of the LAI Companies in effect on the date immediately preceding the Closing Date (the "LAI 401(k) PLAN") any amounts required to be contributed to said plan, in accordance with the terms thereof, including any contributions due after the Closing Date but attributable either to a prior plan year or to that portion of the current plan year ending on the Closing Date.

         SECTION 6.15. Environmental Insurance Policy; D&O Insurance Policy. Prior to Closing, LAI shall obtain an extension of the reporting period for its Pollution Legal Liability Select Policy for at least eighteen (18) months after Closing (the "ENVIRONMENTAL INSURANCE POLICY"). LAI shall pay all costs, including all premium costs, to obtain such extension of the reporting period under the Environmental Insurance Policy. Prior to Closing, LAI shall obtain a Directors and Officers Liability Insurance Policy for the benefit of pre-Closing and Closing officers and directors of the LAI Companies that extends for a period of six years after Closing on terms and conditions at least as favorable to LAI's directors and officers as LAI's existing Directors and Officers Liability Insurance Policy issued by Chubb Insurance Company (the "D&O INSURANCE POLICY") and that covers pre-Closing and Closing actions and/or omissions by such officers and directors of the LAI Companies. The D&O Insurance Policy shall provide that it will remain in full force and effect after the Merger. LAI shall pay all costs, including all premium costs, to obtain the D&O Insurance Policy. The D&O Insurance Policy and the insurance company issuing the D&O Insurance Policy shall be reasonably acceptable to CMC.

         SECTION 6.16. Accounts Receivable Collection. CMC shall use commercially reasonable efforts in the ordinary course of business and consistent with CMC's past practices to collect all Accounts Receivable set forth in SECTION 3.10(b) of the Disclosure Schedule. In discharging this duty, in no event shall CMC be required to file suit, file any document with any Governmental Authority, factor any such Accounts Receivable or sell or otherwise assign to or employ the use of a collection agency.

         SECTION 6.17. Opinions. Each of TGF and EFPE agrees to use its commercially reasonable efforts to deliver to CMC within 15 days after the Closing an opinion of its counsel in form reasonably satisfactory to CMC and TGF or EFPE, as the case may be.

                                   ARTICLE VII

                               CLOSING CONDITIONS

         SECTION 7.1. Conditions to Each Party's Obligations under this Agreement. The respective obligations of each party under this Agreement shall be subject to the fulfillment at or prior to the Effective Time of the following conditions, any of which may be waived in writing, in whole or in part, by the party for whose benefit such condition exists:

              (a) All actions by or in respect of, or filings with, any Governmental Authority required to permit the consummation of the Merger shall have been taken or made, and all approvals of Governmental Authorities shall have been obtained;

              (b) Any waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated; and

              (c) No injunction, restraining Order or other ruling or Order issued by any court of competent jurisdiction or Governmental Authority or other legal restraint, challenge or prohibition preventing, delaying, making illegal or otherwise interfering with the consummation of the Merger shall be in effect, and no Legal Proceedings shall have been instituted by persons other than the parties to this Agreement or their Affiliates for the purpose thereof.

         SECTION 7.2. Conditions to the Obligations of CMC and Sub under this Agreement. The obligations of CMC and Sub under this Agreement shall be further subject to the satisfaction, at or prior to the Effective Time, of the following conditions, any of which may be waived by CMC and Sub in writing, in whole or in part:

              (a) Each of the obligations of LAI and TLC required to be performed by them at or prior to the Closing pursuant to the terms of this Agreement and all Ancillary Agreements shall have been duly performed and complied with in all respects;

              (b) Each of the obligations of the Principal Stockholders required to be performed by each of them at or prior to the Closing pursuant to the terms of this Agreement and all Ancillary Agreements to which they are a party shall have been duly performed and complied with in all respects;

              (c) The representations and warranties of each of LAI and TLC set forth in SECTION 3.1, SECTION 3.2, SECTION 3.4, SECTION 3.5 and SECTION 3.7, and all representations and warranties of LAI and TLC in this Agreement and all Ancillary Agreements that are qualified by materiality, shall be true and correct in all respects as of the date of this Agreement and as of the Closing, as though made at and as of the Closing (except to the extent that any such representation or warranty speaks as of an earlier date, in which such representation or warranty shall have been true and correct as of such date); and all other representations and warranties of LAI and TLC contained in this Agreement and all Ancillary Agreements shall be true and correct in all material respects as of the date of this Agreement and as of the Closing, as though made at and as of the Closing (except to the extent that any such representation or warranty speaks as of an earlier date, in which such representation or warranty shall have been true and correct as of such date);

              (d) The representations and warranties of each of the Principal Stockholders in this Agreement and all Ancillary Agreements that are qualified by materiality, shall be true and correct in all respects as of the date of this Agreement and as of the Closing, as though made at and as of the Closing (except to the extent that any such representation or warranty speaks as of an earlier date, in which such representation or warranty shall have been true and correct as of such date); and all other representations and warranties of the Principal Stockholders contained in this Agreement and all Ancillary Agreements shall be true and correct in all material respects as of the date of this Agreement and as of the Closing, as though made at and as of the Closing (except to the extent that any such representation or warranty speaks as of an earlier date, in which such representation or warranty shall have been true and correct as of such date);

              (e) Each document required to be delivered pursuant to SECTION 8.1(a) shall have been delivered;

              (f) CMC shall have received from Andrews Kurth LLP, counsel to LAI and TLC, an opinion of counsel in the form attached hereto as EXHIBIT E; ("LAI LEGAL OPINION");

              (g) CMC shall have received from Kevin Dooley, General Counsel to Churchill, an opinion of counsel in the form and substance reasonably satisfactory to CMC regarding Churchill's authorization to execute and deliver the Churchill Consent and Agreement and the enforceability of such Agreement;

              (h) LAI shall have delivered to CMC a statement of LAI Expenses in form and substance reasonably satisfactory to CMC, which shall be certified by the Chief Financial Officer of LAI;

              (i) All officers and directors of each of the LAI Companies shall have delivered letters of resignation effective immediately after the Effective Time;

              (j) Each of A.B. Irwin, III and Steve Kreider shall have executed an employment agreement with the Surviving Corporation in form and substance satisfactory to CMC (the "EMPLOYMENT AGREEMENTS");

              (k) Any and all Permits, consents, waivers and clearances of all third parties and any Governmental Authority which are necessary in connection with the consummation of the Merger and the other transactions contemplated hereby and the continuing operation of the Surviving Corporation consistent with past practices shall have been obtained and be in full force and effect;

              (l) No Order issued by any Governmental Authority limiting or restricting the Surviving Corporation's conduct or operation of its businesses following the Merger shall be in effect, nor shall any proceeding brought by a Governmental Authority seeking any such Order be pending;

              (m) CMC shall have received (i) certificates of LAI and TLC, signed by the Chief Executive Officer of each such entity, dated as of the Closing Date, to the effect that the conditions set forth in SECTION 7.2(a),
SECTION 7.2(c), SECTION 7.2(l), SECTION 7.2(o), SECTION 7.2(p), SECTION 7.2(q),
SECTION 7.2(r), SECTION 7.2(s), and SECTION 7.2(t) have been satisfied and (ii) certificates of TGF and EFPE, signed by an authorized representative of each such entity, dated as of the Closing Date, to the effect that the closing conditions set forth in SECTION 7.2(b) and SECTION 7.2(d) have been satisfied with respect to such party;

              (n) At or prior to the Closing, on behalf of the holders of LAI Capital Stock, LAI shall furnish to CMC an affidavit, stating, under penalty of perjury, that LAI is not and has not been a United States real property holding corporation at any time during the applicable period specified in Code Section 897(c)(1)(A)(ii) and no interest in LAI constitutes a U.S. real property interest pursuant to Section 1445(b) of the Code;

              (o) This Agreement and the Merger shall have been approved and adopted by the affirmative vote of the holders of at least ninety-five percent (95%) of the outstanding shares and voting power of LAI Capital Stock, and none of such stockholders shall have exercised their dissenters' or appraisal rights under the DGCL, and CMC shall have been furnished evidence of such approval reasonably satisfactory to it;

              (p) Except for claims made that are consistent with the list of all holders of LAI Capital Stock, there must not have been made or threatened by any person any claim asserting that such person (i) is the holder or the beneficial owner of, or has the right to acquire or to obtain the beneficial ownership of, any stock of, or any other voting, equity or ownership interest in, any of the LAI Companies, or (ii) is entitled to all or any portion of the Merger Consideration payable in respect of the shares of LAI Capital Stock;

              (q) The Shareholders Agreement, all Stock Restriction Agreements, all Indemnification Agreements, the Joinder Agreement, all Contracts giving rise to Change of Control Payments, all employment Contracts listed or required to be listed in the Disclosure Schedule and all other employment Contracts other than employment Contracts providing for "at will" employment between any of the LAI Companies and any of their respective employees, and all agreements of the LAI Companies relating to management services shall have been terminated without any liability or obligation of any LAI Company whatsoever, except to the extent fully reflected as a liability on the Pre-Closing Statement and CMC shall have been furnished evidence of such terminations reasonably satisfactory to it;

              (r) All stock option/stock issuance plans of the LAI Companies shall have been terminated prior to Closing, and all outstanding options, warrants or rights to acquire any shares of LAI Capital Stock (or securities convertible or exercisable for shares of LAI Capital Stock) shall have been exercised and, if necessary, converted, in full or shall have been canceled and terminated prior to the Closing.

              (s) LAI shall have obtained the Environmental Insurance Policy, the Environmental Insurance Policy shall be in full force and effect and the Environmental Insurance Policy shall remain in full force and effect after the Closing; and LAI shall have obtained the D&O Insurance Policy, the D&O Insurance Policy shall be in full force and effect and the D&O Insurance Policy shall remain in full force in effect after the Closing;

              (t) The Debt Payoff Amount as reflected in the certificates or instruments delivered under SECTION 2.1(f) does not exceed the sum of the Senior Obligations Payoff amount plus the Churchill Payoff Amount and does not exceed the Payoff Cap;

              (u) LAI shall have duly filed an amendment to its certificate of incorporation (including any certificate of designation, if applicable) that provides that the Merger shall not (i) be deemed to constitute a liquidation that would entitle the LAI Preferred Stockholders to receive any liquidation preference, preferential payment or other payment or distribution, (ii) entitle any LAI Preferred Stockholder to require LAI to repurchase or redeem any shares of LAI Preferred Stock, and (iii) result in any conversion of any LAI Capital Stock into any other class or series of LAI Capital Stock;

              (v) The LAI Companies shall have written off all Accounts Receivable, other than those set forth in SECTION 3.10(b) of the Disclosure Schedule, which in the reasonable judgment of LAI are uncollectible (such written off Accounts Receivable are referred to as the "WRITTEN OFF ACCOUNTS RECEIVABLE"), and LAI shall have delivered to CMC a complete list of such Written Off Accounts Receivable; and

         SECTION 7.3. Conditions to the Obligations of the Sellers under this Agreement. The obligations of the Sellers under this Agreement shall be further subject to the satisfaction, at or prior to the Effective Time, of the following conditions, any of which may be waived by the Sellers in writing in whole or in part:

              (a) Each of the obligations of CMC and Sub, respectively, required to be performed by it at or prior to the Closing pursuant to the terms of this Agreement and all Ancillary Agreements shall have been duly performed and complied with in all respects;

              (b) The representations and warranties of CMC and Sub contained in this Agreement and all Ancillary Agreements that are qualified by materiality shall be true and correct in all respects as of the date of this Agreement and as of the Closing, as though made at and as of the Closing; and all other representations and warranties of CMC and Sub contained in this Agreement and all Ancillary Agreements shall be true and correct in all material respects as of the date of this Agreement and all Ancillary Agreements and as of the Closing, as though made at and as of the Closing;

              (c) Each document required to be delivered pursuant to SECTION 8.1(b), including without limitation the Escrow Agreement, shall have been delivered;

              (d) Sellers shall have received a certificate signed by the Chief Executive Officer of each of CMC and Sub, dated as of the Closing Date, to the effect that the conditions set forth in SECTION 7.3(a) and SECTION 7.3(b) have been satisfied;

              (e) Sellers shall have received from Haynes and Boone, LLP and/or David M. Sudbury, General Counsel of CMC, opinions of counsel in the form attached hereto as EXHIBIT F (the "CMC LEGAL OPINION");

              (f) Any and all Permits, consents, waivers, and clearances of all Governmental Authorities which are necessary in connection with the consummation of the Merger and the other transactions contemplated hereby shall have been obtained and be in full force and effect; and

              (g) CMC and Sub shall have furnished to Sellers such additional certificates and other documents as Sellers may have reasonably requested as to the satisfaction of any of the conditions set forth in SECTION 7.1 and SECTION 7.3.

                                  ARTICLE VIII

                                     CLOSING

         SECTION 8.1. Closing. The closing of the transactions contemplated by this Agreement (the "CLOSING") shall take place at the offices of Haynes and Boone, LLP, 901 Main Street, Dallas, Texas 75202, subject to the satisfaction or waiver of the conditions set forth in ARTICLE VII, on the later of December 23, 2003, or the first Monday that is a business day after all conditions to the Closing have been satisfied or waived, or at such other time and place and on such other date as CMC and LAI shall agree (the "CLOSING DATE"). At the Closing:

              (a) The Sellers shall deliver to CMC the following:

                       (i) the certificates described in SECTION 7.2(h), SECTION 7.2(m), SECTION 7.2(n), and SECTION 7.2(t);

                       (ii) copies of the resolutions adopted by the Board of Directors and stockholders of LAI authorizing the execution and delivery of this Agreement and the consummation of all the transactions contemplated hereby, duly certified as of the Closing by the Secretary of LAI;

                       (iii) corporate good standing certificate dated within five days of the closing of LAI and all of its Subsidiaries, with respect to each state in which LAI or any of its Subsidiaries is incorporated, does business or is qualified to do business;

                       (iv) incumbency certificates for LAI and TLC;

                       (v) copies of all Permits, consents, waivers and clearances provided for pursuant to SECTION 7.2(k);

                       (vi) the LAI Legal Opinion;

                       (vii) the written resignations of the directors and officers of the LAI Companies pursuant to SECTION 7.2(i);

                       (viii) the Employment Agreements;

                       (ix) the Escrow Agreement signed by the Escrow Agent and Churchill;

                       (x) the releases signed by each of the Principal Stockholders and certain other LAI Stockholder in the form attached hereto as EXHIBIT G;

                       (xi) A file-stamped copy of LAI's amendment to its Certificate of Incorporation pursuant to SECTION 7.2(u) certified by the Delaware Secretary of State;

                       (xii) Releases of all Liens on any shares of capital stock of any of the LAI Companies and on all properties and assets owned by each of the LAI Companies, except for the Liens referred to in clauses (a), (b) and
(c) of the definition of Permitted Liens;

                       (xiii) such other documents as CMC or Sub may reasonably request for the purpose of (A) enabling their counsel to provide the CMC Legal Opinion, (B) evidencing the accuracy of any of the Sellers' representations and warranties, (C) evidencing the performance by any Seller of, or the compliance by any Seller with, any covenant or obligation required to be performed or complied with by such party, (D) evidencing the satisfaction of any condition referred to in SECTION 7.1 and SECTION 7.2, or (E) otherwise facilitating the consummation or performance of any of the transactions contemplated by this Agreement; and

                       (xiv) a schedule identifying the Written Off Accounts Receivable by customer number, customer name, job number, invoice number and amount.

              (b) CMC and Sub shall deliver or cause to be delivered to LAI and the Principal Stockholders the following:

                       (i) the certificates described in SECTION 7.3(d) and
SECTION 7.3(g);

                       (ii) copies of the resolutions adopted by the Boards of Directors of CMC and Sub authorizing the execution and delivery of this Agreement and the Ancillary Agreements duly certified as of the Closing by the respective Secretaries of CMC and Sub;

                       (iii) incumbency certificates for CMC and Sub;

                       (iv) The CMC Legal Opinion;

                       (v) The Escrow Agreement signed by CMC;

                       (vi) such other documents as the Sellers may reasonably request for the purpose of (A) enabling their counsel to provide the LAI Legal Opinion and the legal opinions described in SECTION 6.17, (B) evidencing the accuracy of any representation or warranty of CMC or Sub, (C) evidencing the performance by CMC or Sub of, or the compliance by CMC or Sub with, any covenant or obligation required to be performed or complied with by CMC or Sub, (D) evidencing the satisfaction of any condition referred to in SECTION 7.1 or
SECTION 7.3, or (E) otherwise facilitating the consummation of any of the transactions contemplated by this Agreement;

                       (vii) all other previously undelivered documents required to be delivered by CMC to the Sellers at or prior to the Closing pursuant to the terms of this Agreement; and

                       (viii) Confirmation that all payments required by ARTICLE II hereof shall have been made and received.

                                   ARTICLE IX

                           TERMINATION AND ABANDONMENT

         SECTION 9.1. Termination. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time prior to the Effective
Time:

              (a) by mutual consent of LAI and CMC; or

              (b) by either LAI or CMC:

                       (i) if there shall have been a material breach of any representation, warranty, covenant or agreement on the part of CMC or Sub on the one hand, or any Seller on the other, set forth in this Agreement (for such purpose, each such representation and warranty shall be read without regard and without giving effect to any "materiality" or "Material Adverse Effect" standard of qualification contained in such representation or warranty and as if such standard or qualification were deleted from such representation or warranty), and, if such breach can be cured, such breach has not been cured within ten (10) days after notice of such breach is given by the non-breaching party to the breaching party; or

                       (ii) if a court of competent jurisdiction or Governmental Authority shall have issued an Order or taken any other action (which Order the parties hereto shall use their reasonable efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such Order or other action shall have become final and nonappealable; or

                       (iii) if the Effective Time shall not have occurred on or before January 5, 2004; provided, however, that the right to terminate this Agreement shall not be available to any party whose breach of this Agreement has been the principal cause of, or principally resulted in, the failure of the Merger to occur on or before such date; or

              (c) (i) by CMC if any of the conditions to its obligations in
ARTICLE VII has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of CMC to comply with its obligations under this Agreement) and CMC has not waived such condition on or before the Closing Date; or (ii) by Sellers, if any of the conditions to their respective obligations in ARTICLE VII has not been satisfied as of the Closing Date or if satisfaction of such condition is or becomes impossible (other than through the failure of Sellers to comply with their obligations under this Agreement) and Sellers have not waived such condition on or before the Closing Date; or

              (d) by CMC:

                       (i) upon the occurrence of a Material Adverse Effect or an event which could reasonably be expected to have a Material Adverse Effect; or

                       (ii) in the event that (x) an Adverse Recommendation Change shall have occurred or (y) the Board of Directors of LAI fails to reaffirm its recommendation to its stockholders of this Agreement, the Merger or the other transactions contemplated by this Agreement within ten business days of receipt of a written request by CMC to provide such reaffirmation following an Acquisition Proposal; or

              (e) by LAI pursuant to SECTION 6.7(d).

         Each party's right of termination under SECTION 9.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies.

         SECTION 9.2. Procedure and Effect of Termination. In the event of termination and abandonment of the Merger pursuant to SECTION 9.1, written notice thereof shall forthwith be given to the other parties to this Agreement and this Agreement shall terminate and the Merger shall be abandoned, without further action by any of the parties hereto. If this Agreement is terminated as provided herein:

              (a) upon request therefor, each party will redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing the same; and

              (b) no party hereto shall have any liability or further obligation to any other party to this Agreement resulting from such termination except (i) that the provisions of this ARTICLE IX, SECTION 6.5, ARTICLE X, and ARTICLE XI shall remain in full force and effect, and (ii) no party waives any claim or right against a breaching party resulting from the breach by a party hereto of any of its representations, warranties, covenants or agreements set forth in this Agreement.

              (c) In the event that (i) this Agreement is terminated by CMC pursuant to clause (ii) of SECTION 9.1(d), (ii) this Agreement is terminated by LAI pursuant to SECTION 9.1(e) or (iii) (A) an Acquisition Proposal shall have been made to LAI or shall have been made directly to the stockholders of LAI generally or shall have otherwise become known or any person shall have announced an intention (whether or not conditional) to make an Acquisition Proposal, (B) thereafter this Agreement is terminated pursuant to clause (iii) of SECTION 9.1(b) and (C) within 12 months after such termination, LAI enters into a definitive agreement to consummate, or consummates, the transactions contemplated by any Acquisition Proposal, then LAI shall pay CMC a fee equal to $1,697,500 plus all of CMC's out-of-pocket fees and expenses (including without limitation, fees and expenses of its advisors, accountants and counsel) incurred in connection with this Agreement and the transactions contemplated hereby (the "TERMINATION FEE") by wire transfer of same-day funds on the first business day following (x) in the case of a payment required by clause (i) or (ii) above, the date of termination of this Agreement and (y) in the case of a payment required by clause (iii) above, the date of the first to occur of the events referred to in clause (iii)(C) of this SECTION 9.2(c).

                                    ARTICLE X

                            INDEMNIFICATION; REMEDIES

         SECTION 10.1. Survival; Right to Indemnification Not Affected by Knowledge. All representations, warranties, covenants, and obligations in this Agreement, the Disclosure Schedule, and all Ancillary Agreements will survive the Effective Time; provided that (i) the representations and warranties in this Agreement other than in SECTION 3.27 shall survive the Effective Time for a period of eighteen (18) months and (ii) the representations and warranties in
SECTION 3.27 (including SECTION 3.27 of the Disclosure Schedule and any subparts thereof) shall survive until the expiration of the applicable statutes of limitation. A claim for indemnification under this ARTICLE X and arising during the applicable survival period must be made within 30 days after the end of the applicable survival period in the immediately preceding sentence. The right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty as of the time such representation or warranty was made, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages, or other remedy based on such representations, warranties, covenants and obligations.

         SECTION 10.2. Indemnification and Payment of Damages by the Sellers. Prior to the Closing, subject to SECTION 10.4 and SECTION 10.6, LAI and TLC, jointly and severally, will, and after the Closing, each Principal Stockholder, severally and not jointly, will, indemnify and hold harmless CMC, Sub and Surviving Corporation for, and will pay to such indemnified parties the amount of, any loss, cost, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim (collectively, "DAMAGES"), arising, directly or indirectly, from or in connection with:

              (a) any breach of any representation or warranty (or any alleged breach of a representation or warranty, if any third party alleges facts that, if true, would constitute a breach of such representation or warranty) made by any of the Sellers in this Agreement, the Disclosure Schedule, any Ancillary Agreement (other than the Employment Agreements), or any other certificate or document delivered by any of the LAI Companies or the Principal Stockholders pursuant to this Agreement;

              (b) any breach by any of the Sellers of any covenant or obligation in this Agreement;

              (c) any misrepresentation or willful nondisclosure by any LAI Company in connection with the application for or obtaining of the Environmental Insurance Policy or the

D&O Insurance Policy that causes any such insurance policy to become void or causes a loss of coverage under any such insurance policy.

              (d) any matter disclosed in SECTION 3.3 (Item (f) only), SECTION 3.13, SECTION 3.15, SECTION 3.16, SECTION 3.25, (Items (a)(32), (a)(33) (f),
(h), (m) and (o) only) SECTION 3.26, SECTION 3.27, SECTION 3.28, SECTION 3.29,
SECTION 3.32 or SECTION 3.36 of the Disclosure Schedule.

              (e) the filing of all Form 5500s necessary under ERISA with respect to the LAI Companies' Employee Benefit Plans or such other actions as may be necessary to bring all Employee Benefit Plans into compliance with ERISA.

Notwithstanding the foregoing, (i) the Sellers shall not have any obligation to indemnify CMC, Sub or Surviving Corporation for any Damages incurred by CMC, Sub or Surviving Corporation under the Worker Adjustment and Retraining Notification Act ("WARN") or similar state laws due to CMC's, Sub's or Surviving Corporation's termination of the employment of any of the employees of the LAI Companies after the Closing, (ii) the Sellers shall not have any obligation to indemnify CMC or the Surviving Corporation after the Closing for breaches of the representations contained in the first and last sentences of SECTION 3.11 and
(iii) the Sellers shall not have any obligation to indemnify CMC or the Surviving Corporation after the Closing for breaches of the representations and warranties contained in the last sentence of SECTION 3.10(a). If a breach of
SECTION 3.27(e) occurs and a related reduction in Tax attributes occurs, CMC's Damages shall include an amount equal to (i) 38% multiplied by (ii) the dollar amount, if any, of the Tax attributes except for LAI net operating losses incurred prior to the Effective Time, including without limitation the Tax basis in the properties of and capital stock held by the LAI Companies and CMC and its direct and indirect subsidiaries, that are reduced due to the amount of any cancellation of indebtedness income to which such breach relates, after giving full effect, if any, to all reductions in the Purchase Price.

         SECTION 10.3. Indemnification and Payment of Damages by CMC and Sub. CMC and Sub, jointly and severally, will, prior to the Closing, indemnify and hold harmless LAI and the Principal Stockholders for, and will after the Closing, indemnify and hold harmless the Principal Stockholders for, and will pay to such indemnified parties the amount of, any Damages arising, directly or indirectly, from or in connection with:

              (a) any breach of any representation or warranty (or any alleged breach of a representation or warranty, if any third party alleges facts that, if true, would constitute a breach of such representation or warranty) made by CMC or Sub in or pursuant to this Agreement or in any certificate or document delivered by CMC or Sub pursuant to this Agreement, or

              (b) any breach by CMC or Sub of any covenant or obligation of CMC or Sub in this Agreement.

         SECTION 10.4. Limitations of Liability. Anything to the contrary contained in this ARTICLE X notwithstanding, except as provided below in this
SECTION 10.4, no party shall be entitled to recover under SECTION 10.2(a),
SECTION 10.3(a) and SECTION 10.5 from the applicable parties unless and until the total of all claims thereunder for Damages exceeds $300,000 (the "INDEMNIFICATION THRESHOLD"). Indemnifiable Damages shall accumulate until such time as they exceed the Indemnification Threshold, whereupon the party to be indemnified shall be entitled to seek indemnification for all Damages; provided, however, notwithstanding anything to the contrary in this Agreement, after the Effective Time, no holder of LAI Capital Stock shall be liable for any Damages under SECTION 10.2 or SECTION 10.5 or any other provision of this Agreement except to the extent of (and only from) the Churchill Escrow Fund Payment Amount (the "INDEMNIFICATION CAP") (i.e., all indemnification obligations of the Sellers and the LAI Stockholders shall be satisfied solely by recourse to the Escrow Fund). Notwithstanding the foregoing,
(i) the indemnities under SECTION 10.2(a) arising from a breach of SECTION 3.10(b) and SECTION 3.27 shall not be subject to the Indemnification Threshold, and (ii) all Damages suffered by CMC, Sub and the Surviving Corporation under
SECTION 10.2(a) arising from a breach of SECTION 3.10(b) shall not be recoverable unless and until the total of all claims thereunder for Damages exceeds the amount of the Accounts Receivable Threshold as of the time the related Claim for indemnification is made under this ARTICLE X, whereupon the party to be indemnified shall be entitled to indemnification for all Damages in excess of the amount of the Accounts Receivable Threshold as of the time such Claim is made. In addition to any other limitations that may apply, CMC, Sub and Surviving Corporation shall not be entitled to indemnification hereunder for Damages if and to the extent such Damages or the economic effect thereof (e.g., levels of Inventory and Accounts Receivable) have been taken into account in calculating the Post-Closing Statement. If a party is entitled to indemnification under more than one clause or subclause of SECTION 10.2, SECTION 10.3, or SECTION 10.5 with respect to Damages, then such party shall be entitled to only one indemnification or recovery of such Damages to the extent it arises out of the same circumstances and events, it being understood that this sentence is solely to preclude a duplicate recovery by such party. The amount of Damages that an indemnified party may recover under this ARTICLE X shall be net of (i) any amounts which such indemnified party actually recovers and collects from third parties or is otherwise actually reimbursed in connection with such Damages, and (ii) any insurance proceeds actually received by such indemnified party, less any deductibles or retention amounts, co-payments, related premium increases or other payment obligations that directly result from any Damage (including reasonable attorneys' fees and other costs of collection to the extent not payable or reimbursable by third parties) that relate to or arise from the making of the claim for indemnification. CMC, Sub and Surviving Corporation shall not after the Effective Date have any indemnification obligations or other liabilities to the Sellers arising under any Contract entered into prior to the date hereof except for this Agreement, the Ancillary Agreements and the Confidentiality Agreement. The Sellers shall not after the Effective Date have any indemnification obligations or other liabilities to CMC, Sub and Surviving Corporation arising under any Contract entered into prior to the date hereof except for this Agreement, the Ancillary Agreements, the Confidentiality Agreement and the Non-Released Contracts. The parties hereby agree that the limitations set forth in this SECTION 10.4 shall not apply to (i) the indemnification obligations of any party in the event of fraud, willful misrepresentation, misrepresentation of a party when such party making the misrepresentation has actual, conscious knowledge of such misrepresentation, or willful intent to deceive or mislead on the part of such party and (ii) the indemnification obligations of any party with respect to any Damages that have resulted proximately from the fraud or willful misconduct of such party. In determining whether there has been a breach of representation or warranty for the purposes of this Article and the amount of any Damages pursuant to this Article, each representation and warranty shall be read without regard and without giving effect to any "materiality" or "Material Adverse Effect" standard of qualification contained in such representation or warranty (i.e., as if such standard or qualification were deleted from such representation or warranty).

         SECTION 10.5. Environmental Indemnification and Payment of Damages by the Sellers. In addition to (and without duplication of) the indemnification already provided by SECTION 10.2, prior to the Closing, subject to SECTION 10.4 and SECTION 10.6, LAI and TLC, jointly and severally, will, and after the Closing, each Principal Stockholder, severally and not jointly, will, indemnify and hold harmless CMC, Sub and Surviving Corporation for, and will pay to such indemnified parties the amount of, any Damages arising, directly or indirectly, from, or in connection with:

              (a) any breach of any environmental representation or warranty (or any alleged breach of a representation or warranty, if any third party alleges facts that, if true, would constitute a breach of such representation or warranty) made by any of the Sellers in SECTION 3.32 or in SECTION 3.32 of the Disclosure Schedule;

              (b) any condition related to any unlawful presence of or to any Release of Hazardous Material at any Former or Current Facility first occurring on or prior to Closing, but only to the extent that Damages result from such pre-Closing presence or Release; and

              (c) any Environmental Claim, Environmental Costs and Liabilities or any other obligation under Environmental Law arising from acts, omissions or conditions first occurring on or prior to Closing, including without limitation, disposal at offsite locations, but only to the extent that Damages result from such pre-Closing acts, omissions or conditions.

With respect to any investigation, remediation, or other action by indemnitee, prior to the submittal of any plans to any Governmental Authority that relate to the indemnification under this SECTION 10.5, indemnitee will provide indemnifying party a copy of any such submittals or plans. Indemnifying party will have no more than five (5) working days to comment on such submittals and plans. If indemnitee rejects any of indemnifying party's comments, indemnitee will provide notice to indemnifying party of the reasons for rejection. Indemnitee will provide copies to indemnifying party of all final submittals to any Governmental Authority that relate to the indemnification under this SECTION 10.5, at the time at which it files those submittals. Indemnitee will notify indemnifying party of any telephone conferences and meeting dates with any Governmental Authority that relate to the indemnification under this SECTION 10.5, at least five (5) working days prior to such dates (unless shorter notice is required under applicable Law, in which event indemnitee will provide prompt telephonic notice to indemnifying party), and will afford indemnifying party the right to participate for informational purposes only. Indemnifying party will not contact or otherwise negotiate with any Governmental Authority or any other person on any matter that may affect indemnitee in any way, unless required by Environmental Law, without the prior written consent of indemnitee.

         SECTION 10.6. Recourse Limited to Escrow Fund. All post-Closing indemnification and other obligations of the Sellers and the LAI Stockholders under this ARTICLE X or any other provision of this Agreement shall be satisfied solely by recourse to the Escrow Fund.

         SECTION 10.7. Procedure for Indemnification--Third Party Claims.

              (a) Promptly after receipt by an indemnified party under SECTION 10.2, SECTION 10.3 or SECTION 10.5 of notice of the commencement of any proceeding against it, such indemnified party will, if a Claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such Claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is materially prejudiced by the indemnifying party's failure to give such notice. Such notice shall describe the Claim and the basis for indemnification sought, shall indicate the amount (if reasonably ascertainable) of the Damages that have been or may be sustained by the indemnitee and shall be accompanied by supporting documentation, if reasonably available.

              (b) If any proceeding referred to in SECTION 10.7(a) is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such proceeding, the indemnifying party will, unless (x) the Claim involves Taxes or matters under SECTION 10.5, or (y) at the time the indemnified party gives notice to the indemnifying party of the Claim in question the dollar amount of all Claims (including such Claim in question) that have not been satisfied exceeds the amount then held in the Escrow Fund, be entitled to participate in such proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such proceeding and the indemnified party determines in good faith that joint representation would be inappropriate as a result of a conflict in the interests of the indemnified and indemnifying parties, or (ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such proceeding and provide indemnification with respect to such proceeding), to assume the defense of such proceeding with counsel reasonably satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election (which election must be given by the 60th day after the indemnified party has given notice under SECTION 10.7(a) of the commencement of a Claim) to assume the defense of such proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this ARTICLE X for any fees of other counsel or any other expenses with respect to the defense of such proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a proceeding, (i) it will be conclusively established for purposes of this Agreement that the Claims made in that proceeding are within the scope of and subject to indemnification; (ii) no compromise or settlement of such Claims may be effected by the indemnifying party without the indemnified party's consent, such consent not to be unreasonably withheld, conditioned or delayed, unless (A) there is no finding or admission of any violation of Law or any violation of the legal rights of any person and no effect on any other Claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party from the Escrow Fund; and (iii) the indemnified party will have no liability with respect to any compromise or settlement of such Claims effected without its consent, which consent shall not be unreasonably withheld, conditioned or delayed. If notice is given to an indemnifying party of the commencement of any proceeding and the indemnifying party does not, by the 60th day after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such proceeding, the indemnifying party will be bound by any determination made in such proceeding or any compromise or settlement effected by the indemnified party.

              (c) Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a proceeding may adversely affect it or its Affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such proceeding, whether or not the indemnifying party has assumed the defense, but the indemnifying party will not be bound by any compromise or settlement effected without its consent (which may not be unreasonably withheld, conditioned or delayed).

              (d) Subject to SECTION 11.12, the Sellers hereby consent to the non-exclusive jurisdiction of any court in which a proceeding is brought against any indemnified party for purposes of any claim that an indemnified party may have under this Agreement with respect to such proceeding or the matters alleged therein, and agree that process may be served on the Principal Stockholders with respect to such a claim anywhere in the world; provided that this provision shall not be deemed to subject TGF to the jurisdiction of any court outside the State of Texas if TGF's submission to such jurisdiction is prohibited by applicable Law.

              (e) CMC shall send to Churchill copies of all notices it gives to the Principal Stockholders pursuant to SECTION 10.7(a) or SECTION 10.7(c).

              (f) With respect to any third party Claim subject to indemnification under this ARTICLE X: (i) both the indemnified party and the indemnifying party, as the case may be, shall, where the other person is not represented by its own counsel, provide such person with copies of all pleadings and all correspondence between opposing parties or counsel in any Litigation or threatened Litigation and shall provide notice to such person of all court proceedings; and (ii) the parties agree (each at its own expense) to render to each other such assistance as they may reasonably require of each other and to cooperate in good faith with each other in order to ensure the proper and adequate defense of any third party Claim; provided that no party shall be obligated to disclose any information protected by an attorney-client or work-product privilege. With respect to any third party Claim subject to indemnification under this ARTICLE X, the parties agree to cooperate in such a manner as to preserve in full (to the extent possible) the confidentiality of all confidential information and the attorney-client and work-product privileges. In connection therewith, each party agrees that: (i) it will use its best efforts, in respect of any third party Claim in which it has assumed or participated in the defense, to avoid production of confidential information (consistent with applicable law and rules of procedure) and to request the issuance of protective orders from a court that will protect the confidentiality of any confidential information that is required to be disclosed during discovery; and (ii) all communications between any party hereto and counsel responsible for or participating in the defense of any third party Claim shall, to the extent possible, be made so as to preserve any applicable attorney-client or work-product privilege.

         SECTION 10.8. Procedure for Indemnification--Other Claims. A Claim for indemnification for any matter not involving a third-party Claim may be asserted by notice to the party from whom indemnification is sought.

         SECTION 10.9. Exclusive Remedy. The parties hereby acknowledge and agree that the indemnification provided by SECTION 10.2, SECTION 10.3 and
SECTION 10.5, as subject to the provisions of SECTION 10.4, shall, after the Effective Time, be the sole and exclusive remedy of the parties for claims of any kind arising out of this Agreement, and the parties hereby waive any and all other remedies under law or in equity. The parties acknowledge and agree that one purpose of the representations and warranties in this Agreement is to allocate risk among the parties and to give an aggrieved party the right to be indemnified pursuant to this ARTICLE X. Accordingly, the parties acknowledge and agree that breaches of such representations and warranties shall not necessarily be deemed to constitute fraud or a knowing misrepresentation or willful intent to deceive the other parties.

         SECTION 10.10. Indemnification in Case of Strict Liability or Indemnitee Negligence. THE INDEMNIFICATION PROVISIONS IN THIS ARTICLE X SHALL BE ENFORCEABLE REGARDLESS OF WHETHER THE LIABILITY IS BASED UPON PAST, PRESENT OR FUTURE ACTS, CLAIMS OR LEGAL REQUIREMENTS (INCLUDING ANY PAST, PRESENT OR FUTURE ENVIRONMENTAL LAW (INCLUDING, WITHOUT LIMITATION, CERCLA), FRAUDULENT TRANSFER ACT, OCCUPATIONAL SAFETY AND HEALTH LAW OR PRODUCTS LIABILITY, SECURITIES OR OTHER LEGAL REQUIREMENT) AND REGARDLESS OF WHETHER ANY PERSON (INCLUDING THE PERSON FROM WHOM INDEMNIFICATION IS SOUGHT) ALLEGES OR PROVES THE SOLE, CONCURRENT, CONTRIBUTORY OR COMPARATIVE NEGLIGENCE OF THE PERSON SEEKING INDEMNIFICATION OR THE SOLE OR CONCURRENT STRICT LIABILITY IMPOSED UPON THE PERSON SEEKING INDEMNIFICATION.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

         SECTION 11.1. Amendment and Modification. This Agreement may be amended by a written instrument signed by the parties hereto and, as applicable, approved by action taken by their respective Boards of Directors, at any time, but no amendment shall be made which by Law requires further approval by the stockholders of LAI without such further approval.

         SECTION 11.2. Waiver of Compliance. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party or parties entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

         SECTION 11.3. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

         SECTION 11.4. Fees and Obligations. If any party shall be required to employ attorneys to enforce or defend its rights hereunder, the prevailing party shall be entitled to recover its reasonable attorneys' fees in addition to any other remedies to which it may be entitled. The filing fees incurred in connection with any filings or registrations pursuant to the HSR Act, if so required, shall be borne equally by CMC and LAI.

         SECTION 11.5. Parties in Interest. This Agreement shall be binding upon and, except as provided below, inure solely to the benefit of each party hereto, and, nothing in this Agreement, except as set forth below, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement, except (i) as expressly provided in ARTICLE X and (ii) that Churchill is intended to be a third party beneficiary of ARTICLE II and SECTION 11.6 of this Agreement.

         SECTION 11.6. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon the earlier of delivery thereof if by hand or upon receipt if sent by mail (registered or certified mail, postage prepaid, return receipt requested) or on the second next business day after deposit if sent by a recognized overnight delivery service or upon transmission if sent by telecopy or facsimile transmission (with written confirmation of receipt) as follows:

                  (a)      If to CMC or Sub, to:

                           Commercial Metals Company
                           6565 N. MacArthur Blvd.
                           Irving, Texas  75039
                           Attention:  Stanley A. Rabin
                           Facsimile No.:  214/689-4326

                           with copies to (which shall not constitute notice):

                           David M. Sudbury
                           General Counsel
                           Commercial Metals Company
                           6565 N. MacArthur Blvd.
                           Irving, Texas  75039
                           Facsimile No.:  214/689-4326
                           and

                           Haynes and Boone, L.L.P.
                           901 Main Street
                           Dallas, Texas 75202
                           Attention:  William R. Hays, III
                           Facsimile No.:  214/200-0467

                  (b)      If to LAI, to:

                           Lofland Acquisition, Inc.
                           2920 N. Stemmons Freeway
                           Dallas, Texas 75247
                           Attention:A. Blake Irwin, Chief Executive Officer Facsimile No.: 214/638-4205

                           with a copy to (which shall not constitute notice):

                           Andrews Kurth LLP
                           1717 Main Street, Suite 3700
                           Dallas, Texas 75201
                           Attention:  Joseph A. Hoffman
                           Facsimile No.: 214/659-4861

                  (c)      If to TLC, to:


                           The Lofland Company
                           2920 N. Stemmons Freeway
                           Dallas, Texas 75247
                           Attention: A. Blake Irwin, Chief Executive Officer Facsimile No.: 214/638-4205

                           with a copy to (which shall not constitute notice):

                           Andrews Kurth LLP
                           1717 Main Street, Suite 3700
                           Dallas, Texas 75201
                           Attention:  Joseph A. Hoffman
                           Facsimile No.: 214/659-4861

                  (d)      If to the Principal Stockholders, to:

                           EF Private Equity Partners (Americas) L.P.
                           c/o Electra Partners, Inc.
                           708 Third Avenue, 21st Floor
                           New York, New York 10017
                           Attention:Peter Carnwath
                           Facsimile No.:  212-818-0010

                           with a copy to (which shall not constitute notice):

                           Willkie Farr & Gallagher
                           787 Seventh Avenue
                           New York, New York 10019-6099
                           Attention:Peter Hanlon
                           Facsimile No.: 212-728-8111

                           and

                           The Board of Trustees of the Texas Growth Fund,
                             as Trustee for the Texas Growth Fund - 1995 Trust
                           c/o TGF I Management Corp.
                           111 Congress Avenue, Suite 2900
                           Austin, Texas  78701
                           Attention:J. Brent Humphries
                           Facsimile No.:  512-322-3101

                           with copies to (which shall not constitute notice):

                           Vinson & Elkins
                           2801 Via Fortuna, Suite 100
                           Austin, Texas 78746
                           Attention:  Barry Burgdorf
                           Facsimile No.: 512-236-3246

                  (e)      If to Churchill, to:

                           Churchill Capital Partners III, L.P.
                           333 South Seventh Street, Suite 2400
                           Minneapolis, Minnesota 55402-2435
                           Attention:Mark McDonald
                           Facsimile No.:  612-673-6630

                           with a copy to (which shall not constitute notice):

                           Faegre & Benson LLP
                           90 South Seventh Street
                           Minneapolis, Minnesota 55402-3901
                           Attention:  Lyle Ward
                           Facsimile No.: 612-766-1600

         SECTION 11.7. Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Texas without regard to the conflicts-of-laws rules thereof.

         SECTION 11.8. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

         SECTION 11.9. Headings. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not affect in any way the meaning or interpretation of this Agreement.

         SECTION 11.10. Entire Agreement. This Agreement (and the Disclosure Schedule and Exhibits hereto), the Confidentiality Agreement, the Environmental Access Agreements, the Escrow Agreement and the other documents delivered pursuant hereto and referenced herein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein or therein. There are no agreements, representations, warranties or covenants other than those expressly set forth herein or therein. This Agreement (and the Disclosure Schedule and Exhibits hereto) supersede all prior agreements and understandings between the parties with respect to such subject matter.

         SECTION 11.11. Assignment. This Agreement shall not be assigned by operation of Law or otherwise.

         SECTION 11.12. Jurisdiction and Venue. The parties hereto agree that any suit, action or proceeding arising out of or relating to this Agreement shall be instituted only in the state or federal courts in Dallas County, Texas. Each party waives any objection it may have now or hereafter to the laying of the venue of any such suit, action or proceeding, and irrevocably submits to the jurisdiction of any such court in any such suit, action or proceeding.

         SECTION 11.13. Disclosure of Tax Treatment. Notwithstanding anything set forth herein to the contrary or in any other agreement to which a party hereto is bound, the parties hereto are hereby expressly authorized to disclose the "tax treatment" and "tax structure" (as those terms are defined in Treas. Reg. Section 1.6011-4(c)(8) and (9), respectively) of the Merger; provided, however, that the foregoing authorization shall apply only to the extent necessary such that the Merger will not constitute a "confidential transaction" within the meaning of Treas. Reg. Section 1.6011-4(b)(3).

                            [Signature Pages Follow]

                  IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed on its behalf by its duly authorized officers, all as of the day and year first above written.

                                    COMMERCIAL METALS COMPANY

                                    By:      /s/ Stanley A. Rabin
                                             Name:  Stanley A. Rabin
                                                    ----------------------------
                                             Title: Chairman, President and
                                                    Chief Executive Officer
                                                    ----------------------------

                                    LAI ACQUISITION COMPANY

                                    By:      /s/ Russell B. Rinn
                                             -----------------------------------
                                             Name:  Russell B. Rinn
                                                    ----------------------------
                                             Title: President
                                                    ----------------------------

                                    LOFLAND ACQUISITION, INC.

                                    By:      /s/ A. Blake Irwin
                                             -----------------------------------
                                             Name:  A. Blake Irwin
                                                    ----------------------------
                                             Title: Chief Executive Officer
                                                    ----------------------------

                                    THE LOFLAND COMPANY

                                    By:      s/ A. Blake Irwin
                                             -----------------------------------
                                             Name:  A. Blake Irwin
                                                    ----------------------------
                                             Title: Chief Executive Officer
                                                    ----------------------------




                 SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER

                                                EF PRIVATE EQUITY PARTNERS
                                                (AMERICAS) L.P.

Address:

c/o Electra Partners, Inc.
708 Third Avenue, 21st Floor
New York, New York 10017

                                                By:  /s/ Peter A. Carnwath
                                                     ---------------------------
                                                Name: Peter A. Carnwath
                                                      --------------------------
                                                Title: Authorized Signatory
                                                       -------------------------



                                             THE BOARD OF TRUSTEES OF THE TEXAS
                                             GROWTH FUND II, ON BEHALF OF THE
                                             TEXAS GROWTH FUND - 1995 TRUST

                                             By: TGF I Management Corp., as
                                                 Executive Director

Address:

111 Congress Avenue, Suite 2900
Austin, Texas 78701                             By:  /s/ J. Brent Humphries
                                                     ---------------------------
                                                Name: J. Brent Humphries
                                                      --------------------------
                                                Title: Managing Director
                                                       -------------------------



                 SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER

                                    EXHIBIT A

                                   DEFINITIONS

"1/31/03 FINANCIAL STATEMENTS" means the Financial Statements as of and for the 12 months ended January 31, 2003.

"ACCOUNTS RECEIVABLE" has the meaning set forth in SECTION 3.9.

"ACCOUNTS RECEIVABLE THRESHOLD" means the sum of (i) $227,470 plus (ii) the dollar amount of Written Off Accounts Receivable actually collected by any LAI Company after the Closing.

"ACQUISITION AGREEMENT" has the meaning set forth in SECTION 6.7(d)

"ACQUISITION PROPOSAL" has the meaning set forth in SECTION 6.7(e).

"ADJUSTED ACCOUNTING PRINCIPLES" has the meaning set forth in SECTION 2.3(a)(i)

"ADVERSE RECOMMENDATION CHANGE" has the meaning set forth in SECTION 6.7(d).

"AFFILIATE" shall mean a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, another person.

"AGREEMENT" has the meaning set forth in the preamble to this Agreement.

"ANCILLARY AGREEMENTS" means the Escrow Agreement, the Employment Agreements, the releases referred to in SECTION 8.1(a)(x) and all other instruments executed in connection with this Agreement.

"ARBITRATOR" has the meaning set forth in SECTION 2.3(a)(ii).

"AST" has the meaning set forth in SECTION 3.32(c).

"AUDITED FINANCIAL STATEMENTS" has the meaning set forth in SECTION 3.7.

"CANCELLATION OF INDEBTEDNESS TAX" has the meaning set forth in SECTION
2.3(a)(i).

"CERCLA" has the meaning set forth in SECTION 3.32(a)(iv).

"CERTIFICATES" has the meaning set forth in SECTION 2.5(b).

"CERTIFICATE OF MERGER" has the meaning set forth in SECTION 1.2.

"CHANGE OF CONTROL PAYMENTS" means (i) all payments, other than payment of the Merger Consideration, to which any officer, director, employee, stockholder, option or warrant holder of any LAI Company is or would be entitled to receive in connection with the transactions contemplated hereby and (ii) all amounts payable to third parties under any Contract as a result of or in connection with the entry into or consummation of the transactions contemplated hereby.



                                   Exhibit A-1

The costs associated with terminating any Contract or settling any matter pursuant to SECTION 7.2(n) shall be considered Change in Control Payments.

"CHARTER DOCUMENTS" has the meaning set forth in SECTION 3.1.

"CHURCHILL" means Churchill Capital Partners III, L.P.

"CHURCHILL CLOSING PAYMENT AMOUNT" has the meaning set forth in SECTION 2.1(d).

"CHURCHILL CONSENT AND AGREEMENT" has the meaning set forth in SECTION 3.37.

"CHURCHILL ESCROW FUND PAYMENT AMOUNT" has the meaning set forth in SECTION 2.1(d).

"CHURCHILL HOLDBACK AMOUNT" has the meaning set forth in SECTION 2.1(d).

"CHURCHILL LOAN AGREEMENT" means the Amended and Restated Note Purchase Agreement dated as of March 29, 2002, as it may have been amended to the date of this Agreement.

"CHURCHILL PAYOFF AMOUNT" has the meaning set forth in SECTION 2.1(d).

"CLAIMS" means claims for indemnification under ARTICLE X.

"CLOSING" has the meaning set forth in SECTION 8.1.

"CLOSING DATE" has the meaning set forth in SECTION 8.1.

"CLOSING DIFFERENTIAL" had the meaning set forth in SECTION 2.3(b)(ii).

"CLOSING TANGIBLE NET OPERATING ASSETS AMOUNT" has the meaning set forth in
SECTION 2.3(b)(i).

"CMC" has the meaning set forth in the preamble to this Agreement.

"CMC LEGAL OPINION" has the meaning set forth in SECTION 7.3(e).

"COBRA" has the meaning set forth in SECTION 3.25(j)(xiii).

"CODE" means the Internal Revenue Code of 1986, as amended.

"COMMON PER SHARE AMOUNT" means $0.01.

"CONFIDENTIAL INFORMATION" has the meaning set forth in SECTION 3.30(f).

"CONFIDENTIALITY AGREEMENT" means the Mutual Confidentiality Agreement dated as of July 30, 2003 among certain of the parties to the Agreement.

"CONSTITUENT CORPORATIONS" has the meaning set forth in the preamble to this Agreement.


                                   Exhibit A-2

"CONTRACT" means any contract, agreement, binding bid, indenture, note, bond, loan, instrument, lease, conditional sales contract, mortgage, license, franchise, insurance policy, commitment or other arrangement or agreement.

"CRSI" has the meaning set forth in SECTION 2.3(a)(ii)(B).

"CURRENT FACILITY" has the meaning set forth in SECTION 3.32(a).

"D&O INSURANCE POLICY" has the meaning set forth in SECTION 6.15.

"DAMAGES" has the meaning set forth in SECTION 10.2.

"DEBT" means, as to any of the LAI Companies, as of any date of determination,
(i) all indebtedness of such person for borrowed money or any obligation of any of the LAI Companies issued in substitution for or exchange of indebtedness for borrowed money, or for the deferred purchase of property; (ii) all amounts owed by such person to banks or other persons in respect of reimbursement obligations under letters of credit, surety bonds and other similar instruments guaranteeing payment or other performance of obligations by such person; (iii) all indebtedness for borrowed money or for the deferred purchase price of property or services secured by any Lien on any property owned by such person, to the extent attributable to such person's interest in such property, even though such person has not assumed or become liable for the payment thereof, (iv) lease obligations of such person which, in accordance with GAAP, should be capitalized; (v) guarantees by any of the LAI Companies of obligations of a person that is not one of the LAI Companies, (vii) negative cash balances after giving effect to all unpaid checks, drafts or promises or undertakings to pay amounts due, and (viii) all accrued and unpaid interest attributable to the foregoing.

"DEBT PAYOFF AMOUNT" has the meaning set forth in SECTION 2.1(d).

"DIVIDEND" has the meaning set forth in SECTION 3.9.

"DGCL" has the meaning set forth in the recitals to this Agreement.

"DISCLOSURE SCHEDULE" has the meaning set forth in the preamble to ARTICLE III.

"DISSENTING SHARES" has the meaning set forth in SECTION 2.2.

"DOL" means the Department of Labor.

"EFFECTIVE TIME" has the meaning set forth in SECTION 1.6.

"EFPE" has the meaning set forth in the preamble to this Agreement.

"EMPLOYEE BENEFIT PLANS" has the meaning set forth in SECTION 3.25(a).

"EMPLOYMENT AGREEMENTS" has the meaning set forth in SECTION 7.2(j).


                                   Exhibit A-3

"ENVIRONMENTAL ACCESS AGREEMENTS" means the Access Assignment for Phase I Environmental Site Assessment dated August ___, 2003 among certain of the parties to the Agreement and the Access Agreement for Phase II Environmental Site Assessment dated September 29, 2003 among certain of the parties to the Agreement.

"ENVIRONMENTAL CLAIM" has the meaning set forth in SECTION 3.32(a)(ii).

"ENVIRONMENTAL COSTS AND LIABILITIES" has the meaning set forth in SECTION 3.32(a)(iii).

"ENVIRONMENTAL INSURANCE POLICY" has the meaning set forth in SECTION 6.15.

"ENVIRONMENTAL LAW" has the meaning set forth in SECTION 3.32(a)(iv).

"ENVIRONMENTAL PERMIT" has the meaning set forth in SECTION 3.32(a)(v).

"ENVIRONMENTAL REQUIREMENT" has the meaning set forth in SECTION 3.32(a)(vi).

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

"ERISA AFFILIATE" has the meaning set forth in SECTION 3.25(a).

"ESCROW AGENT" has the meaning set forth in SECTION 2.5(a).

"ESCROW AGREEMENT" has the meaning set forth in SECTION 2.5(a).

"ESCROW FUND" has the meaning set forth in SECTION 2.5(a).

"ESCROW FUND AMOUNT" has the meaning set forth in SECTION 2.1(d).

"EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

"FINANCIAL STATEMENTS" has the meaning set forth in SECTION 3.7.

"FORMER FACILITY" has the meaning set forth in SECTION 3.32(a).

"GAAP" has the meaning set forth in SECTION 3.7.

"GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof and an entity exercising executive, legislative, judicial, regulatory or administrative function of or pertaining to government.

"GUST AMENDMENTS" has the meaning set forth in SECTION 3.25(e).

"HAZARDOUS MATERIAL" has the meaning set forth in SECTION 3.32(a)(viii).

"HIPAA" means the Health Insurance and Portability and Privacy Act of 1996, as amended.

"HSR ACT" had the meaning set forth in SECTION 3.6.


                                   Exhibit A-4

"INDEMNIFICATION CAP" has the meaning set forth in SECTION 10.4.

"INDEMNIFICATION THRESHOLD" has the meaning set forth in SECTION 10.4.

"INSURED" has the meaning set forth in SECTION 3.18.

"INQUIRY" has the meaning set forth in SECTION 6.7(b).

"INTELLECTUAL PROPERTY" means domestic and foreign patents, patent applications, Know-how, trade names, trademarks, service marks, trademark registrations and applications, service mark registrations and applications, copyrights, copyright registrations and applications, trade secrets, confidential information, domain names and other proprietary rights.

"INTERIM FINANCIAL STATEMENTS" has the meaning set forth in SECTION 3.7.

"INVENTORY" has the meaning set forth in SECTION 2.3(a)(ii).

"INVENTORY VALUE" has the meaning set forth in SECTION 2.3(a)(ii).

"IRS" means the Internal Revenue Service.

"IRS PAYMENT AMOUNT" has the meaning set forth in SECTION 2.1(d).

"JOINDER AGREEMENT" means the Joinder Agreement effective April 11, 2001 among LAI and the party thereto, as amended by the First Amendment to Shareholders Agreement.

"KNOW-HOW" shall mean laboratory journals, know-how (including, without limitation, product know-how and use and application know-how), formulae, product formulations, recipes, processes, product designs, specifications, quality control, procedures, manufacturing, engineering and other drawings, computer data bases and software, technology, other intangibles, technical information, safety information, engineering data and design and engineering specifications, research records, market surveys and all promotional literature, customer and supplier lists and similar data.

"KNOWLEDGE" of a person that is an entity shall mean the actual knowledge of any officer or director of such entity, or persons holding similar positions, after due inquiry.

"LAI" has the meaning set forth in the preamble to this Agreement.

"LAI 401(k) PLAN" has the meaning set forth in SECTION 6.14.

"LAI AMENDED TAX RETURNS" means the federal income tax returns of LAI for the Tax years ended September 30, 1997 and January 31, 2000.

"LAI CAPITAL STOCK" has the meaning set forth in SECTION 2.1(b).

"LAI COMMON STOCK" has the meaning set forth in SECTION 2.1(b).

"LAI COMPANIES" has the meaning set forth in SECTION 3.1.


                                   Exhibit A-5

"LAI EXPENSES" has the meaning set forth in SECTION 2.3(a)(i).

"LAI LEGAL OPINION" has the meaning set forth in SECTION 7.2(f).

"LAI PREFERRED STOCK" has the meaning set forth in SECTION 2.1(b).

"LAI SERIES A PREFERRED STOCK" has the meaning set forth in SECTION 2.1(b).

"LAI SERIES B PREFERRED STOCK" has the meaning set forth in SECTION 2.1(b).

"LAI SERIES C PREFERRED STOCK" has the meaning set forth in SECTION 2.1(b).

"LAI STOCKHOLDERS" means the holders of LAI Capital Stock.

"LAW" means any law, principle of common law, statute, code, regulation, ordinance, constitution, treaty or rule enacted or promulgated by any Governmental Authority.

"LEGAL PROCEEDINGS" means any judicial, administrative or arbitral actions, suits, proceedings (public or private) or governmental proceedings.

"LICENSED INTELLECTUAL PROPERTY" has the meaning set forth in SECTION 3.30(a).

"LIEN" or "LIENS" has the meaning set forth in SECTION 3.17.

"LITIGATION" has the meaning set forth in SECTION 3.16.

"MATERIAL ADVERSE EFFECT" means a material adverse effect on the business, operations, liabilities, results of operations, properties, foreseeable prospects, assets or financial condition of, in the case of LAI, the LAI Companies taken as a whole; provided, however, that changes or effects that are caused by the conditions affecting the United States economy as a whole or affecting the industry in which LAI competes, which conditions do not affect LAI in a disproportionate manner, shall not be considered a Material Adverse Effect.

"MATERIAL CONTRACT" has the meaning set forth in SECTION 3.23.

"MATERIAL CUSTOMER CONTRACT" has the meaning set forth in SECTION 3.23.

"MERGER" has the meaning set forth in the recitals to this Agreement.

"MERGER CONSIDERATION" has the meaning set forth in SECTION 2.1(d).

"NON-RELEASED CONTRACTS" means the Contracts to which CMC, a direct or indirect subsidiary or Affiliate of CMC or a joint venture involving CMC or such subsidiary or Affiliate is a party that were entered into in connection with the DFW Airport Terminal D Parking Structure project and the UT Southwestern Medical Center - Phase 4 project.

"NOTICE OF ADVERSE RECOMMENDATION" has the meaning set forth in SECTION 6.7(d).


                                   Exhibit A-6

"ORDER" means any order, writ, injunction, judgment, decree, ruling, assessment or arbitration award.

"OWNED REAL PROPERTY" has the meaning set forth in SECTION 3.18.

"PAYOFF CAP" has the meaning set forth in SECTION 2.1(d).

"PBGC" means the Pension Benefit Guaranty Corporation.

"PENSKE AGREEMENTS" means collectively the Penske Purchase Agreement and the Penske Lease Agreement.

"PENSKE LEASE AGREEMENT" means the Vehicle Lease Service Agreement dated as of August 4, 1993 between TLC and Penske Truck Leasing Co., L.P., as amended, and each Contract related to or entered into in connection with such agreement.

"PENSKE PURCHASE AGREEMENT" means the Purchase, Sale and Development Agreement dated as of November 5, 1993 between TLC and Penske Truck Leasing Co., L.P., as amended.

"PERMITTED LIEN" has the meaning set forth in SECTION 3.17.

"PERMITS" shall mean permits, tariffs, authorizations, licenses, certificates, concessions, agreements, variances, interim permits, approvals, registrations, franchises and rights under any Law or otherwise issued or required by any Governmental Authority and any applications for the foregoing which are necessary for the LAI Companies to own or hold their properties or to engage in their businesses pursuant to applicable Law.

"PERSON" shall mean an individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization or, as applicable, any other entity.

"PER SHARE AMOUNT" has the meaning set forth in SECTION 2.1(c)(iv).

"PRE-CLOSING BALANCE SHEET" has the meaning set forth in SECTION 2.3(a)(i).

"PRE-CLOSING STATEMENT" has the meaning set forth in SECTION 2.3(a)(i).

"PRE-EFFECTIVE TIME PERIODS" has the meaning set forth in SECTION 6.11(a).

"POST-CLOSING STATEMENT" has the meaning set forth in SECTION 2.3(b)(i).

"POST-EFFECTIVE TIME PERIODS" has the meaning set forth in SECTION 6.11(a).

"PRINCIPAL STOCKHOLDERS" has the meaning set forth in the preamble to this Agreement.

"PROPRIETARY RIGHTS AGREEMENT" has the meaning set forth in SECTION 3.24.

"PROPOSED CLOSING DIFFERENTIAL" has the meaning set forth in SECTION 2.3(b)(ii).


                                   Exhibit A-7

"PURCHASE PRICE" has the meaning set forth in SECTION 2.1(d).

"QUALIFIED PLAN" has the meaning set forth in SECTION 3.25(b).

"RCRA" has the meaning set forth in SECTION 3.32(a)(iv).

"RELEASE" has the meaning set forth in SECTION 3.32(a)(ix).

"REMEDIAL ACTION" has the meaning set forth in SECTION 3.32(a)(x).

"SECURITIES ACT" has the meaning set forth in SECTION 3.4.

"SELLERS" has the meaning set forth in the preamble to this Agreement.

"SENIOR LENDERS" means Fleet Capital Corporation, U. S. Bank National Association and Heller Financial, Inc.

"SENIOR LOAN AGREEMENT" means the Loan and Security Agreement dated April 12, 2000 among LAI and the Senior Lenders as it may have been amended to the date of this Agreement.

"SENIOR OBLIGATIONS PAYOFF AMOUNT" has the meaning set forth in SECTION 2.1(d).

"SERIES A PER SHARE AMOUNT" means $0.01.

"SERIES B PER SHARE AMOUNT" means $0.01.

"SERIES C PER SHARE AMOUNT" means $0.01.

"SHAREHOLDERS AGREEMENT" means the Shareholders Agreement dated January 9, 1998, as amended by the First Amendment to Shareholders Agreement dated April 11, 2001, the Second Amendment to Shareholders Agreement made and entered into effective as of November 26, 2002, and the Third Amendment to Shareholders Agreement, made and entered into effective as of November 26, 2002, among Lofland Acquisition, Inc., William J. Hughes III, Alton Tipps, EF Private Equity Partners (Americas) LP, Donald Bazhaw, Kevin Brisco, Elizabeth Lloyd, Richard Teague, Russel Jackson, Texas Growth Fund - 1995 Trust, Daniel B. Stuart, Chas.
A. Neal & Company, John A. Sadden, Jr., Paradigm Partners, L.P., Daniel B. Stuart, Jr., A. Blake Irwin III, Mary Lou Harris, Keith Wright, Larry E. Ciarkowski, Robert Tipton, Mark T. McClain and Jill Gamboa and the related Registration Rights Agreement.

"STOCKHOLDER APPROVAL" has the meaning set forth in SECTION 3.2.

"STOCK RESTRICTION AGREEMENTS" means those Stock Restriction Agreements dated January 8, 1998 between Lofland Acquisition, Inc. and each of A. Blake Irwin III, Russel K. Jackson, Larry E. Ciarkowski, Mark T. McClain, Keith Wright, William J. Hughes III, Mary Lou Harris, Kevin Brisco and Alton Tipps.

"STOCKHOLDERS' CLOSING DOCUMENTS" has the meaning set forth in SECTION 4.2.


                                   Exhibit A-8

"SUB" has the meaning set forth in the preamble to this Agreement.

"SUBSIDIARY" has the meaning set forth in SECTION 3.5(a).

"SUPERIOR PROPOSAL" has the meaning set forth in SECTION 6.7(f).

"SURVIVING CORPORATION" has the meaning set forth in SECTION 1.1.

"TANGIBLE NET OPERATING ASSETS" means at a particular date the aggregate amount calculated in accordance with EXHIBIT C, with the line items comprising such calculation being determined in conformity with GAAP applied in a manner consistent with the 1/31/03 Financial Statements.

"TANGIBLE NET OPERATING ASSETS ADJUSTMENT" has the meaning set forth in SECTION 2.3(a)(iii).

"TANGIBLE NET OPERATING ASSETS ESTIMATE" has the meaning set forth in SECTION 2.3(a)(i).

"TAX" or "TAXES" has the meaning set forth in SECTION 3.27(g).

"TAX RETURN" has the meaning set forth in SECTION 3.27(g).

"TERMINATION FEE" has the meaning set forth in SECTION 9.2(c).

"TGF" has the meaning set forth in the preamble to this Agreement.

"TITLE POLICY" has the meaning set forth in SECTION 3.18.

"TLC" has the meaning set forth in the preamble to this Agreement.

"TREASURY SHARES" has the meaning set forth in SECTION 2.1(b).

"UST" has the meaning set forth in SECTION 3.32(c).

"WARN" has the meaning set forth in SECTION 10.2.

"WRITTEN OFF ACCOUNTS RECEIVABLE" has the meaning set forth in SECTION 7.2(v).


                                   Exhibit A-9

Note: The remaining exhibits to the Agreement have been omitted in accordance with Rule 601(b)(2) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of any omitted exhibit to the Commission upon request.